FFMLT 2007-FFB-SS FREE WRITING PROSPECTUS

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by visiting the following website: http://www.sec.gov/.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Free Writing Prospectus to Prospectus Dated February 13, 2007

$394,266,000
(Approximate)(1)

Mortgage Pass-Through Certificates, Series 2007-FFB-SS

FFMLT 2007-FFB-SS
Issuing Entity

GS Mortgage Securities Corp.
Depositor

Goldman Sachs Mortgage Company
Sponsor
Home Loan Services, Inc.
Servicer

Consider carefully the Risk Factors beginning on page 17 in this free writing prospectus and page 2 in the accompanying prospectus.

The certificates will represent interests in the issuing entity, FFMLT 2007-FFB-SS only and will not represent interests in or obligations of the depositor, the underwriter, the servicer, Goldman Sachs Mortgage Company, the trustee, XL Capital Assurance Inc. or any of their respective affiliates.

This free writing prospectus may be used to offer and sell the offered certificates only if accompanied by the prospectus.

The following securities are being offered:
Class	Approximate Initial Class Principal Balance(1)	Pass-Through Rate	Type	Ratings (S&P/Moody’s)
A	$302,813,000	Variable(2)	Senior	AAA/Aaa
M-1	$33,236,000	Variable(3)	Subordinate	AA/Aa2
M-2	$9,992,000	Variable(4)	Subordinate	AA-/Aa3
M-3	$18,465,000	Variable(5)	Subordinate	A/A2
M-4	$8,472,000	Variable(6)	Subordinate	A-/A3
M-5	$7,820,000	Variable(7)	Subordinate	BBB+/Baa1
M-7	$13,468,000	Variable(8)	Subordinate	BBB-/NR
_______________ Footnotes appear on the following page

Each class of certificates will receive monthly distributions of interest, principal or both, commencing on May 25, 2007. The table above contains a list of the classes of offered certificates, including the initial class principal balance, pass-through rate, and special characteristics of each class.

Assets of the Issuing Entity—

•	Fixed-rate mortgage loans secured by second lien mortgages or deeds of trust on residential real properties.

Credit Enhancement—

•	Subordination of the subordinate certificates to the senior certificates as described in this free writing prospectus under “Description of the Certificates—Distributions of Interest and Principal”;

•	Excess interest and overcollateralization as described in this free writing prospectus under “Description of the Certificates—Overcollateralization Provisions”;

•
An interest rate swap agreement with Goldman Sachs Mitsui Marine Derivative Products, L.P., as swap provider, for the benefit of the certificates as described in this free writing prospectus under “Description of the Certificates—Interest Rate Swap Agreement”; and

•
A financial guaranty insurance policy issued by XL Capital Assurance Inc. for the benefit of the Class A certificates only as described in this free writing prospectus under “Description of the Certificates—The Policy”.

Goldman, Sachs & Co., the underwriter, will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date. The proceeds to GS Mortgage Securities Corp. from the sale of the offered certificates (excluding accrued interest) will be approximately [_____]% of the class principal balance of the offered certificates before deducting expenses. The commission will be the difference between the price it pays to GS Mortgage Securities Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

The issuing entity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at . Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Goldman, Sachs & Co.
The date of this free writing prospectus is April 11, 2007.

_________________________
(1)    Subject to a variance of +/-10%.

(2)   The Class A certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [_____]% per annum ([_____]% per annum after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap, as described in this free writing prospectus under “Description of the Certificates—Distributions of Interest and Principal.”

(3)   The Class M-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [_____]% per annum ([_____]% per annum after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

(4)   The Class M-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [_____]% per annum ([_____]% per annum after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

(5)   The Class M-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [_____]% per annum ([_____]% per annum after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

(6)   The Class M-4 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [_____]% per annum ([_____]% per annum after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

(7)   The Class M-5 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [_____]% per annum ([_____]% per annum after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

(8)  The Class M-7 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [_____]% per annum ([_____]% per annum after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS AND THE PROSPECTUS
EUROPEAN ECONOMIC AREA
UNITED KINGDOM
NOTICE TO UNITED KINGDOM INVESTORS
SUMMARY INFORMATION
The Transaction Parties
The Offered Certificates
The Other Certificates
Structural Overview
Closing Date
Statistical Calculation Date9
Cut-off Date
Distribution Date
Final Scheduled Distribution Date
Record Date
Pass-Through Rates
Interest Accrual Period
Distribution Priorities
Credit Enhancement
Interest Rate Swap Agreement
The Mortgage Loans
Servicing of the Mortgage Loans
Optional Termination of the Issuing Entity
Advances
Denominations
Servicing and Trustee Fees and Certificate Insurer Premium
Optional Repurchase of Delinquent Mortgage Loans
Required Repurchases or Substitutions of Mortgage Loans
ERISA Considerations
Federal Tax Aspects
Legal Investment
Ratings
RISK FACTORS
THE MORTGAGE LOAN POOL
General
The Mortgage Loans
Prepayment Premiums
Underwriting Guidelines
Credit Scores
THE SERVICER
General
Servicer’s Policies and Procedures
Prior Securitizations
Affiliations and Relationships
THE SPONSOR
THE CERTIFICATE INSURER
General
Financial Strength and Financial Enhancement Ratings of XL Capital
Reinsurance
Capitalization of the Certificate Insurer
Financial Statements
Regulation of the Certificate Insurer
STATIC POOL INFORMATION
THE DEPOSITOR
THE ISSUING ENTITY
THE TRUSTEE
INTEREST RATE SWAP COUNTERPARTY
DESCRIPTION OF THE CERTIFICATES
Book-Entry Registration
Definitive Certificates
Assignment of the Mortgage Loans
Delivery of Mortgage Loan Documents
Representations and Warranties Relating to the Mortgage Loans
Payments on the Mortgage Loans
Distributions
Administration Fees
Priority of Distributions Among Certificates
Distributions of Interest and Principal
Supplemental Interest Trust
Calculation of One-Month LIBOR
Excess Reserve Fund Account
Interest Rate Swap Agreement
Overcollateralization Provisions
The Policy
Reports to Certificateholders
THE POOLING AND SERVICING AGREEMENT
General
Subservicers
Servicing and Trustee Fees and Other Compensation and Payment of Expenses
P&I Advances and Servicing Advances
Prepayment Interest Shortfalls
Advance Facility
Servicer Reports
Special Servicing Agreements
Collection and Other Servicing Procedures
Hazard Insurance
Realization Upon Defaulted Mortgage Loans
Optional Repurchase of Delinquent Mortgage Loans
Indemnification and Third Party Claims
Limitation of Liability of the Servicer
Merger or Consolidation of the Servicer; Resignation
Removal and Resignation of the Servicer
Eligibility Requirements for Trustee; Resignation and Removal of Trustee
Termination; Optional Clean-up Call
Amendment
Certain Matters Regarding the Depositor, the Servicer and the Trustee
PREPAYMENT AND YIELD CONSIDERATIONS
Structuring Assumptions
Defaults in Delinquent Payments
Prepayment Considerations and Risks
Overcollateralization Provisions
Subordinated Certificates
Weighted Average Lives of the Offered Certificates
Decrement Tables
Effective WAC Cap
Final Scheduled Distribution Date
FEDERAL INCOME TAX CONSEQUENCES
General
Taxation of Regular Interests
Status of the Offered Certificates
The Basis Risk Contract Component
Other Matters
STATE AND LOCAL TAXES
ERISA CONSIDERATIONS
LEGAL INVESTMENT
LEGAL MATTERS
REPORTS TO CERTIFICATEHOLDERS
RATINGS
GLOSSARY OF TERMS

ANNEX I - CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS
ANNEX II - INTEREST RATE SWAP AGREEMENT NOTIONAL AMOUNT AMORTIZATION SCHEDULE
SCHEDULE A - STRUCTURAL AND COLLATERAL TERM SHEET

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply directly to your series of certificates, and (b) this free writing prospectus, which describes the specific terms of your series of certificates.

We include cross-references in this free writing prospectus and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

Capitalized terms used in this free writing prospectus and in the prospectus are either defined in the “Glossary of Terms” beginning on page 121 of this free writing prospectus, or have the meanings given to them on the page indicated in the “Index” beginning on page 129 of the prospectus.

In this free writing prospectus, the terms “depositor,” “we,” “us” and “our” refer to GS Mortgage Securities Corp. All annexes and schedules to this free writing prospectus are part of this free writing prospectus.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

The underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this free writing prospectus if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the “Relevant Persons”). This free writing prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this free writing prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

SUMMARY INFORMATION

The following summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire free writing prospectus and the prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this free writing prospectus and the prospectus.

The Transaction Parties

Sponsor. Goldman Sachs Mortgage Company, a New York limited partnership with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.

Depositor. GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.

Issuing Entity. FFMLT 2007-FFB-SS.

Trustee. Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration - FF07S1, and its telephone number is (714) 247-6000. The trustee will have the custodial responsibilities with respect to all of the mortgage loans. For a description of the trustee, see “The Trustee” in this free writing prospectus.

Originators. First Franklin and First Franklin Financial Corporation, which prior to December 31, 2006 were respectively a division and subsidiary of National City Bank. First Franklin Financial Corporation is now owned by Merrill Lynch Bank & Trust Co., FSB. The principal executive office of the originator is located at 2150 North First Street, San Jose, California 95131, and its telephone number is (216) 222-2000.

Servicer. Home Loan Services, Inc., a Delaware corporation. The principal executive office of the servicer is located at 150 Allegheny Center Pittsburgh, Pennsylvania 15212 and its telephone number is (800) 346-6437. See “The Servicer” in this free writing prospectus.

Original Loan Seller. National City Bank, a national bank. The principal executive office of the Original Loan Seller is located at 1900 East Ninth Street, Cleveland, Ohio 44114-3484 and its telephone numbers is (216) 222-2000.

Swap Provider. Goldman Sachs Mitsui Marine Derivative Products, L.P., a Delaware limited partnership, will provide an interest rate swap agreement for this transaction. The principal executive office of the swap provider is located at 85 Broad Street, New York, NY 10004 and its telephone number is (212) 902-1000. See “Interest Rate Swap Counterparty” in this free writing prospectus.

Certificate Insurer. XL Capital Assurance Inc., a monoline financial guaranty insurance company incorporated under the laws of the state of New York, will provide a financial guaranty insurance policy for the benefit of the Class A certificates. The principal executive office of XL Capital Assurance Inc. is located at 1221 Avenue of the Americas, New York, New York 10020, and its telephone number is (212) 478-3400. See “The Certificate Insurer” in this free writing prospectus.

The following diagram illustrates the various parties involved in the transaction and their functions.

The Offered Certificates

The FFMLT 2007-FFB-SS will issue the Mortgage Pass-Through Certificates, Series 2007-FFB-SS. Seven classes of the certificates - the Class A certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-7 certificates - are being offered to you by this free writing prospectus. The Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-7 certificates are sometimes referred to as the “offered certificates” in this free writing prospectus. The Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-7 certificates represent interests in all of the mortgage loans in the issuing entity.

The Other Certificates

The issuing entity will also issue five other classes of certificates - the Class M-6, Class X, Class X-1, Class P and Class R certificates - that will not be offered under this free writing prospectus.

The Class M-6 certificates will have an initial class certificate balance of $7,168,000 and will be entitled to distributions of interest and principal as described in this free writing prospectus.

The Class X certificates will evidence the overcollateralization required by the pooling and servicing agreement. As of the closing date the amount of initial overcollateralization is equal to approximately 7.60%.

The Class X-1 certificates will be entitled to any recoveries on discharged loans that are released from the issuing entity as described in the pooling and servicing agreement.

The Class P certificates will not have a principal balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

The Class R certificates are not expected to receive any distributions.

The certificates will represent fractional undivided interests in the assets of the issuing entity, which consist primarily of the mortgage loans

Structural Overview

The following chart illustrates generally the distribution priorities and the subordination features applicable to the offered certificates.

Closing Date

On or about April 26, 2007.

Statistical Calculation Date

All statistical information regarding the mortgage loans in this prospectus supplement is based on the scheduled principal balances of the mortgage loans as of the statistical calculation date of March 1, 2007.

Cut-off Date

April 1, 2007.

Distribution Date

Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in May 2007, to the holders of record on the preceding record date.

Final Scheduled Distribution Date

The final scheduled distribution date for the offered certificates is the distribution date in July 2035. See “Prepayment and Yield Considerations—Final Scheduled Distribution Date” in this free writing prospectus.

Record Date

The record date for the offered certificates for any distribution date will be the last business day of the applicable interest accrual period, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month preceding the month in which the related distribution date occurs.

Pass-Through Rates

The offered certificates will have the pass-through rates set forth on page 2 of this free writing prospectus.

The Class M-6 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [_____]% per annum ([_____]% per annum after the first distribution date on which the optional clean-up call is exercisable), and (ii) the WAC Cap.

Interest will accrue on the offered certificates and the Class M-6 certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period.

Interest Accrual Period

The interest accrual period for the offered certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

Distribution Priorities

Distributions will be made on each distribution date from available funds (after giving effect to the payment of any fees and expenses of the servicer and the trustee) and will be made in the following order of priority:

(a)  from the portion of the available funds allocable to interest payments on the mortgage loans, (i) first, to the supplemental interest trust, the sum of (x) all net swap payments and (y) any swap termination payment owed to the swap provider other than a defaulted swap termination payment owed to the swap provider, if any, (ii) second, to the certificate insurer, the related premium for that distribution date, (iii) third, to the Class A certificates, their accrued certificate interest for the related interest accrual period and any unpaid interest amounts from prior distribution dates, (iv) fourth, to the certificate insurer for any prior draws (including applicable interest) on the policy, (v) fifth, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 certificates, in that order, the accrued certificate interest for each such class, and (vi) sixth, to the certificate insurer, any amounts owed to the certificate insurer under the insurance agreement;

(b)  (1) on each distribution date prior to the Stepdown Date or on which a Trigger Event is in effect, an amount equal to the principal distribution amount (as further described in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus), (i) first, to the Class A certificates, until their class certificate balance has been reduced to zero, (ii) second, to the certificate insurer for any prior draws (including applicable interest) on the policy to the extent not covered by interest payments, (iii) third, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 certificates, in that order, until their respective class certificate balances have been reduced to zero, and (iv) fourth, to the certificate insurer, any amounts owed to the certificate insurer under the insurance agreement;

(2) on each distribution date on and after the Stepdown Date and on which a Trigger Event is not in effect, (i) first, to the Class A certificates, the lesser of the principal distribution amount and an amount equal to the principal distribution entitlement for the Class A certificates (as further described in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus) until their class certificate balance has been reduced to zero, (ii) second, to the certificate insurer for any prior draws (including applicable interest) on the policy to the extent not covered by interest payments, (iii) third, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 certificates, in that order, in each case, the lesser of the remaining portion of the principal distribution amount and an amount equal to the principal distribution entitlement for that class of certificates (as further described in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus), until their respective class certificate balances have been reduced to zero, and (iv) fourth, to the certificate insurer, any amounts owed to the certificate insurer under the insurance agreement;

(c)  any amount remaining after the distributions in clauses (a) and (b) above, (i) first, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 certificates, in that order, any unpaid interest amounts from prior distribution dates for those classes, (ii) second, to the excess reserve fund account, an amount equal to any Basis Risk Payment (as defined in the “Glossary of Terms” in this free writing prospectus) for that distribution date to the extent not covered by amounts on deposit in the supplemental interest trust, (iii) third, from funds on deposit in the excess reserve fund account, an amount equal to any basis risk carry forward amount with respect to the offered certificates and the Class M-6 certificates for that distribution date in the same order and priority in which accrued certificate interest is allocated among those classes of certificates in each case to the extent not covered by the funds available for basis risk carry forward amounts in the supplemental interest trust, (iv) fourth, to the Class M-7 certificates an amount equal to 100% of any remaining amounts (otherwise distributable to the Class X certificates) until their class certificate balance has been reduced to zero, (v) fifth, to the supplemental interest trust, any defaulted swap termination payments owed to the swap provider and (vi) sixth, to the Class X certificates or the Class R certificates, any remaining amounts.

On each distribution date, the trustee is required to distribute to the holders of the Class P certificates all amounts representing prepayment premiums received in respect of the mortgage loans during the related prepayment period.

“Stepdown Date” is defined in the “Glossary of Terms” included in this free writing prospectus and generally means the earlier to occur of (a) the date on which the class certificate balance of the Class A certificates has been reduced to zero and (b) later to occur of (i) the distribution date in May 2010 and (ii) the first distribution date on which the subordination below the Class A certificates is greater than or equal to 60.60% of the aggregate stated principal balance of the mortgage loans for that distribution date.

“Trigger Event” is defined in the “Glossary of Terms” included in this free writing prospectus and generally means with respect to any distribution date, the circumstances in which (i) the rolling three month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent, including mortgage loans in foreclosure, all REO properties and all mortgage loans where the mortgagor has filed for bankruptcy or (ii) the aggregate amount of realized losses incurred since the cut off date, in each case, exceeds the applicable percentages described in the definition of “Trigger Event” included in the “Glossary of Terms.”

In addition to the distributions set forth above, interest and principal distributions will be required to be made to holders of the offered certificates and the Class M-6 certificates to restore overcollateralization to the required amount if the overcollateralization has been reduced due to realized losses, in each case, from any net payments received by the issuing entity under the interest rate swap agreement. Such payments will be made in the order and priority described under “Description of the Certificates—Supplemental Interest Trust” in this free writing prospectus.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

•
the use of excess interest, after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement described below, to cover losses on the mortgage loans and as a distribution of principal to build or maintain overcollateralization at a specified level or to restore overcollateralization as a result of current or prior realized losses not yet reimbursed;

•	overcollateralization;

•	the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates;

•	the allocation of losses on the mortgage loans to the most subordinate classes of certificates then outstanding; and

•	a financial guaranty insurance policy for the benefit of the Class A certificates only.

The Class A certificates will have the benefit of a financial guaranty insurance policy pursuant to which XL Capital Assurance Inc. will unconditionally and irrevocably guarantee certain interest payments on the Class A certificates on each distribution date and the principal balance of the Class A certificates to the extent unpaid on the distribution date in July 2035. See “Description of the Certificates—The Policy” in this free writing prospectus.

Interest Rate Swap Agreement

On the closing date, the trustee on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with Goldman Sachs Mitsui Marine Derivative Products, L.P. Goldman Sachs Mitsui Marine Derivative Products, L.P. has a counterparty rating of “Aaa” from Moody’s Investors Service, Inc. and a credit rating of “AAA” from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Under the interest rate swap agreement, beginning with the distribution date occurring in May 2007, the supplemental interest trust will pay to the swap provider a fixed payment at a rate of 5.05% per annum (subject to a variance of plus or minus 1.00% and calculated on an actual/360 basis) and the swap provider will pay to the supplemental interest trust a floating payment at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement, calculated on an actual/360 basis), in each case calculated on a scheduled notional amount set forth on Annex II to this free writing prospectus. To the extent that the fixed payment exceeds the floating payment payable with respect to any of the distribution dates in which the swap agreement is in effect, amounts otherwise available for payments on the certificates will be applied on that distribution date to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment payable with respect to any distribution dates on which the swap agreement is in effect, the swap provider will owe a net payment to the supplemental interest trust on the business day preceding that distribution date. Any net amounts received by or paid out from the supplemental interest trust under the interest rate swap agreement will either increase or reduce the amount available to make payments on the certificates, as described under “Description of the Certificates—Supplemental Interest Trust” in this free writing prospectus. The interest rate swap agreement is scheduled to terminate following the distribution date in April 2012 as set forth on the schedule attached as Annex II to this free writing prospectus.

For further information regarding the interest rate swap agreement, see “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

The Mortgage Loans

The mortgage loans to be included in the issuing entity will be closed-end, fixed-rate mortgage loans secured by second lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by Goldman Sachs Mortgage Company from National City Bank, which will make certain representations and warranties relating to the mortgage loans.

All percentages with respect to the characteristics of the mortgage loans shown in this free writing prospectus and in schedule A to this free writing prospectus are subject to a variance of plus or minus 10%. The aggregate stated principal balance of the mortgage loans is subject to a variance of plus or minus 10%.

On the closing date, the sponsor will transfer the mortgage loans to the depositor and the issuing entity will acquire the mortgage loans from the depositor. As of the statistical calculation date, the aggregate scheduled principal balance of the mortgage loans was approximately $453,676,049.

The mortgage loans have original terms to maturity of not greater than 360 months as of the statistical calculation date, have a weighted average remaining term to scheduled maturity of 201 months as of the statistical calculation date, and have the following approximate characteristics as of the statistical calculation date:

Scheduled Principal Balance:	$453,676,049
Number of Mortgage Loans:	8,931
Average Scheduled Principal Balance:	$50,798
Weighted Average Gross Interest Rate:	9.216%
Weighted Average Net Interest Rate:(1)	8.632%
Weighted Average Current FICO Score:	670
Weighted Average Combined Original LTV Ratio:	99.273%
Weighted Average Updated Combined LTV Ratio: (2)	90.412%
Weighted Average Stated Remaining Term (months):	201
Weighted Average Seasoning (months):	25
_________________________
(1)   The weighted average net interest rate is equal to the weighted average gross interest rate less the servicing fee rate and the premium percentage.

(2)   The weighted average updated combined LTV ratio is based on the combined senior and junior lien balances at origination over AVMs from March 2007 (for 1.39% of the total pool where no AVM was available, original combined LTV was used).

Servicing of the Mortgage Loans

Home Loan Services, Inc. will act as servicer of the mortgage loans. The servicer will be obligated under the pooling and servicing agreement to service and administer the mortgage loans on behalf of the issuing entity, for the benefit of the holders of the certificates and the certificate insurer. See “The Servicer” and “The Pooling and Servicing Agreement” in this free writing prospectus.

Optional Termination of the Issuing Entity

The majority holders in the aggregate of the Class X certificates may, at their option, direct the servicer, with the prior written consent of the certificate insurer if such action would result in a draw on the financial guaranty insurance policy or if the certificate insurer would fail to receive all amounts owing to it under the insurance agreement, to purchase the mortgage loans and terminate the issuing entity on any distribution date when the aggregate stated principal balance, as further described in this free writing prospectus, of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. In addition, Home Loan Services, Inc. may at its option, with the prior written consent of the certificate insurer if such action would result in a draw on the financial guaranty insurance policy or if the certificate insurer would fail to receive all amounts owing to it under the insurance agreement, purchase the mortgage loans and terminate the related portion of the trust on any distribution date when the aggregate stated principal balance, as further described in this free writing prospectus, of the mortgage loans as of the last day of the related due period is equal to or less than 5% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. Any such purchase of the mortgage loans would result in the final distribution on the certificates on that distribution date.

Advances

The servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the related mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance) until the mortgage loans are 180 days delinquent in payment of principal and interest, unless the servicer reasonably believes that the cash advances cannot be repaid from future payments or other collections on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses.

Denominations

The offered certificates will be issued in minimum denominations of $25,000 initial principal amount and integral multiples of $1 in excess of $25,000, except that one certificate of that class may be issued in an amount less than $25,000.

Servicing and Trustee Fees and Certificate Insurer Premium

The servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by the servicer from such mortgage loan or payable monthly from amounts on deposit in the related collection account. For each distribution date, the servicing fee will be an amount equal to interest at one-twelfth of a rate equal to 0.50% per annum on the stated principal balance of each related mortgage loan.

The trustee is entitled to retain any net interest or other income earned on deposits in the distribution account.

The certificate insurer is entitled to a monthly premium that will be remitted to the certificate insurer by the trustee. For each distribution date, the premium will be a per annum rate equal to 0.12% calculated on an actual/360 basis on the class principal balance of the Class A certificates as of such distribution date (without giving effect to any distributions thereon).

Optional Repurchase of Delinquent Mortgage Loans

The depositor has the option, but is not obligated, to purchase from the issuing entity any mortgage loan that is 90 days or more delinquent as described in this free writing prospectus under “The Pooling and Servicing Agreement—Optional Repurchase of Delinquent Mortgage Loans.”

Required Repurchases or Substitutions of Mortgage Loans

If with respect to any mortgage loan any of the representations and warranties made by National City Bank are breached in any material respect as of the date made, or there exists any uncured material document defect, National City Bank will be obligated to cure such breach or repurchase the mortgage loan as further described in this free writing prospectus under “Description of the Certificates—Representations and Warranties Relating to Mortgage Loans” and “—Delivery of Mortgage Loan Documents.”

ERISA Considerations

The offered certificates may not be purchased by a pension or other employee benefit plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended.

See “ERISA Considerations” in this free writing prospectus and in the prospectus.

Federal Tax Aspects

Thacher Proffitt & Wood LLP acted as tax counsel to GS Mortgage Securities Corp. and is of the opinion that:

•	portions of the issuing entity will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes,

•
the offered certificates (exclusive of the right to receive basis risk carry-forward amounts and the obligation to make payments to the supplemental interest trust) and the Class M-6 certificates and Class X certificates (exclusive of the obligations to pay basis risk carry-forward amounts and make payments to the supplemental interest trust) will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and

•	each interest in basis risk carry forward amounts will be treated as an interest rate cap contract for federal income tax purposes.

Legal Investment

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Risk Factors—Your Investment May Not Be Liquid” in this free writing prospectus and “Legal Investment” in this free writing prospectus and in the prospectus.

Ratings

In order to be issued, the offered certificates must be assigned ratings not lower than the following by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.:
Class	S&P	Moody’s
A	AAA	Aaa
M-1	AA	Aa2
M-2	AA-	Aa3
M-3	A	A2
M-4	A-	A3
M-5	BBB+	Baa1
M-7	BBB-	NR

A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

The ratings on the Class A Certificates are without regard to the policy issued by the certificate insurer.

RISK FACTORS

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS DISCUSSED BELOW AND UNDER THE HEADING “RISK FACTORS” IN THE PROSPECTUS.

THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

ALL PERCENTAGES OF MORTGAGE LOANS IN THIS “RISK FACTORS” SECTION ARE BASED ON THE SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE STATISTICAL CALCULATION DATE OF MARCH 1, 2007.

Less Stringent Underwriting Standards and the Resultant Potential for Delinquencies on the Mortgage Loans Could Lead to Losses on Your Certificates
The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.

The underwriting standards used in the origination of the mortgage loans held by the issuing entity are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history and in certain other respects. Mortgage loan borrowers may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the issuing entity may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

The Mortgage Loans Are Secured by Subordinate Mortgages; In the Event of a Default, the Mortgage Loans Are More Likely to Experience Losses
All of the mortgage loans are secured by second lien mortgages which are subordinate to the rights of the holder of the related senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a subordinate or junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of a default under the mortgage. In servicing junior mortgages, it is generally the servicer’s practice to satisfy the senior mortgages at or prior to the foreclosure sale held by the senior mortgagee only if the servicer reasonably believes that it will be able to collect significant net proceeds from the mortgagor or the related mortgaged property. The issuing entity will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of any senior liens.

Recently, the Subprime Mortgage Loan Market has Experienced Increasing Levels of Delinquencies and Defaults; Increased Use of New Mortgage Loan Products by Borrowers May Result in Higher Levels of Delinquencies and Losses Generally

In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to the performance of these new mortgage loan products, especially during a period of increased delinquencies or defaults for such mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed levels anticipated by you.

Recently, the subprime mortgage loan market has experienced increasing levels of delinquencies and defaults, and we cannot assure you that this will not continue. The increased levels of delinquencies and defaults, as well as a deterioration in general real estate market conditions, have also resulted generally in loan originators being required to repurchase an increasingly greater number of mortgage loans pursuant to early payment default and representation and warranty provisions in their loan sale agreements. This has led to a deterioration in the financial performance of many subprime loan originators, and in some cases, has caused certain loan originators to cease operations. Some originators have recently experienced severe financial difficulties and have become the subject of various legal and governmental investigations and proceedings. Deterioration in the financial condition of any loan originator could adversely affect the ability of a loan originator to repurchase mortgage loans as to which an early payment default has occurred. If a loan originator is unable for any reason to satisfy its obligations to repurchase mortgage loans as to which an early payment default exists, neither the depositor nor any other person will be obligated to repurchase such loans. In addition, any such investigations or proceedings could adversely affect the ability of a loan originator to perform any other obligations with respect to the mortgage loans, such as the servicing of mortgage loans or the transfer of servicing to a successor servicer, and could possibly impact the ability of a servicer to collect or foreclose on mortgage loans. In light of the foregoing, you should consider the heightened risks associated with investing in the offered certificates, and the risk that your investment in the offered certificates may perform worse than you anticipate.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans
There has been a continued focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as “predatory lending” practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower’s credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

• the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•  the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience.

Violations of certain provisions of these federal, state and local laws, as well as actions by governmental agencies, authorities and attorney generals, may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the issuing entity to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator’s failure to comply with certain requirements of federal and state laws could subject the issuing entity (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors’ rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

National City Bank will represent that each mortgage loan is in compliance with applicable federal and state laws and regulations. In addition, National City Bank will also represent that none of the mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994 or classified as a “high cost,” “threshold,” “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under an applicable law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees). In the event of a breach of any of such representations, National City Bank will be obligated to cure such breach or repurchase the affected mortgage loan, in the manner and to the extent described in this free writing prospectus.

The issuing entity shall be reimbursed for any and all costs, losses and damages associated with any violation of applicable state, federal or local anti-predatory or anti-abusive laws and regulations in the manner and to the extent described in this free writing prospectus.

Geographic Concentration of the Mortgage Loans in Particular Jurisdictions May Result in Greater Losses If Those Jurisdictions Experience Economic Downturns
Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the issuing entity to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

In particular, 42.64% of the mortgage loans were secured by mortgaged properties located in California.

Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.

Because of the relative geographic concentration of the mortgaged properties within the certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

Further, the concentration of the mortgage loans in one or more states will have a disproportionate effect on certificateholders if the regulatory authorities in any those states take actions against the originator or servicer that impairs the issuing entity's ability to realize on those loans. See "-Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans " above.

The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage loans are payable to the subordinated certificates at a slower rate than principal payments are made to the Class A certificates, the subordinated certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

Effect on Yields Caused by Prepayments, Defaults and Losses
Mortgagors may prepay their mortgage loans in whole or in part at any time. In addition, the servicer may solicit or refer any mortgagor to a mortgage originator for refinancing or otherwise take action to encourage refinancing. A prepayment of a mortgage loan generally will result in a prepayment on the certificates. We cannot predict the rate at which mortgagors will repay their mortgage loans. We cannot assure you that the actual prepayment rates of the mortgage loans included in the issuing entity will conform to any historical prepayment rates or any forecasts of prepayment rates described or reflected in any reports or studies relating to pools of mortgage loans similar to the types of mortgage loans included in the issuing entity.

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans may decrease.

At origination, approximately 75.15% of the mortgage loans require the mortgagor to pay a prepayment premium in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one to three years after the mortgage loan was originated. A prepayment premium may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

National City Bank or, in limited circumstances, Goldman Sachs Mortgage Company, may be required to purchase mortgage loans from the trust in the event certain breaches of their respective representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

The majority Class X certificateholders may, at their option and with the prior written consent of the certificate insurer as described in this free writing prospectus, direct the servicer to purchase all of the mortgage loans and terminate the issuing entity on any distribution date when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. In addition, Home Loan Services, Inc. may, at its option and with the prior written consent of the certificate insurer as described in this free writing prospectus, purchase the mortgage loans and terminate the issuing entity on and distribution date when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 5% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

As a result of the absorption of realized losses on the mortgage loans by excess interest, overcollateralization and payments received under the interest rate swap agreement as described in this free writing prospectus, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier return of principal to the offered certificates and will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates and the Class M-6 certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates. As of the closing date the amount of initial overcollateralization is equal to approximately 7.60%.

The multiple class structure of the offered certificates causes the yield of certain classes of the offered certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of offered certificates according to the priorities described in this free writing prospectus, the yield to maturity on those classes of offered certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, and Class M-6 certificates) do not receive any portion of the amount of principal payable to the offered certificates and the Class M-6 certificates prior to the distribution date in May 2010 unless the certificate principal balance of the Class A certificates has been reduced to zero. Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the subordinated certificates may continue to receive no portion of the amount of principal then payable to the offered certificates unless the certificate principal balance of the Class A certificates has been reduced to zero. The weighted average lives of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, and Class M-6 certificates will therefore be longer than would otherwise be the case.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of Class M certificates may be lowered in the future. This would probably reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

The credit enhancement features described in this free writing prospectus are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 certificates will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses. The Class A certificates are insured by a financial guaranty insurance policy issued by the certificate insurer that covers certain interest and principal payments as described under “Description of the Certificates—The Policy” in this free writing prospectus. The financial guaranty insurance policy will not cover any interest shortfalls resulting from prepayments, application of the Servicemembers Civil Relief Act or similar state or local laws or ordinances or basis risk carry forward amounts. None of the other classes of certificates are insured under this policy or entitled to its benefits.

Interest Generated by the Mortgage Loans May Be Insufficient to Achieve or to Maintain the Required Level of Overcollateralization
The weighted average of the interest rates on the mortgage loans is expected to be higher than the pass-through rates on the offered certificates and the Class M-6 certificates. The mortgage loans are expected to generate more interest than is needed to pay interest owed on the offered certificates and the Class M-6 certificates and to pay certain fees and expenses of the issuing entity. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the issuing entity are covered, the available excess interest generated by the mortgage loans will be used to maintain the overcollateralization at the required level determined as described in this free writing prospectus. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to achieve or to maintain the required level of overcollateralization. The factors described below, as well as the factors described below under “—Effect of Mortgage Interest Rates and Other Factors on the Pass-Through Rates on the Offered Certificates,” will affect the amount of excess interest available to the issuing entity.

Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The financial guaranty insurance policy issued for the benefit of the Class A certificates does not cover any such prepayment interest shortfalls.

Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates and the Class M-6 certificates.

The mortgage loans have interest rates that do not adjust. As a result, the pass-through rates on the offered certificates and the Class M-6 certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rates on the offered certificates and the Class M-6 certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates and the Class M-6 certificates. The pass-through rates on the offered certificates and the Class M-6 certificates cannot exceed the weighted average interest rate of the mortgage loan pool, less certain fees payable by the issuing entity and certain amounts payable to the swap provider.

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

Investors in the offered certificates should consider the risk that the excess interest, overcollateralization and payments received under the interest rate swap agreement may not be sufficient to protect your certificates from losses.

Environmental Conditions Affecting Mortgaged Properties May Result in Losses
Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous wastes, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of the trust. Such costs would reduce the amounts otherwise distributable to holders of the offered certificates if a mortgaged property securing a mortgage loan became the property of the trust and if such trust incurred such costs. Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

Effect of Interest Rates and Other Factors on the Pass-Through Rates on the Offered Certificates
The offered certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, subject to certain limitations. Those limitations on the pass-through rates for the offered certificates are based on the weighted average of the interest rates on the mortgage loans, less certain fees payable by the issuing entity.

A variety of factors, in addition to those described in the previous Risk Factor, could limit the pass-through rates and adversely affect the yield to maturity on the offered certificates. Some of these factors are described below:

The interest rates on the mortgage loans will not adjust. As a result of the limit on the pass-through rates on the offered certificates, the offered certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

The pass-through rates for the offered certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on the mortgage loans do not adjust. Consequently, the limit on the pass-through rates on the offered certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment. The financial guaranty insurance policy issued for the benefit of the Class A certificates does not cover any such basis risk shortfalls.

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the offered certificates are more likely to be limited.

If the pass-through rates on the offered certificates are limited for any distribution date due to a cap based on the weighted average net mortgage interest rates of all or a portion of the mortgage loans, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the issuing entity. These interest shortfalls on the offered certificates may also be covered by amounts payable under the interest rate swap agreement. However, we cannot assure you that these funds will be sufficient to fully cover these shortfalls.

Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Distribution of Interest on Your Certificates
When a voluntary principal prepayment is made by the mortgagor on a mortgage loan, the mortgagor is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the related prepayment period in which the prepayment was received by the servicer. The servicer is obligated to pay an amount without any right of reimbursement for those shortfalls in interest collections on the mortgage loans payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with a voluntary principal prepayment in full made during the portion of the related prepayment period occurring in the month prior to the related distribution date, and thirty days’ interest on the amount prepaid, but only to the extent of one-half of the servicing fee payable to the servicer for such distribution date.

If the servicer fails to make such compensating interest payments or the shortfall exceeds one-half of the monthly servicing fee for the related distribution date, there will be fewer funds available for the distribution of interest on the certificates. Such shortfalls of interest, if they result in the inability of the issuing entity to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates. The financial guaranty insurance policy issued for the benefit of the Class A certificates does not cover any such prepayment interest shortfalls.

Effect on Yields Due to Rapid Prepayments; No Assurance of Amounts Received Under the Interest Rate Swap Agreement
Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates on the offered certificates.

If the rate of prepayments on the mortgage loans is faster than anticipated, the amount on which payments due under the interest rate swap agreement are calculated may exceed the aggregate stated principal balance of the mortgage loans in the pool, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates.

In addition, certain swap termination payments arising under the interest rate swap agreement are payable to the swap provider on a senior basis and such payments may reduce amounts available for distribution to certificateholders.

Any amounts received under the interest rate swap agreement will be applied as described in this free writing prospectus to pay interest shortfalls, reimburse the certificate insurer for prior interest draws under the policy, pay basis risk carry forward amounts, cover losses or restore overcollateralization to the required amount if overcollateralization has been reduced due to realized losses. However, no amounts will be payable to the supplemental interest trust by the swap provider unless the floating payment owed by the swap provider for a distribution date (based on a per annum rate equal to one-month LIBOR and as determined pursuant to the interest rate swap agreement) exceeds the fixed payment owed to the swap provider for that distribution date (based on a per annum rate equal to 5.05% and subject to a variance of plus or minus 1.00%). We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to restore required overcollateralization.

See “Description of the Certificates—Distributions of Interest and Principal,” “—Supplemental Interest Trust” and “—Interest Rate Swap Agreement” in this free writing prospectus.

Additional Risks Associated with the Subordinated Certificates
The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the payments received under the interest rate swap agreement, excess interest, after taking into account certain payments received or paid by the trust under the interest rate swap agreement, and the amount of overcollateralization following distributions of principal on the related distribution date will reduce the certificate principal balance of the Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case.

Once a realized loss on a mortgage loan is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount, and the holder of the certificate will not be entitled to reimbursements for such lost interest or principal even if funds are available for reimbursement, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they have been liquidated.

Unless the certificate principal balance of the Class A certificates have been reduced to zero, the subordinated certificates (other than the Class M-7 certificates) will not be entitled to any principal distributions until May 2010 or a later date as described in this free writing prospectus, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated certificates (other than the Class M-7 certificates) will be longer than would otherwise be the case if distributions of principal were allocated among all of the offered certificates and the Class M-6 certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates (other than the Class M-7 certificates), the holders of those certificates have a greater risk of suffering a loss on their investments. Further, because those certificates might not receive any principal if certain delinquency levels occur, it is possible for those certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

In addition, the multiple class structure of the subordinated certificates causes the yield of those classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of those certificates according to the priorities described in this free writing prospectus, the yield to maturity on those classes of subordinated certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. The yield to maturity on the subordinated certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, overcollateralization or a class of subordinated certificates with a lower payment priority. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

The depositor has the option to purchase mortgage loans that become 90 days or more delinquent. Any such purchase would have the same effect on the holders of certificates as a prepayment of the mortgage loans. The depositor may exercise such option on its own behalf or on behalf of another party who might benefit from the removal of such delinquent mortgage loans. The removal of any delinquent mortgage loan by the depositor pursuant to this option may have an effect on whether or not there exists, or continues to exist, a loss and delinquency trigger event, which determines the required level of overcollateralization. Therefore, depending on the circumstances, the exercise of this purchase option may adversely affect the market value of your certificates.

Finally, the effect on the market value of the subordinated certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

Additional Risks Associated with the Class M-7 Certificates
The Class M-7 certificates may receive an additional distribution of principal payments to the extent of any monthly excess cashflow remaining after all other required distributions to the offered certificates as described in this free writing prospectus. As a result, in some situations, the weighted average life of the Class M-7 certificates may be significantly shortened. To the extent the class principal balance of the Class M-7 certificates is reduced to zero, such class of certificates will not be available to cover realized losses in the future. However, the additional principal distributions described above will also result in an increase in the required level of overcollateralization, and to the extent funds are available for this purpose, an increase in the amount of overcollateralization.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance
Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements described in this free writing prospectus is insufficient to cover the loss.

High Combined Original Loan-to-Value Ratios Increase Risk of Loss
Mortgage loans with higher combined original loan-to-value ratios may present a greater risk of loss than mortgage loans with combined original loan-to-value ratios of 80% or below. Approximately 99.57% of the mortgage loans had combined original loan-to-value ratios greater than 80%, each as calculated as described under “The Mortgage Loan Pool—General” in this free writing prospectus.

Additionally, the determination of the value of a mortgaged property used in the calculation of the combined original loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Updated Combined Loan-to-Value Ratios Increase Risk of Loss
The weighted average updated combined loan-to-value ratio of the mortgage loans is approximately 90.41%. This weighted average amount was calculated based on the combined senior and junior lien balances at origination over valuations of the related mortgaged properties obtained using AVMs in March 2007 (provided that for approximately 1.39% of the mortgage loans for which no AVM was available, the combined original loan-to-value ratio was used in determining such weighted average).

An AVM evaluates, through the use of computer models, various types of publicly available information, such as recent sales prices for similar homes within the same geographic area and within the same price range. The results of an AVM may not be consistent with the results of an appraisal.

The mortgage loans are seasoned
All of the mortgage loans are seasoned for a period of at least 20 months. Due to the seasoning of the mortgage pool, the mortgage loans may not conform to the original loan seller’s current underwriting criteria or documentation requirements.

Payments in Full of a Balloon Loan Depend on the Borrower’s Ability to Refinance the Balloon Loan or Sell the Mortgaged Property
Approximately 96.37% of the mortgage loans will not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

• the level of available interest rates at the time of sale or refinancing;

• the borrower’s equity in the related mortgaged property;

• the financial condition of the mortgagor;

• tax laws;

• prevailing general economic conditions; and

• the availability of credit for single family real properties generally.

National City Bank May Not Be Able to Repurchase Defective Mortgage Loans
A number of state regulatory authorities have recently taken action against certain loan originators and servicers for alleged violations of state laws. Certain of those actions prohibit those servicers from pursuing foreclosure actions, and in the future one or more additional states could seek similar limitations on the ability of mortgage loan servicers, to take actions (such as pursuing foreclosures) that may be essential to service and preserve the value of the mortgage loans on behalf of the issuing entity. Any such limitations that applied to a servicer of the mortgage loans could adversely affect the issuing entity's ability to realize on the mortgage loans.

National City Bank will make various representations and warranties related to the mortgage loans. Those representations are summarized in “Description of the Certificates—Representations and Warranties Relating to the Mortgage Loans” in this free writing prospectus.

If National City Bank fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then National City Bank would be required to repurchase the defective mortgage loan. It is possible that National City Bank may not be capable of repurchasing any defective mortgage loans, for financial or other reasons. The inability of National City Bank to repurchase defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

The Acquisition of the Servicer May Result in Temporary Delinquencies on the Mortgage Loans
National City Bank entered into an agreement with Merrill Lynch Bank & Trust Co., FSB for Merrill Lynch Bank & Trust Co., FSB to acquire First Franklin Financial Corporation and affiliated business units, including the servicer, and such acquisition occurred on December 30, 2006. Investors should note that this acquisition may result in a temporary increase in delinquencies on the mortgage loans. See “The Servicer—General” in this free writing prospectus.

Bankruptcy of the Depositor or the Sponsor May Delay or Reduce Collections on Loans
The depositor and the sponsor may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or the sponsor for the certificates were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage loans constitute property of the debtor, or whether they constitute property of the issuing entity. If the bankruptcy court were to determine that the mortgage loans constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage loans and/or reductions in the amount of the payments paid to certificateholders. The mortgage loans would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage loans from the sponsor to the depositor and from the depositor to the issuing entity are treated as true sales, rather than pledges, of the mortgage loans.

The transactions contemplated by this free writing prospectus and the related prospectus will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers described above should be treated as true sales, and not as pledges. The mortgage loans should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

However, there can be no assurance that a bankruptcy court would not recharacterize the transfers described above as borrowings of the depositor or sponsor secured by pledges of the mortgage loans. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage loans and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the certificates. Even if a request to recharacterize these transfers were to be denied, delays in payments on the mortgage loans and resulting delays or losses on the certificates could result.

The Yield on the Class A Certificates May Be Affected By Various Rights of the Certificate Insurer
The yield to investors on the Class A certificates may be adversely affected to the extent the certificate insurer is entitled to reimbursement for payments, including interest on those payments, made under the financial guaranty insurance policy and any other amounts due to the certificate insurer pursuant to the financial guaranty insurance policy and the insurance agreement, including items such as certain expenses of the certificate insurer, to the extent not previously paid or reimbursed. In addition, the holders of the Class A certificates may be adversely affected by the ability of the certificate insurer to exercise the rights of the Class A certificates under the pooling and servicing agreement and any additional rights which they hold in connection with any default by the servicer or otherwise as provided in this free writing prospectus.

The Interest Rate Swap Agreement Is Subject to Counterparty Risk
The offered certificates represent an interest in a supplemental interest trust which contains an interest rate swap agreement that will require the swap provider to make certain payments for the benefit of the holders of the offered certificates. To the extent that payments on the offered certificates depend in part on payments to be received under the interest rate swap agreement by the trustee, the ability of the trustee to make those payments on those certificates will be subject to the credit risk of the swap provider. See “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

The Sponsor and Its Affiliates May Have Conflicts of Interest
Recent developments in the subprime mortgage market have led to a deterioration in the financial performance of many subprime loan originators. See “—Recently, the Subprime Mortgage Loan Market has Experienced Increasing Levels of Delinquencies and Defaults; Increased Use of New Mortgage Products by Borrowers May Result in Higher Levels of Delinquencies and Losses Generally” above. Due to these developments affecting these subprime loan originators, certain conflicts of interest may exist or may arise as a result of transactions or relationships that the sponsor and its affiliates may have or may enter into in the future with one or more of the loan sellers.

In taking any actions or engaging in other transactions with those loan sellers, the sponsor and its affiliates are not required to take into account the effect of such actions or transactions on the issuing entity or the certificateholders. Among other things, the sponsor and its affiliates may purchase, as principal, loans originated or sold by such loan sellers that are not included in the issuing entity, and may seek to enforce against such loan sellers any remedies they may have if an early payment default or breach of representation and warranty occurs with respect to such other loans. The sponsor or its affiliates may provide secured or unsecured financing to one or more loan sellers, and may seek to enforce remedies against such loan seller if an event of default occurs in respect of that financing. The sponsor and its affiliates will not have any obligation to account to the issuing entity for any amounts they collect in respect of any loans, financing or other transactions they may have with any loan seller, and the sponsor and its affiliates will have no obligation to pursue any claims against such loan sellers on behalf of the issuing entity or with respect to loans included in the issuing entity.

External Events May Increase the Risk of Loss on the Mortgage Loans
In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who are called to active duty, is a mortgagor of a mortgage loan in the issuing entity, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law, including the California Military and Veterans Code, will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage loans, which, to the extent not covered by excess interest, in turn will be allocated ratably in reduction of accrued interest on all classes of offered certificates and the Class M-6 certificates, irrespective of the availability of other credit enhancement. None of the depositor, the underwriter, the certificate insurer, the original loan seller, the sponsor, the servicer, the trustee or any other person has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See “Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code” in the prospectus. Any interest shortfall of this type allocated to the Class A certificates will not be covered by the financial guaranty insurance policy issued by the certificate insurer.

The Certificates Are Obligations of the Issuing Entity Only
The certificates will not represent an interest in or obligation of the depositor, First Franklin, First Franklin Financial Corporation, National City Bank, the sponsor, the servicer, the trustee, the underwriter, the certificate insurer or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, First Franklin, First Franklin Financial Corporation, National City Bank, the sponsor, the servicer, the trustee, the underwriter, the certificate insurer or any of their respective affiliates. Proceeds of the assets included in the issuing entity will be the sole source of payments on the offered certificates, and there will be no recourse to the depositor, First Franklin, First Franklin Financial Corporation, National City Bank, the sponsor, the servicer, the trustee, the underwriter, the certificate insurer or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.

Your Investment May Not Be Liquid
The underwriter intends to make a secondary market in the offered certificates, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for the certificates you may purchase. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors, will experience illiquidity. You should consider that illiquidity may also result from legal or regulatory changes, or from the adoption or change of accounting rules, that affect some or all of the classes of the certificates generally or particular types of investors. Illiquidity can have a severely adverse effect on the prices of securities.

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute “mortgage related securities” will not be able to invest in the offered certificates, thereby limiting the market for the offered certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. See “Legal Investment” in this free writing prospectus and in the prospectus.

You should consult your own tax, accounting, legal and financial advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

The Ratings on Your Certificates Could Be Reduced or Withdrawn
Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

The Servicing Fee May be Insufficient to Engage a Replacement Servicer
No assurance can be made that the servicing fee rate in the future will be sufficient to attract a replacement to accept an appointment for this series. In addition, to the extent the mortgage pool has amortized significantly at the time that a replacement servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept such an appointment.

The Offered Certificates May Not Be Suitable Investments
The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, accounting, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Governmental Programs Requiring Lenders to Subordinate Their Liens May Adversely Affect the Value of the Mortgage
Certain governmental programs may provide the borrowers with benefits in the event their homes are subject to disasters. The governmental programs may require the borrower to file covenants against the property and lenders to subordinate their liens to these covenants as a condition for the borrower receiving the benefits. If this were to occur, the servicer may subordinate the lien of the mortgage to these covenants which may adversely affect the value of the mortgage.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Certificates
The mortgages or assignments of mortgage for some of the mortgage loans have been recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, including the issuing entity. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, any related expenses will be paid by the issuing entity and will reduce the amount available to make distributions on the certificates. The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans. In that regard, a Florida court recently ruled that MERS lacked standing to pursue foreclosure proceedings on behalf of the beneficial owners of several mortgage notes who were not named parties to the proceedings.

THE MORTGAGE LOAN POOL

The statistical information presented in this free writing prospectus concerning the mortgage loans is based on the scheduled principal balances of the mortgage loans as of the statistical calculation date, which is March 1, 2007, unless stated otherwise in this free writing prospectus. The mortgage loan principal balances that are transferred to the trust will be the stated principal balances as of the cut-off date. With respect to the mortgage loan pool, some scheduled principal amortization will occur, and some unscheduled principal amortization may occur from the statistical calculation date to the cut-off date and from the cut-off date to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the statistical calculation date may not be included in the final mortgage loan pool because they may prepay in full prior to the closing date, or they may be determined not to meet the eligibility requirements for the final mortgage loan pool. In addition, certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the statistical calculation date and as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the statistical calculation date as presented in this free writing prospectus, although such variance should not be material. In addition, the final mortgage loan pool may vary plus or minus 10% from the statistical calculation pool of mortgage loans described in this free writing prospectus.

General

The issuing entity will consist primarily of 8,931 conventional, fixed-rate, second lien residential mortgage loans with original terms to maturity from their first scheduled payment due date of not more than 30 years, having an aggregate scheduled principal balance of approximately $453,676,049. All of the mortgage loans in the issuing entity were acquired by the sponsor, Goldman Sachs Mortgage Company (“GSMC”), an affiliate of the depositor, who acquired the mortgage loans from National City Bank.

The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this free writing prospectus. See “—Underwriting Guidelines” below. In general, because the underwriting guidelines pursuant to which the mortgage loans were originated do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

All of the mortgage loans have scheduled monthly payment due dates on the first day of the month. Interest on the mortgage loans accrues on the basis of a 360 day year consisting of twelve 30-day months.

All of the mortgage loans are secured by second mortgages, deeds of trust or similar security instruments creating second liens, on residential properties consisting of single family homes, two-to four-family dwelling units, individual condominium units or individual units in planned unit developments.

Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

Approximately 99.57% of the mortgage loans have combined original loan-to-value ratios in excess of 80.00%. The “combined original loan-to-value ratio” or “CLTV” of a mortgage loan at any time is the ratio of the (a) sum of (i) the original principal balance of the related first lien mortgage loan, and (ii) the original principal balance of the second lien mortgage loan to (b) the lesser of (i) the appraised value of the mortgaged property at the time the second lien mortgage loan is originated, or (ii) the sales price of the mortgaged property at the time of origination. However, in the case of a refinanced mortgage loan, the value is based solely upon the appraisal made at the time of origination of that refinanced mortgage loan.

The weighted average updated combined loan-to-value ratio of the mortgage loans is approximately 90.41%. This weighted average amount was calculated based on the combined senior and junior lien balances at origination over valuations of the related mortgaged properties obtained using AVMs in March 2007 (provided that for approximately 1.39% of the mortgage loans for which no AVM was available, the combined original loan-to-value ratio was used in determining such weighted average).

None of the mortgage loans are covered by existing primary mortgage insurance policies.

Approximately 96.37% of the mortgage loans are non-interest only balloon mortgage loans and approximately 3.63% of the mortgage loans are fully amortizing.

The Mortgage Loans

The pool of mortgage loans is expected to have the following approximate aggregate characteristics as of the statistical calculation date(1):

Scheduled Principal Balance:	$453,676,049
Number of Mortgage Loans:	8,931
Average Scheduled Principal Balance:	$50,798
Weighted Average Gross Interest Rate:	9.216%
Weighted Average Net Interest Rate:(2)	8.632%
Weighted Average Current FICO Score:	670
Weighted Average Combined Original LTV Ratio:	99.273%
Weighted Average Updated Combined LTV Ratio: (3)	90.412%
Weighted Average Stated Remaining Term (months):	201
Weighted Average Seasoning (months):	25
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(1)   All percentages calculated in this table are based on scheduled principal balances as of the statistical calculation date unless otherwise noted.

(2)   The weighted average net interest rate is equal to the weighted average gross interest rate less the servicing fee rate and the Premium Percentage.

(3)   The weighted average updated combined LTV ratio is based on the combined senior and junior lien balances at origination over AVMs from March 2007 (for 1.39% of the total pool where no AVM was available, original combined LTV was used).

The scheduled principal balances of the mortgage loans range from approximately $166 to approximately $291,765. The mortgage loans had an average scheduled principal balance of approximately $50,798.

The weighted average combined original loan-to-value ratio of the mortgage loans is approximately 99.27% and approximately 99.57% of the mortgage loans have combined original loan-to-value ratios exceeding 80.00%.

No more than approximately 0.36% of the mortgage loans are secured by mortgaged properties located in any one zip-code area.

None of the mortgage loans imposes a Prepayment Premium for a term in excess of three years.

As of the cut-off date, none of the mortgage loans are 30 or more days Delinquent. A mortgage loan will be considered past due, or “Delinquent,” based on the so-called “OTS” methodology for determining delinquencies on mortgage loans similar to the mortgage loans. By way of example, a mortgage loan would be Delinquent with respect to a scheduled payment due on a due date if such scheduled payment is not made by the close of business on the mortgage loan’s next succeeding due date, and a mortgage loan would be more than 30-days Delinquent with respect to such scheduled payment if such scheduled payment were not made by the close of business on the mortgage loan’s second succeeding due date.

As of the cut-off date, no more than approximately 0.32% of the mortgage loans have been one payment past due one time during the twelve months preceding the cut-off date. No more than approximately 0.05% of the mortgage loans have been one payment past due two times and no more than approximately 0.01% of the mortgage loans have been one payment past due more than two times during the twelve months preceding the cut-off date.

As of the cut-off date, no more than approximately 0.08% of the mortgage loans have been two payments past due one time and no more than approximately 0.03% of the mortgage loans have been two payments past due two or more times during the twelve months preceding the cut-off date.

The tables on Schedule A set forth certain statistical information with respect to the aggregate mortgage loan pool. Due to rounding, the percentages shown may not precisely total 100.00%.

Prepayment Premiums

Approximately 75.15% of the mortgage loans at origination provide for payment by the borrower of a prepayment premium (each, a “Prepayment Premium”) in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one to three years from the date of origination of such mortgage loan, or the penalty period, as described in this free writing prospectus. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of three years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the offered certificates.

The servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if (i) the enforceability of such Prepayment Premium is limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement is prohibited by applicable law, (iii) the collectability of such Prepayment Premium is limited due to acceleration or other involuntary payment, (iv) the servicer has not been provided with information sufficient to enable it to collect the Prepayment Premium, or (v) the waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the servicer, maximize recovery of total proceeds taking into account to value of such Prepayment Premium and the related mortgage loan.

Underwriting Guidelines

General. All of the mortgage loans were originated by First Franklin Financial Corporation and First Franklin (together, the “Originator”) in accordance with the underwriting criteria described below. Prior to April 16, 2004, second lien mortgage loans were originated by First Franklin Financial Corporation (“First Franklin Financial”), then a wholly owned subsidiary of National City Bank of Indiana, and were ultimately acquired by one of the national banks owned by National City Corporation. After April 16, 2004, second lien mortgage loans were originated by First Franklin, a division of National City Bank of Indiana (“First Franklin”). Immediately upon or subsequent to the origination of the mortgage loans, First Franklin sold the mortgage loans to First Franklin Financial, and ultimately the loans were acquired by one of the national banks owned by National City Corporation. National City Bank of Indiana was the successor to The Merchants National Bank of Indianapolis, which was chartered as a national bank by the Office of the Comptroller of the Currency in 1865. As of January 1, 2005, as a part of the restructure of National City Bank of Indiana’s residential mortgage operations, all first mortgage loan origination functions formerly performed by First Franklin Financial were transferred to First Franklin. Effective on July 22, 2006, all of National City Corporation's subsidiary banks, including National City Bank of Indiana, were consolidated into National City Bank, a national bank headquartered in Ohio. On December 30, 2006, the Originator was acquired by Merrill Lynch Bank & Trust Co., F.S.B. First Franklin Financial (now owned by Merrill Lynch Bank & Trust Co, F.S.B.) originates fixed and adjustable rate closed-end first lien mortgage loans, fixed rate closed-end second lien mortgage loans, and variable rate home equity lines of credit. First Franklin Financial’s loan programs include balloon payment features and interest-only payment periods. During the calendar year of 2005, First Franklin originated first and second lien closed-end mortgage loans and home equity lines of credit with an aggregate original balance of $29.5 billion.

The information set forth in the following paragraphs has been provided by First Franklin Financial.

Founded in 1981, First Franklin Financial is a Delaware corporation headquartered in San Jose, California. From 1981 to 2004, First Franklin Financial grew from a small mortgage broker to a full service mortgage lender with a wide variety of products. Effective as of April 16, 2004, First Franklin Financial transferred its second lien mortgage origination functions to its parent, First Franklin, a division of National City Bank of Indiana. As of January 1, 2005 First Franklin Financial transferred its first lien mortgage origination functions to First Franklin. As a result, First Franklin Financial no longer originated mortgage loans. Rather, First Franklin Financial acquired first and second lien mortgage loans from third party originators and sells them in the ordinary course of business to affiliated and unaffiliated mortgage loan purchasers. First Franklin was First Franklin Financial’s primary third party originator. As of December 31, 2005, First Franklin Financial’s acquisition portfolio from all third party originators totaled approximately $29,560,381,356. Effective on July 22, 2006, as a result of the consolidation of National City Corporation’s subsidiary banks, First Franklin Financial became a wholly owned operating subsidiary of National City Bank. On December 30, 2006, First Franklin Financial was acquired by Merrill Lynch Bank & Trust Co., F.S.B.

Since March, 2004, the mortgage loans described in this free writing prospectus that were acquired by First Franklin Financial were required to meet the underwriting criteria described in this free writing prospectus.

Underwriting Standards. First Franklin Financial’s acquisition underwriting standards for the mortgage loans were primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. The standards established by First Franklin Financial required that the mortgage loans of a type similar to the mortgage loans were underwritten by the third party originators with a view toward the resale of the mortgage loans in the secondary mortgage market. In accordance with First Franklin Financial’s guidelines for acquisition, the third party originators must consider, among other things, a mortgagor’s credit history, repayment ability and debt service to income ratio (“Debt Ratio”), as well as the value, type and use of the mortgaged property. The mortgage loans generally bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, and may experience rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. Unless prohibited by applicable law or otherwise waived by the third party originator upon the payment by the related mortgagor of higher origination fees and a higher mortgage rate, a majority of the mortgage loans provide for the payment by the mortgagor of a prepayment charge on certain full prepayments made within one to three years from the date of origination of the related mortgage loan.

Substantially all of the mortgage loans of a similar type as the mortgage loans were acquired by First Franklin Financial based on loan application packages submitted to the third party originators by third party mortgage brokers which do not fund the mortgage loans. These mortgage brokers must meet minimum standards set by the third party originators and, once approved by the third party originators, the mortgage brokers are eligible to submit loan application packages in compliance with the terms of the mortgage broker agreement with the third party originator.

The third party originators must meet minimum standards set by First Franklin Financial, based on acquisition guidelines that require an analysis of the following information submitted with an application for approval: any applicable state lending license (in good standing), satisfactory credit report only if no federal income tax identification number, signed broker agreement, signed W-9 and signed broker authorization. Once approved as a third party originator, these companies are eligible to submit loan packages for purchase by First Franklin Financial in compliance with the terms of a signed mortgage loan purchase agreement.

The third party originators originated mortgage loans for acquisition by First Franklin Financial under an underwriting program called the Direct Access Program. Within the Direct Access Program, there are four documentation programs, the Full Documentation Program, the Limited Income Verification Program (the “LIV”), the Stated Plus Program and the No Income Verification Program (the "NIV"). In addition, under the responsible party’s Blended Access Program, in the case of loans with two or more borrowers, if one of those borrowers with more than 50% of the total qualifying income is underwritten under a full documentation program, then the other borrower or borrowers may be underwritten under a stated documentation program. All of the mortgage loans were acquired by First Franklin Financial under the Direct Access Program. While each underwriting program was intended to assess the risk of default, the Direct Access Program makes use of credit bureau risk scores (the "Credit Bureau Risk Score"). The Credit Bureau Risk Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The Credit Bureau Risk Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from 300 to 850. Although the Credit Bureau Risk Scores are based solely on the information at the particular credit repository, such Credit Bureau Risk Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The Credit Bureau Risk Score is used as an aid to, not a substitute for, the underwriter’s judgment.

The Direct Access Program was developed to simplify the origination process for third party originators. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods, i.e., mortgage and other credit delinquencies, Direct Access relies upon a borrower’s Credit Bureau Risk Score initially to determine a borrower’s likely future credit performance. Third party originators are able to access Credit Bureau Risk Scores at the initial phases of the loan application process and use the score to determine a borrower’s interest rate. First Franklin Financial’s acquisition guidelines required that the third party originator approve the mortgage loan using the Direct Access Program risk-based pricing matrix.

In accordance with First Franklin Financial’s guidelines for acquisition, under the Direct Access Program, the third party originators must require that the Credit Bureau Risk Score of the primary borrower (the borrower with at least 51.00% of total income for all LIVs) be used to determine program eligibility. Credit Bureau Risk Scores must be obtained from at least two national credit repositories, with the lower of the two scores being utilized in program eligibility determination. If Credit Bureau Risk Scores are obtained from three credit repositories, the middle of the three scores can be utilized. In all cases, a borrower’s complete credit history must be detailed in the credit report that produces a given Credit Bureau Risk Score or the borrower is not eligible for the Direct Access Program. Generally, the minimum Credit Bureau Risk Score allowed under the Direct Access Program was 540.

The Credit Bureau Risk Score, along with the loan-to-value ratio, is an important tool in assessing the creditworthiness of a Direct Access borrower. However, these two factors are not the only considerations in underwriting a Direct Access loan. The third party originators were required to review each Direct Access loan to determine whether First Franklin Financial’s guidelines for income, assets, employment and collateral are met.

In accordance with First Franklin Financial’s guidelines for acquisition, all of the mortgage loans of a type similar to the mortgage loans were required to be underwritten by the third party originator’s underwriters having the appropriate signature authority. Each underwriter is granted a level of authority commensurate with their proven judgment, maturity and credit skills. On a case by case basis, a third party originator may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low Debt Ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant’s current address. It is expected that a substantial portion of the mortgage loans may represent such underwriting exceptions.

In accordance with First Franklin Financial’s guidelines for origination (prior to April 16, 2004) or acquisition from First Franklin (subsequent to April 16, 2004), the underwriters were required to verify the income of each applicant under various documentation programs as follows: under the Full Documentation Program, applicants are generally required to submit verification of stable income for the periods of six months to two years preceding the application dependent on credit score range. For Direct Access first lien mortgage loans from self-employed or 1099 borrowers with credit scores greater than or equal to 600, regardless of being originated with a corresponding second lien mortgage, twelve months of bank statements are acceptable as full documentation. Under the LIV Program, the borrower is qualified based on the income stated on the application and applicants are generally required to submit six months of personal bank statements to meet credit obligations for the six month period preceding the application; the Stated Plus Program allows income to be stated, but requires borrowers to provide verification of liquid assets equaling three months of income stated on the mortgage application; under the NIV Program, applicants are qualified based on monthly income as stated on the mortgage application and the underwriter will determine that the stated income is reasonable and realistic when compared to borrower’s employment type, assets and credit history. In all cases, the income stated must be reasonable and customary for the applicant’s line of work. Although the income is not verified under the LIV and NIV Programs, a preclosing audit should be conducted to confirm that the business exists. Verification may be made through phone contact to the place of business, obtaining a valid business license, CPA/Enrolled Agent letter or through Dun and Bradstreet Information Services.

The applicant generally must have a sufficiently established credit history to qualify for the appropriate Credit Bureau Risk Score range under the Direct Access Program. This credit history is substantiated by a two repository merged report prepared by an independent credit report agency. The report typically summarizes the applicant’s entire credit history, and generally includes a seven year public record search for each address where the applicant has lived during the two years prior to the issuance of the credit report and contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In some instances, borrowers with a minimal credit history are eligible for financing under the Direct Access Program.

The Originator originated loans secured by one-to-four-unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. In accordance with First Franklin Financial’s guidelines for origination (prior to April 16, 2004) or acquisition (after April 16, 2004), the Originator’s underwriters were required to comply with applicable federal and state laws and regulations and generally require an appraisal of the mortgaged property which conforms to secondary market standards; and if appropriate, a review appraisal. Generally, appraisals are provided by appraisers approved by First Franklin Financial. Review appraisals may only be provided by appraisers approved by First Franklin Financial. In some cases, the third party originator may rely on a statistical appraisal methodology provided by the Originator.

Qualified independent appraisers must meet minimum standards of licensing and provide errors and omissions insurance in states where it is required to become approved to do business with the Originator. Each Uniform Residential Appraisal Report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be an enhanced desk, field review or an automated valuation report that confirms or supports the original appraiser’s value of the mortgaged premises. The review appraisal may be waived by a Standard Plus Delegated Underwriter.

In accordance with First Franklin Financial’s guidelines for origination (prior to April 16, 2004) or acquisition (after April 16, 2004), the Originator must require title insurance on all mortgage loans secured by liens on real property. Fire and extended coverage casualty insurance must be maintained on the secured property in an amount at least equal to the principal balance of the related residential loan or the replacement cost of the property, whichever is less.

The Originator was required to conduct a number of quality control procedures, including a post funding compliance audit as well as a full re-underwriting of a random selection of loans to assure asset quality. Under the compliance audit, all loans are required to be reviewed to verify regulatory compliance. Under the asset quality procedure, a random selection of each month’s originations must be reviewed by the Originator. The loan review was required to confirm the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing audit findings and level of error was sent monthly to each branch for response. The audit findings and branch responses was reviewed by the Originator’s senior management. Adverse findings were tracked monthly and over a rolling six month period. This review procedure allowed the Originator to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.

Under the mortgage loan programs, various risk categories were used to grade the likelihood that the applicant will satisfy the repayment conditions of the loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the applicant’s credit history and Debt Ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher Debt Ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however these loan programs establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such categories.

“Equity Refinance” transactions are defined as those instances where the borrower receives the lesser of 2% of the new loan amount or $2,000 cash in hand. Funds used for debt consolidation are not included in this amount.

The Originators’ origination guidelines under the Direct Access Program generally had the following criteria for borrower eligibility for the specified Credit Bureau Risk Score range.

The Debt Ratio generally may not exceed 50.49% for all credit scores on full documentation and LIV loans. Loans meeting the residual income requirements may have a maximum Debt Ratio of 55.49%. The Debt Ratio for NIV loans may not exceed 50.49%.

Generally, First Franklin Financial’s acquisition guidelines required that all liens affecting title must be paid at closing. Collections, charge-offs, judgments and liens not affecting title may remain open for combined loan- to-value ratios less than or equal to 80%, provided certain criteria are met.

Pending Proceedings. There are no material legal or governmental proceedings currently pending or known to be contemplated against First Franklin Financial. To the best of First Franklin Financial's knowledge, there are no material legal or governmental proceedings currently pending or known to be contemplated against First Franklin Financial, which if ultimately decided adversely to First Franklin Financial, would have a material adverse effect on the validity of the mortgage loans.

Credit Scores

Credit scores are obtained by many lenders in connection with mortgage loan applications to help assess a borrower’s creditworthiness (the “Credit Scores”). Credit Scores are generated by models developed by a third-party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

The tables on Schedule A set forth certain information as to the Credit Scores of the related borrowers and for the mortgage loans, and were obtained by the Sponsor in connection with the origination of each mortgage loan.

THE SERVICER

General

Home Loan Services, Inc. will act as servicer of the mortgage loans. The information contained in this free writing prospectus with regard to the servicer has been provided by the servicer. The servicer will be required to service the mortgage loans in accordance with the pooling and servicing agreement.

The servicer is a Delaware corporation and a wholly owned operating subsidiary of Merrill Lynch Bank & Trust Co., FSB, referred to in this free writing prospectus as Merrill Lynch, which is a subsidiary of Merrill Lynch & Co. Inc. Merrill Lynch acquired First Franklin Financial Corporation and Home Loan Services, Inc. from National City Bank on December 30, 2006. A copy of the Purchase Agreement between National City Bank and Merrill Lynch is publicly available on the SEC website.

The servicer is a full-service, non-prime mortgage servicing company headquartered in Pittsburgh, Pennsylvania. The loan servicing portfolio is serviced at offices located in Pittsburgh, Pennsylvania and Upper St. Clair, Pennsylvania. The servicer has been servicing non-prime mortgage loans for approximately 16 years under various corporate names: American Financial Corporation, Altegra Credit Company and between 2002 and December 2006, under the corporate name of National City Home Loan Services, Inc. The servicer currently ranks as the ninth (9th) largest U.S. non-prime residential mortgage servicer. The servicer is an affiliate of First Franklin Financial through common parent ownership.

Currently, substantially all of the servicer’s servicing portfolio consists of non-prime mortgage loans and variable rate home equity lines of credit, consisting of fixed-rate and adjustable-rate first and fixed rate second lien amortizing and balloon payment mortgage loans and variable rate home equity lines of credit. Prior to January 1, 2005, the closed-end first and second mortgage loans in the servicer’s servicing portfolio were originated or acquired by First Franklin Financial and loans originated thereafter were generally acquired by First Franklin Financial from National City Bank and other third-party lenders. The following table reflects the size and composition of servicer’s servicing portfolio of non-prime mortgage loans as of the end of each indicated period.

Home Loan Services, Inc.’s
Non-prime Servicing Portfolio
(Dollars in Thousands)

Aggregate Principal Balance as of December 31, 2003	Aggregate Principal Balance as of December 31, 2004	Aggregate Principal Balance as of December 31, 2005	Aggregate Principal Balance as of December 31, 2006

$18,751,589	$23,049,992	$37,591,777	$49,545,071

The servicer began interim servicing for First Franklin Financial and its investor base in August 2002. In December, 2004, the servicer began to retain servicing for the First Franklin Financial’s investors on a permanent basis. As of December 31, 2006, the servicer serviced approximately 203,515 loans with an aggregate unpaid principal balance of approximately $33 billion included in thirty-eight (38) outstanding securitizations.

The servicer is rated “Above Average” as a residential non-prime mortgage servicer and alternative residential mortgage servicer by S&P. The servicer has an “RPS2” rating as a primary servicer of residential non-prime and Alt-A products and an “RSS2-” rating as a special servicer from Fitch, Inc. The servicer is also rated “SQ1-” as a primary servicer of non-prime loans, SQ2 as a primary servicer of second lien loans and “SQ2+” as a special servicer by Moody’s.

Servicer’s Policies and Procedures

The servicer has established standard policies for the servicing and collection of mortgage loans. The servicer’s procedures for the servicing and collection functions, include the following:

•    collecting, aggregating and remitting mortgage loan payments;

•    accounting for principal and interest;

•    holding escrow (impound) funds for payment of taxes and insurance;

•    making inspections as required of the mortgaged properties;

•    supervision of delinquent mortgage loans;

•    loss mitigation efforts;

•    foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

•    generally administering the mortgage loans, for which it receives servicing fees.

The servicer’s collection operation is a high touch unit that utilizes the early indicator scoring model, the Avaya autodialer (the “dialer”), and manual calling campaigns. Individual ownership is key to the servicer’s collection philosophy. The purpose of the dialer and the early indicator model is to quickly and efficiently reduce the delinquency so that collectors can manually work their individual portfolios. In managing the liquidation of defaulted mortgage loans, the servicer generally will have sole discretion to take such action in maximizing recoveries to investors, including selling defaulted mortgage loans and REO properties. The bankruptcy unit’s primary responsibilities are to protect the asset while a mortgage loan is going through the bankruptcy process. This responsibility is fulfilled by ensuring that borrowers make payments as required under the Bankruptcy Code. If this cannot be accomplished, the servicer will seek relief through the bankruptcy court, including filing a motion from relief from the automatic stay, to enable the servicer to commence foreclosure, as necessary. After a loan has been charged off, the servicer’s recovery team performs all aspects of the collection-related activity, including, but not limited to, borrower contact, credit bureau maintenance and tax reporting, which may result in recovery of the charged-off amount.

Over the past three years, there has been no material change in the servicer’s servicing policies and procedures. In December 2006, the servicer was acquired by Merrill Lynch.

Prior Securitizations

During the three years preceding the date of this free writing prospectus, the servicer has not been notified and is not aware that any of the residential mortgage loan securitization pools serviced by the servicer have experienced servicing events of default, termination triggers or early amortization events because of servicing by the servicer, and the servicer has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or application of a servicing performance test or trigger. During such time, the servicer also neither has failed to make any required advance with respect to any issuance of residential mortgage backed securities nor disclosed material non-compliance with the servicing criteria applicable to any such securitization.

Affiliations and Relationships

The servicer and First Franklin Financial are affiliates of each other through common parent ownership.

THE SPONSOR

The sponsor is Goldman Sachs Mortgage Company, a New York limited partnership. GSMC is the parent of the depositor and an affiliate of the underwriter.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE:GS). GSMC’s executive offices are located at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. GSMC purchases closed, independently funded, first- and subordinate-lien residential mortgage loans for its own investment, securitization, or resale. In addition, GSMC provides warehouse and repurchase financing to mortgage lenders. GSMC does not service loans. Instead GSMC contracts with another entity to service the loans on its behalf. GSMC also may engage in the secondary market activities noted above for non-real estate-secured loans in certain jurisdictions and other activities, but its principal business activity involves real estate-secured assets.

GSMC has been active as a sponsor in the securitization market since 2001. As a sponsor, GSMC acquires residential mortgage loans in the secondary mortgage market and initiates the securitization of the loans it acquires by transferring the mortgage loans to the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization.
As of December 31, 2006, GSMC has sponsored the securitization of approximately $162 billion of residential mortgage loans, which include prime, subprime, Alt-A, FHA/VA/RHS, second lien, home equity lines of credit, “scratch and dent,” re-performing and seasoned loans, among others.

GSMC acquires residential mortgage loans in two contexts:

(1)  through bulk purchases, generally consisting of mortgage loan pools greater than $50 million; and

(2)  through conduit purchases.

Prior to acquiring any residential mortgage loans, GSMC will conduct a review of the related mortgage loan seller. GSMC’s review process consists of reviewing select financial information for credit and risk assessment and underwriting guideline review, senior level management discussion and background checks. The scope of the mortgage loan due diligence will depend on the credit quality of the mortgage loans.

The underwriting guideline review considers mortgage loan origination processes and systems. In addition, such review considers corporate policy and procedures relating to state and federal predatory lending and high cost lending laws, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and material investors.

Servicers are assessed based upon review of systems and reporting capabilities (as compared against industry standard), review of collection procedures and confirmation of servicers’ ability to provide loan-level data. In addition, GSMC conducts background checks, meets with senior management to determine whether the related servicer complies with industry standards and otherwise monitors such servicer on an ongoing basis.

GSMC has been the sponsor of securitizations backed by second lien mortgage loans since 2005. The following table describes the approximate initial principal amount of loans securitized in second-lien mortgage loan securitizations sponsored by GSMC since 2005.
Year	Approximate Initial Principal Amount of Loans Securitized
2005	$ 1.74 billion
2006	$ 3.54 billion

See “The Sponsor” in the prospectus.

THE CERTIFICATE INSURER

The information set forth in the following paragraphs has been provided by XL Capital Assurance Inc. (“XL Capital” or the “Certificate Insurer”) for inclusion in this free writing prospectus. XL Capital does not accept any responsibility for the accuracy or completeness of this free writing prospectus or any information or disclosure contained in this free writing prospectus, or omitted herefrom, other than with respect to the accuracy of the information regarding XL Capital set forth under the heading “The Certificate Insurer” in this free writing prospectus. Additionally, XL Capital makes no representation regarding the Certificates or the advisability of investing in the Certificates.

General

XL Capital is a monoline financial guaranty insurance company incorporated under the laws of the State of New York. The Certificate Insurer is currently licensed to do insurance business in, and is subject to the insurance regulation and supervision by, all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Singapore.

The Certificate Insurer is an indirect wholly owned subsidiary of Security Capital Assurance Ltd (“SCA”), a company organized under the laws of Bermuda. Through its subsidiaries, SCA provides credit enhancement and protection products to the public finance and structured finance markets throughout the United States and internationally. XL Capital Ltd. beneficially owns approximately 63% of SCA’s outstanding shares. The common shares of SCA are publicly traded in the United States and listed on the New York Stock Exchange (NYSE: SCA). SCA is not obligated to pay the debts of or claims against the Certificate Insurer.

Financial Strength and Financial Enhancement Ratings of XL Capital

The Certificate Insurer’s insurance financial strength is rated “Aaa” by Moody’s and “AAA” by S&P and Fitch. In addition, the Certificate Insurer has obtained a financial enhancement rating of “AAA” from S&P. These ratings reflect Moody’s, S&P’s and Fitch’s current assessment of the Certificate Insurer’s creditworthiness and claims-paying ability as well as the reinsurance arrangement with XL Financial Assurance Ltd. (“XLFA”) described under “Reinsurance” below.

The above ratings are not recommendations to buy, sell or hold securities, including the Class A certificates and are subject to revision or withdrawal at any time by Moody’s, S&P or Fitch. Any downward revision or withdrawal of these ratings may have an adverse effect on the market price of the Class A certificates. The Certificate Insurer does not guaranty the market price of the Class A certificates nor does it guaranty that the ratings on the Class A certificates will not be revised or withdrawn.

Reinsurance

The Certificate Insurer has entered into a facultative quota share reinsurance agreement with XLFA, an insurance company organized under the laws of Bermuda, and an affiliate of the Certificate Insurer. Pursuant to this reinsurance agreement, the Certificate Insurer expects to cede up to 75% of its business to XLFA. The Certificate Insurer may also cede reinsurance to third parties on a transaction-specific basis, which cessions may be any or a combination of quota share, first loss or excess of loss. Such reinsurance is used by the Certificate Insurer as a risk management device and to comply with statutory and rating agency requirements and does not alter or limit the Certificate Insurer’s obligations under any financial guaranty insurance policy. With respect to any transaction insured by XL Capital, the percentage of risk ceded to XLFA may be less than 75% depending on certain factors including, without limitation, whether XL Capital has obtained third party reinsurance covering the risk. As a result, there can be no assurance as to the percentage reinsured by XLFA of any given financial guaranty insurance policy issued by XL Capital, including the Policy.

Based on the audited financial statements of XLFA, as of December 31, 2006, XLFA had total assets, liabilities, redeemable preferred shares and shareholders’ equity of $2,007,395,000, $874,028,000, $54,016,000 and $1,079,351,000, respectively, determined in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). XLFA’s insurance financial strength is rated “Aaa” by Moody’s and “AAA” by S&P and Fitch Inc. In addition, XLFA has obtained a financial enhancement rating of “AAA” from S&P.

The ratings of XLFA or any other member of the SCA group of companies are not recommendations to buy, sell or hold securities, including the Class A certificates and are subject to revision or withdrawal at any time by Moody’s, S&P or Fitch.

Notwithstanding the capital support provided to the Certificate Insurer described in this section, the holders of the Class A certificates will have direct recourse against the Certificate Insurer only, and XLFA will not be directly liable to the holders of the Class A Certificateholders.

Capitalization of the Certificate Insurer

Based on the audited financial statements of XL Capital, as of December 31, 2006, XL Capital had total assets, liabilities, and shareholder’s equity of $1,224,735,000, $974,230,000, and $250,505,000, respectively, determined in accordance with U.S. GAAP.

Based on the unaudited statutory financial statements for XL Capital as of December 31, 2006 filed with the State of New York Insurance Department, XL Capital has total admitted assets of $429,073,000, total liabilities of $222,060,000, total capital and surplus of $207,013,000 and total contingency reserves of $20,876,000 determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities (“SAP”).

Based on the audited statutory financial statements for XL Capital as of December 31, 2005 filed with the State of New York Insurance Department, XL Capital has total admitted assets of $328,231,000, total liabilities of $139,392,000, total capital and surplus of $188,839,000 and total contingency reserves of $13,031,000 determined in accordance with SAP.

Financial Statements

XL Capital’s financial statements as of December 31, 2006, 2005 and 2004 and for the fiscal years then ended are included in the Annual Report on Form 10-K of Security Capital Assurance Ltd (which was filed with the Securities and Exchange Commission (the “Commission”) on March 14, 2007; Commission File No. 001-32950) and may be reviewed by clicking http://www.scafg.com/xlca/upload/files/XLCA_Financial_Statements_Year_End_2006.pdf. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by XL Capital are available upon request to the State of New York Insurance Department. XLFA’s consolidated financial statements as of December 31, 2006, 2005 and 2004 and for the fiscal years then ended may be accessed on the internet at
http://www.scafg.com/xlfa/upload/Files/XLFA%202006_Audited%20Financial%20Statements.pdf.

Regulation of the Certificate Insurer

The Certificate Insurer is regulated by the Superintendent of Insurance of the State of New York. In addition, the Certificate Insurer is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. As a financial guaranty insurance company licensed in the State of New York, the Certificate Insurer is subject to Article 69 of the New York Insurance Law, which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, prescribes minimum standards of solvency, including minimum capital requirements, establishes contingency, loss and unearned premium reserve requirements, requires the maintenance of minimum surplus to policyholders and limits the aggregate amount of insurance which may be written and the maximum size of any single risk exposure which may be assumed. The Certificate Insurer is also required to file detailed annual financial statements with the New York Insurance Department and similar supervisory agencies in each of the other jurisdictions in which it is licensed.

The extent of state insurance regulation and supervision varies by jurisdiction, but New York and most other jurisdictions have laws and regulations prescribing permitted investments and governing the payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

THE FINANCIAL GUARANTY INSURANCE POLICIES ISSUED BY THE CERTIFICATE INSURER, INCLUDING THE POLICY, ARE NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

The principal executive offices of the Certificate Insurer are located at 1221 Avenue of the Americas, New York, New York 10020 and its telephone number at this address is (212) 478-3400.

STATIC POOL INFORMATION

Information concerning the sponsor’s prior residential mortgage loan securitizations involving second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.gs.com/staticpoolinfo/. On this website, under “Second Lien” and “FFMLT 2007-FFB-SS” you can view for each of these securitizations, summary pool information as of the date of the prospectus supplement for the related securitization and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years or, since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this free writing prospectus. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the issuing entity that will issue the certificates offered by this free writing prospectus. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the issuing entity related to this offering.

In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this free writing prospectus upon request who writes or calls the depositor at 85 Broad Street, New York, New York 10004, Attention: Jennifer Cohen, telephone number (212) 357-2280.

In addition, the information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this free writing prospectus, the accompanying prospectus or the depositor’s registration statement.

THE DEPOSITOR

The depositor is GS Mortgage Securities Corp., a Delaware corporation. The depositor is a wholly-owned subsidiary of the sponsor, GSMC, and is an affiliate, through common parent ownership, of the underwriter and the swap provider. The depositor will not have any business operations other than securitizing mortgage assets and related activities.

The certificate of incorporation of the depositor limits its activities to those necessary or convenient to carry out its securitization activities. The depositor will have limited obligations with respect to a series of securities. The depositor will obtain the mortgage loans from the sponsor, and may also assign to the trustee certain rights of the sponsor with respect to the mortgage loans. See “Description of the Certificates—Assignment of the Mortgage Loans” in this free writing prospectus. In addition, after the issuance of the certificates, the depositor will have certain limited obligations, which includes, without limitation, appointing a successor trustee if the trustee resigns or is otherwise removed and preparing, or causing to be prepared, certain reports filed under the Securities Exchange Act of 1934, as amended.

THE ISSUING ENTITY

FFMLT 2007-FFB-SS, the issuing entity, will be formed on the closing date pursuant to the pooling and servicing agreement. The issuing entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates. The fiscal year end for the issuing entity will be December 31, commencing with December 31, 2007.

THE TRUSTEE

Deutsche Bank National Trust Company (“DBNTC”) will act as trustee. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. As trustee, DBNTC will be calculating certain items and reporting as set forth in the pooling and servicing agreement. DBNTC has acted as calculation agent in numerous mortgage-backed transactions since 1991. DBNTC also will act as the custodian of the mortgage files pursuant to the pooling and servicing agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the trustee on behalf of the issuing entity. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the certificateholders or as custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the pooling and servicing agreement.

DBNTC is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the Securities and Exchange Commission pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

Under the terms of the pooling and servicing agreement, the trustee is responsible for trust administration and certain calculation duties, which includes pool performance calculations, distribution calculations, the preparation of monthly distribution reports, and the preparation and filing of tax returns on behalf of the trust REMICs, monthly reports on Form 10-D (based on information included in the monthly distribution date statements and other information provided by other transaction parties) and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. The trustee also will act as paying agent and certificate registrar for the certificates.

For information with respect to the trustee’s liability under the pooling and servicing agreement and any indemnification that the trustee will be entitled to from the issuing entity, see “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Servicer and the Trustee” in this free writing prospectus.

The trustee will have the custodial responsibilities with respect to all of the mortgage loans.

INTEREST RATE SWAP COUNTERPARTY

The swap agreement will be provided by Goldman Sachs Mitsui Marine Derivative Products, L.P., a Delaware limited partnership (“GSMMDP” or the “Swap Provider”). GSMMDP is primarily engaged in the business of dealing in derivative instruments. GSMMDP has a counterparty rating of “Aaa” from Moody’s Investors Service, Inc. and a credit rating of “AAA” from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. GSMMDP is an affiliate of the sponsor, the depositor and the underwriter.

DESCRIPTION OF THE CERTIFICATES

On the closing date, the issuing entity will be created and the depositor will cause the issuing entity to issue the certificates. The certificates will collectively represent the entire undivided ownership interest in the issuing entity created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

On the closing date, the issuing entity will be created and the depositor will cause the issuing entity to issue the certificates. The certificates will be issued in twelve classes, the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class P, Class X, Class X-1 and Class R certificates. Only the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-7 certificates (collectively, the “Offered Certificates”) will be offered under this free writing prospectus. The certificates will collectively represent the entire undivided ownership interest in the issuing entity created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

The issuing entity will consist of:

•	the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date,

•	such assets as from time to time are identified as REO property and related collections and proceeds,

•	assets that are deposited in the accounts described in this free writing prospectus, and invested in accordance with the pooling and servicing agreement,

•	the Policy for the benefit of the Class A certificates only, and

•	an interest rate swap agreement.

The Offered Certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal amount and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in an amount less than $25,000.

Voting rights will be allocated among holders of the Offered Certificates and the Class M-6 certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class X certificates and Class P certificates will each be allocated 1% of the voting rights. Until such time as the Policy is no longer outstanding in accordance with its terms, the Certificate Insurer shall be entitled to exercise all of the voting rights of the Class A certificates. The Class X-1 certificates and the Class R certificates will not be entitled to any voting rights. The Class X certificates and Class P certificates will initially be held by Goldman, Sachs & Co.

The Offered Certificates and the Class M-6 certificates represent interests in all of the mortgage loans in the issuing entity.

The following chart illustrates generally the distribution priorities and subordination features applicable to the Offered Certificates.

Book-Entry Registration

The Offered Certificates are sometimes referred to in this free writing prospectus as “book-entry certificates.” No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the issuing entity, except under the limited circumstances described in this free writing prospectus. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the “holder” of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the Offered Certificates will be represented by book entries on the records of DTC and its participating members. All references in this free writing prospectus to the Offered Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

The beneficial owners of the Offered Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Offered Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal balance of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold such positions in customers’ securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

The beneficial owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Offered Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee or any paying agent as holders of the Offered Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Offered Certificates only indirectly through DTC and its participants.

Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the Offered Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the Offered Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with the persons holding through Euroclear participants.

Distributions on the book-entry certificates will be made on each Distribution Date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the issuing entity made available by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of the Offered Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

None of the issuing entity, the depositor, the servicer or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See “Description of the Securities—Book-Entry Registration” in the prospectus.

See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

The Offered Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the trustee or the depositor is unable to locate a qualified successor or (b) the depositor notifies the trustee and DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

Upon the occurrence of any event described in the immediately preceding paragraph, DTC or the trustee, as applicable, will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

Definitive certificates will be transferable and exchangeable at the offices of the trustee, its agent or the certificate registrar designated from time to time for those purposes. As of the closing, the trustee designates the offices of its agent located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit, for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Assignment of the Mortgage Loans

Pursuant to a mortgage loan purchase and warranties agreement (the “Sale Agreement”), National City Bank sold the mortgage loans, without recourse, to GSMC (except for the limited repurchase rights described below). Pursuant to an assignment and recognition agreement (collectively with the Sale Agreement, the “National City Bank Agreements”), GSMC will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding (after giving effect to payments of principal due on that date, whether or not received) as of the cut-off date, and interest due and accruing after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the issuing entity, all right, title and interest in and to each mortgage loan, including all principal outstanding (after giving effect to payments of principal due on that date, whether or not received) as of, and interest due after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the close of business on the cut-off date. However, GSMC will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such mortgage loan on or prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

Delivery of Mortgage Loan Documents

In connection with the sale, transfer, assignment or pledge of the mortgage loans to the issuing entity, the depositor will cause to be delivered to the trustee on or before the closing date, the following documents with respect to each mortgage loan, which documents constitute the mortgage file:

(a)  the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

(b)  with respect to any mortgage loan, the original of any guaranty executed in connection with the mortgage note (if any);

(c)  the related original mortgage and evidence of its recording or, in certain circumstances, a copy of the mortgage certified by the appropriate public recording office or a copy of the mortgage together with an officer’s certificate of the applicable original loan seller (or certified by the title company, escrow agent or closing attorney) stating that such mortgage has been dispatched for recordation and the original recorded mortgage or a copy of such mortgage certified by the originator, escrow company, title company, or closing attorney will be promptly delivered upon receipt by the applicable original loan seller;

(d)  except with respect to each MERS Designated Mortgage Loan, the originals of all intervening mortgage assignment(s), showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee or, in certain limited circumstances, (i) a copy of the intervening mortgage assignment together with an officer’s certificate (or certified by) of the applicable original loan seller (or certified by the title company, escrow agent or closing attorney) stating that such intervening mortgage assignment has been dispatched for recordation and the original intervening mortgage assignment or a copy of such intervening mortgage assignment certified by the appropriate public recording office will be promptly delivered upon receipt by the applicable original loan seller, or (ii) a copy of the intervening mortgage assignment certified by the appropriate public recording office to be a true and complete copy of the recorded original;

(e)  except with respect to each MERS Designated Mortgage Loan, the original mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

(f)  originals of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed;

(g)  an original (or a copy of the) lender’s title insurance policy or a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

(h)  the original (or a copy of) any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage.

Pursuant to the pooling and servicing agreement, the trustee will agree to execute and deliver on the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans, with any exceptions noted. The trustee will agree, for the benefit of the holders of the certificates and the Certificate Insurer, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

•	all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

•	each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

•
based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

•	each mortgage note has been endorsed as provided in the pooling and servicing agreement.

If the trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file that is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans, the trustee is required to promptly so notify the servicer, the depositor and the Certificate Insurer in writing. The depositor will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee. If, however, within 120 days after the earlier of either discovery by or notice to the depositor of such defect, National City Bank has not caused the defect to be remedied, National City Bank will be required to repurchase the defective mortgage loan. The repurchase is required to be effected in the same manner as a repurchase for a material breach of a mortgage loan representation and warranty, as described below under “—Representations and Warranties Relating to the Mortgage Loans”. The obligations of National City Bank to cure such breach or to purchase any mortgage loan and to indemnify for such breach constitute the sole remedies respecting a material breach of any such representation or warranty available to the holders of the certificates, the servicer, the trustee and the depositor.

Representations and Warranties Relating to the Mortgage Loans

Pursuant to the National City Bank Agreements, National City Bank has made certain representations and warranties as of the Original Sale Date (or such other date as set forth below). These representations and warranties include, but are not limited to:

(1) No payment required under the mortgage loan is more than one payment past due;

(2) To National City Bank’s knowledge, there are no defaults in complying with (i) the terms of the mortgage, (ii) all governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents and (iii) all taxes which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

(3) The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from and after the date of origination, except by a written instrument which has been recorded, if necessary to protect the lien related to such mortgage loan. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage loan file;

(4) The mortgage loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect to the mortgage loan, and, to the best of National City Bank’s knowledge or unless otherwise indicated, no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the mortgage loan was originated;

(5) Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire;

(6) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory, abusive and fair lending laws, equal credit opportunity, recording laws, wrongful discrimination or disclosure laws or unfair and deceptive practices laws applicable to the mortgage loan including, without limitation, any provisions relating to prepayment penalties, have been complied with;

(7) The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. National City Bank has not waived the performance by the mortgagor of any action, if the mortgagor’s failure to perform such action would cause the mortgage loan to be in default, nor has National City Bank waived any default resulting from any action or inaction by the mortgagor;

(8) The mortgage is a valid and subsisting second lien on the mortgaged property, including all buildings and improvements on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the related mortgage loan. The lien of the mortgage is subject only to:

(A) the lien of current real property taxes and assessments not yet due and payable;

(B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal;

(C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property; and

(D) a first lien on the mortgaged property;

(9) The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of its maker enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or a law). All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a mortgage loan has taken place on the part of National City Bank and, to the best of National City Bank’s knowledge, any other person, (including without limitation, the mortgagor, any appraiser, or any other party involved in the origination or servicing of the mortgage loan);

(10) The mortgage loan is covered by an American Land Title Association lender’s title insurance policy, or with respect to any mortgage loan for which the related mortgaged property is located in California, a California Land Title Association lender’s title insurance policy, or other generally acceptable form of policy or insurance, and each such title insurance policy is issued by a title insurer generally acceptable in the secondary market and qualified to do business in the jurisdiction where the mortgaged property is located, insuring National City Bank, its successors and assigns, as to the second priority lien of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clause (i) of representation 8 above;

(11) Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither National City Bank nor any of its affiliates nor any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration;

(12) The mortgage loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, an operating subsidiary of a national bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority;

(13) The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a mortgagor on a mortgage loan and foreclosure on, or trustee’s sale of, the mortgaged property pursuant to the proper procedures, the holder of the mortgage loan will be able to deliver good and merchantable title to the mortgaged property. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property at a trustee’s sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

(14) To National City Bank’s knowledge, the mortgaged property is lawfully occupied under applicable law. To National City Bank’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy, have been made or obtained from the appropriate authorities;

(15) With respect to any mortgage loan secured by a mortgaged property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, (ii) the related manufactured housing unit and the related land are subject to a mortgage properly filed in the appropriate public recording office and naming the originator as mortgagee, (iii) the related mortgaged property is not located in the state of New Jersey and (iv) as of the origination date of the related mortgage loan, the related manufactured housing unit that secures such mortgage loan either: (x) was the principal residence of the mortgagor or (y) was classified as real property under applicable state law;

(16) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

(17) To National City Bank’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property. To National City Bank’s knowledge, the mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended and each mortgaged property is in good repair;

(18) The mortgage file contains an appraisal of the related mortgaged property signed prior to the approval of the mortgage loan application by a qualified appraiser, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated under that Act, all as in effect on the date the mortgage loan was originated or pursuant to First Franklin’s automated appraisal methodology as set forth in First Franklin’s underwriting guidelines;

(19) None of the mortgage loans are (i) High Cost Loans, (ii) covered by the Home Ownership and Equity Protection Act of 1994 or (iii) in violation of, or classified as “high cost”, “threshold,” “predatory” or “covered” loans under, any other applicable state, federal or local law. No predatory or deceptive lending practices, as defined by applicable laws, including, without limitation, the extension of credit without regard to the ability of the mortgagor to repay and the extension of credit which has no apparent benefit to the mortgagor, were employed in the origination of the mortgage loan. None of the mortgage loans that are secured by residential real property in North Carolina contains prepayment penalties that (i) exceed, in the aggregate, more that two percent of the amount prepaid or (ii) may be collected more than 30 months after loan closing;

(20) With respect to any mortgage loan that contains a provision permitting imposition of a prepayment charge prior to maturity: (i) the mortgage loan's originator has a written policy that provides that all its mortgage loans are available with or without prepayment charges, (ii) the mortgage loan’s originator has an established mortgage broker agreement that requires brokers to counsel and pre-qualify the borrower to determine the loan product(s) that the borrower can afford as well as educate borrowers in the home financing process and to advise borrowers about the different types of loan products made available by the mortgage loan originator (and among these products are loan products with and without prepayment charges), (iii) prior to the mortgage loan’s origination, the mortgage loan originator’s rate sheets relating to the mortgage loan priced the mortgage loan with or without prepayment charges, and the prepayment charge provided the mortgagor with a monetary benefit, including but not limited to a rate or fee reduction, (iv) in order for the mortgage broker to obtain compensation from the mortgage loan originator, the mortgage broker must perform the services in (ii) in connection with the loan’s origination, (v) National City Bank has reason to believe that the mortgage broker complied with the mortgage broker agreement and has no knowledge that, prior to the mortgage loan’s origination, the mortgagor was not offered the option of obtaining a mortgage loan that did not require payment of such a prepayment charge, (vi) the prepayment charge is disclosed to the mortgagor in the mortgage note and applicable required disclosures pursuant to applicable state and federal law, and (vii), the servicer shall not impose such prepayment charge in any instance when the mortgage debt is accelerated as the result of the mortgagor’s delinquency or default in making the loan payments, notwithstanding that the terms of the mortgage loan or state or federal law might permit the imposition of a prepayment charge;

(21) No mortgage loan is a High-Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”). There is no mortgage loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by property located in the State of Georgia. There is no mortgage loan that was originated on or after March 7, 2003 that is a “high cost home loan” as defined under the Georgia Fair Lending Act;

(22) The origination, servicing and collection practices used by National City Bank with respect to the mortgage loans have been in all respects in compliance with accepted servicing practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business;

(23) Each mortgage loan was originated in compliance with, and National City Bank is in compliance with, all applicable anti-money laundering laws, including the relevant provisions of the Bank Secrecy Act, as amended by the USA Patriot Act of 2001 and its implementing regulations, and related government rules and regulations (collectively, the “Patriot Act”); the Seller has established an anti money laundering compliance program and, with respect to the Patriot Act, has (i) developed internal policies, procedures and controls reasonably designed to prevent it from being used for money laundering or the financing of terrorist activities, (ii) designated a compliance officer, (iii) implemented an ongoing employee training program and (iv) developed an independent audit function to test the compliance program;

(24) With respect to any mortgage loan originated on or after August 1, 2004, neither the related mortgage nor the related mortgage note requires the mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction;

(25) National City Bank has furnished or has caused the any interim servicer to furnish, in accordance with the Fair Credit Reporting Act, accurate and complete information on its borrower credit files with respect to each mortgage loan to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis;

(26) As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91 508) or other credit information furnished by National City Bank, that National City Bank has full right and authority and is not precluded by law or contract from furnishing such information; and

(27) Each mortgage loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.

Pursuant to the National City Bank Agreements, upon the discovery by a certificateholder, the Certificate Insurer, the servicer, the depositor or the trustee that any of the representations and warranties contained in the National City Bank Agreements have been breached in any material respect as of the date made, with the result that the value of, or the interests of the trustee, or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach will be required to give prompt written notice to the other parties. With respect to those representations and warranties which are made to National City Bank’s knowledge or to the best of National City Bank’s knowledge, if it is discovered by National City Bank that the substance of such representation and warranty is inaccurate, notwithstanding the lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy will be deemed a breach of the related representation and warranty and make such mortgage loan subject to repurchase as described herein. Subject to certain provisions of the National City Bank Agreements, within no more than sixty days of the earlier to occur of National City Bank’s discovery of or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, National City Bank will be required to:

•     use its best efforts promptly to cure such breach in all material respects, or

•     repurchase such mortgage loan at a repurchase price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer or other reasonable expenses of the servicer or trustee in connection with the mortgage loan or the purchase, including without limitation costs and expenses incurred in the enforcement of the repurchase obligation hereunder plus any costs and damages incurred in connection with any violation by such mortgage loan of any applicable predatory or abusive-lending law.

Notwithstanding the foregoing, pursuant to the terms of the National City Bank Agreements, in the event of discovery by GSMC or the depositor that a mortgage loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the National City Bank Agreements, National City Bank will be required to repurchase the related mortgage loan at the repurchase price within not more than sixty days of such discovery or receipt of notice. The repurchase price with respect to such mortgage loan will be required to be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

In addition, National City Bank is obligated to indemnify the depositor, the servicer, the issuing entity, the Certificate Insurer and the trustee for any third-party claims arising out of a breach by National City Bank of representations or warranties regarding the mortgage loans. The obligations of National City Bank to cure such breach or repurchase any mortgage loan and to indemnify for such breach constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the depositor, the servicer and the trustee.

Pursuant to the National City Bank Agreements, GSMC will make the following representations and warranties:

(1) GSMC is the sole owner of record and holder of the mortgage loan and the indebtedness evidenced by each mortgage note. The mortgage loan is not assigned or pledged, and GSMC has good, indefeasible and marketable title thereto, and has full right to transfer and sell the mortgage loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each mortgage loan and following the sale of each mortgage loan, the assignee will own such mortgage loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. GSMC intends to relinquish all rights to possess, control and monitor the mortgage loan;

(2) GSMC has not waived the performance by the mortgagor of any action, if the mortgagor’s failure to perform such action would cause the mortgage loan to be in default, nor has National City Bank waived any default resulting from any action or inaction by the mortgagor;

(3) with respect to each mortgage loan, any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws, all applicable predatory and abusive lending laws or unfair and deceptive practices laws applicable to the mortgage loan (including, without any limitation, any provisions relating to prepayment penalties) have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations;

(4) with respect to each mortgage loan, none of the mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994 or classified as a “high cost,” “threshold,” “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under an applicable law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees), and no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act; and

(5) none of the mortgage loans had a prepayment premium period in excess of three years.

In the event of a material breach of any of the foregoing representations and warranties of GSMC, GSMC will be required to cure or repurchase the affected mortgage loan in the same manner described above for a material breach of a representation or warranty of National City Bank. The obligations of GSMC to cure such breach or repurchase any mortgage loan constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the depositor, the servicer and the trustee.

Payments on the Mortgage Loans

The pooling and servicing agreement provides that the servicer is required to establish and maintain a separate collection account. The pooling and servicing agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

The servicer is obligated to deposit or cause to be deposited in the collection account within two business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

•	all payments on account of principal, including prepayments of principal on the mortgage loans;

•	all payments on account of interest on the mortgage loans;

•	all Liquidation Proceeds;

•
all Insurance Proceeds and Condemnation Proceeds on the related mortgage loans to the extent such Insurance Proceeds or Condemnation Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices;

•	all other amounts, including any proceeds from purchases and repurchases of the mortgage loans, required to be deposited in the collection account pursuant to the pooling and servicing agreement; and

•	any amounts required to be deposited in connection with net losses realized on investments of funds in the related collection account.

The servicer is not permitted to commingle funds in the collection account with any other funds or assets.

The trustee will be obligated to set up a distribution account with respect to the certificates into which the servicer will be required to deposit or cause to be deposited the funds required to be remitted by the servicer on the Servicer Remittance Date. The pooling and servicing agreement permits, but does not obligate, the trustee to invest funds in the distribution account for its own benefit in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the related Distribution Date.

The funds required to be remitted by the servicer on the Servicer Remittance Date will be equal to the sum, without duplication, of:

•	all collections of scheduled principal and interest on the related mortgage loans received by the servicer during the related Due Period;

•
all principal prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries on the related mortgage loans, if any, collected by such servicer applicable to the related Prepayment Period;

•	all P&I Advances made by the servicer with respect to payments due to be received on the related mortgage loans on the related due date but not received by the related Determination Date;

•
amounts of Compensating Interest required to be deposited in connection with certain principal prepayments, as described under “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this free writing prospectus; and

•	any other amounts required to be placed in the related collection account by the servicer pursuant to the pooling and servicing agreement;

but excluding the following:

(a)  for any related mortgage loan with respect to which the servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Subsequent Recoveries to the extent of such unreimbursed P&I Advance;

(b)  amounts received on a particular related mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance representing reimbursements of such servicing advance, to the extent of such unreimbursed servicing advance;

(c)  for such Servicer Remittance Date, the aggregate servicing fee;

(d)  all net income from eligible investments that are held in the related collection account for the account of the servicer;

(e)  all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;

(f)  for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

(g)  certain other amounts which are reimbursable to the depositor or the servicer as provided in the pooling and servicing agreement;

(h)  all funds inadvertently placed in the related collection account by the servicer; and

(i)  all collections of principal and interest not required to be remitted on the Servicer Remittance Date.

The amounts described in clauses (a) through (i) above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

Distributions

Distributions on the certificates will be required to be made by the trustee on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in May 2007 (each, a “Distribution Date”), to the persons in whose names the certificates are registered on the related Record Date.

Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities as directed by that certificateholder in its written wire instructions provided to the trustee or if no wire instructions are provided then by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trustee designated from time to time for those purposes. Initially, the trustee designates the offices of its agent located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Securities Payment Unit, for purposes of the surrender of certificates for the final distribution.

Administration Fees

As described under the definition of “Available Funds” included in the “Glossary of Terms” in this free writing prospectus, funds collected on the mortgage loans that are available for distribution to certificateholders will be net of the servicing fee payable on each mortgage loan and net of amounts owed to the depositor, the custodian and the trustee. On each Distribution Date, the servicer will be entitled to its fee prior to the certificateholders receiving any distributions. The servicing fee for any Distribution Date for any mortgage loan will be an amount equal to one-twelfth of the servicing fee rate on the Stated Principal Balance of such mortgage loan as of the first day of the Due Period preceding the applicable Distribution Date.

The trustee will be entitled to retain, as its compensation, any net interest or other income earned on deposits in the distribution account.

The following table identifies the per annum fee rate applicable in calculating the servicing fee and the Premium Percentage.

Fee	Per Annum Fee Rate
Servicing Fee	0.50%
Premium Percentage	0.12%*

* The Premium Percentage is applied to the Class Certificate Balance of the Class A certificates to determine the Premium payable to the Certificate Insurer.

In addition to the servicing fee and the Premium Percentage, funds collected on the mortgage loans that are available for distribution to the certificateholders will also be net of any indemnification payments made to the depositor, the servicer, the Certificate Insurer or the trustee, as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Servicer and the Trustee” in this free writing prospectus, and reimbursements for certain unanticipated expenses borne by the depositor, the servicer, the Certificate Insurer or the trustee, as described in this free writing prospectus and the accompanying prospectus.

Priority of Distributions

As more fully described in this free writing prospectus, distributions will be made on each Distribution Date from Available Funds and will be made in the following order of priority:

(1)  to the Supplemental Interest Trust, to pay Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments);

(2)  to the Certificate Insurer, the related Premium;

(3)  to interest on the Class A certificates and to unpaid interest on the Class A certificates, in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal”;

(4)  to the Certificate Insurer for prior draws (including applicable interest) on the Policy;

(5)  to interest on the Class M certificates, sequentially, in ascending numerical order, in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal”;

(6)  to the Certificate Insurer, any amounts owed to the Certificate Insurer under the insurance agreement;

(7)  to principal on the Class A certificates, in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal”;

(8)  to the Certificate Insurer for prior draws (including applicable interest) on the Policy to the extent not covered by the Interest Remittance Amount;

(9)  to principal on the Class M certificates, sequentially, in ascending numerical order in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal”, until their respective Class Certificate Balances are reduced to zero;

(10)  to the Certificate Insurer, any amounts owed to the Certificate Insurer under the insurance agreement;

(11)  to unpaid interest on the Class M certificates, in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal”;

(12)  to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amount to the extent not covered by amounts on deposit in the Supplemental Interest Trust;

(13)  from funds on deposit in the Excess Reserve Fund Account, an amount equal to any Basis Risk Carry Forward Amount with respect to the Class A certificates and Class M certificates for that Distribution Date in the same order and priority in which interest is allocated among those classes of certificates, in each case to the extent not covered by the funds available for Basis Risk Carry Forward Amounts in the Supplemental Interest Trust;

(14)  to the Class M-7 certificates an amount equal to 100% of any remaining amounts (otherwise distributable to the Class X certificates) until their Class Certificate Balance has been reduced to zero;

(15)  to the Supplemental Interest Trust, the amount of any Defaulted Swap Termination Payment owed to the Swap Provider;

(16)  certain amounts of interest and principal to the Class X certificates; and

(17)  any remaining amount to the Class R certificates;

in each case, subject to certain limitations set forth below under “—Distributions of Interest and Principal.”

Distributions of Interest and Principal

For any Distribution Date, the “Pass-Through Rate” for each class of Offered Certificates and the Class M-6 certificates will be a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date and (2) the WAC Cap.

The “WAC Cap” for any Distribution Date will be a per annum rate equal to the product of (i) 30 divided by the actual number of days in the applicable Interest Accrual Period and (ii) (A) the weighted average of the interest rates on the mortgage loans (in each case, less the servicing fee rate and, in the case of the Class A certificates, the Premium Percentage) in effect at the beginning of the related Due Period on the mortgage loans, less (B) Net Swap Payments, if any, for that Distribution Date, and certain Swap Termination Payments owed to the Swap Provider (other than Defaulted Swap Termination Payments), if any, for that Distribution Date, divided by the Stated Principal Balance of the mortgage loans then in effect on the beginning of the related Due Period, multiplied by 12.

The fixed margin for each class of Offered Certificates and the Class M-6 certificates is as follows: Class A, [_____]%; Class M-1, [_____]%; Class M-2, [_____]%; Class M-3, [_____]%, Class M-4, [_____]%, Class M-5, [_____]%, Class M-6, [_____]% and Class M-7, [_____]%. On the Distribution Date immediately following the Distribution Date on which the Optional Clean-up Call is exercisable and each Distribution Date thereafter, the pass-through margin for each class of Offered Certificates and the Class M-6 certificates will increase to the following: Class A, [_____]%; Class M-1, [_____]%; Class M-2, [_____]%; Class M-3, [_____]%; Class M-4, [_____]%; Class M-5, [_____]%; Class M-6, [_____]% and Class M-7, [_____]%.

On each Distribution Date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount. The “Principal Distribution Amount” for each Distribution Date will equal the sum of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

On each Distribution Date, the trustee will be required to make the disbursements and transfers specified below from the Available Funds then on deposit in the distribution account in the following order of priority:

(i)     to the holders of each class of Class A certificates and Class M certificates, the Certificate Insurer and to the Supplemental Interest Trust, an amount equal to the Interest Remittance Amount, in the following order of priority:
(A)  to the Supplemental Interest Trust, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider other than a Defaulted Swap Termination Payment owed to the Swap Provider, if any;
(B)  to the Certificate Insurer, the related Premium for that Distribution Date;
(C)  from any remaining Interest Remittance Amount, to the Class A certificates, the Accrued Certificate Interest and Unpaid Interest Amount;
(D)  to the Certificate Insurer for prior draws (including applicable interest) on the Policy;
(E)  from any remaining Interest Remittance Amount, to the Class M-1 certificates, the Accrued Certificate Interest for that class;
(F)  from any remaining Interest Remittance Amount, to the Class M-2 certificates, the Accrued Certificate Interest for that class;
(G)  from any remaining Interest Remittance Amount, to the Class M-3 certificates, the Accrued Certificate Interest for that class;
(H)  from any remaining Interest Remittance Amount, to the Class M-4 certificates, the Accrued Certificate Interest for that class;
(I)  from any remaining Interest Remittance Amount, to the Class M-5 certificates, the Accrued Certificate Interest for that class;
(J)  from any remaining Interest Remittance Amount, to the Class M-6 certificates, the Accrued Certificate Interest for that class;
(K)  from any remaining Interest Remittance Amount, to the Class M-7 certificates, the Accrued Certificate Interest for that class;
(L)  from any remaining Interest Remittance Amount, to the Certificate Insurer, any amounts owed to the Certificate Insurer under the insurance agreement; and

(ii)   (A) each Distribution Date (a) before the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the holders of the class or classes of Class A certificates and Class M certificates then entitled to distributions of principal as set forth below and the Certificate Insurer, an amount equal to the Principal Distribution Amount in the following order of priority:
(i)	to the Class A certificates, until their Class Certificate Balance is reduced to zero;
(ii)	to the Certificate Insurer for prior draws (including applicable interest) on the Policy to the extent not covered by the Interest Remittance Amount,
(iii)	sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 certificates, in that order, until their respective Class Certificate Balances are reduced to zero;
(iv)	to the Certificate Insurer, any amounts owed to the Certificate Insurer under the insurance agreement;
(B)  on each Distribution Date (a) on and after the Stepdown Date and (b) as long as a Trigger Event is not in effect, to the holders of the class or classes of Class A certificates and Class M certificates then entitled to distribution of principal and the Certificate Insurer an amount equal to the Principal Distribution Amount in the following order of priority:

(i)	to the Class A certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;
(ii)	to the Certificate Insurer for prior draws (including applicable interest) on the Policy, to the extent not covered by the Interest Remittance Amount;
(iii)
to the Class M-1 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(i) above and the amount distributed to the Certificate Insurer in clause (ii)(B)(ii) above and (y) the Class M-1 Principal Distribution Amount until their Class Certificate Balance has been reduced to zero;

(iv)
to the Class M-2 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(i) above, the amount distributed to the Certificate Insurer in clause (ii)(B)(ii) above and to the Class M-1 certificates in clause (ii)(B)(iii) above and (y) the Class M-2 Principal Distribution Amount until their Class Certificate Balance has been reduced to zero;

(v)
to the Class M-3 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(i) above, the amount distributed to the Certificate Insurer in clause (ii)(B)(ii) above, to the Class M-1 certificates in clause (ii)(B)(iii) above and to the Class M-2 certificates in clause (ii)(B)(iv) above and (y) the Class M-3 Principal Distribution Amount until their Class Certificate Balance has been reduced to zero;

(vi)
to the Class M-4 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(i) above, the amount distributed to the Certificate Insurer in clause (ii)(B)(ii) above, to the Class M-1 certificates in clause (ii)(B)(iii) above, to the Class M-2 certificates in clause (ii)(B)(iv) above and to the Class M-3 certificates in clause (ii)(B)(v) above and (y) the Class M-4 Principal Distribution Amount until their Class Certificate Balance has been reduced to zero;

(vii)
to the Class M-5 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(i) above, the amount distributed to the Certificate Insurer in clause (ii)(B)(ii) above, to the Class M-1 certificates in clause (ii)(B)(iii) above, to the Class M-2 certificates in clause (ii)(B)(iv) above, to the Class M-3 certificates in clause (ii)(B)(v) above and to the Class M-4 certificates in clause (ii)(B)(vi) above and (y) the Class M-5 Principal Distribution Amount until their Class Certificate Balance has been reduced to zero;

(viii)
to the Class M-6 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(i) above, the amount distributed to the Certificate Insurer in clause (ii)(B)(ii) above, to the Class M-1 certificates in clause (ii)(B)(iii) above, to the Class M-2 certificates in clause (ii)(B)(iv) above, to the Class M-3 certificates in clause (ii)(B)(v) above, to the Class M-4 certificates in clause (ii)(B)(vi) above and to the Class M-5 certificates in clause (ii)(B)(vii) above and (y) the Class M-6 Principal Distribution Amount until their Class Certificate Balance has been reduced to zero;

(ix)
to the Class M-7 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(i) above, the amount distributed to the Certificate Insurer in clause (ii)(B)(ii) above, to the Class M-1 certificates in clause (ii)(B)(iii) above, to the Class M-2 certificates in clause (ii)(B)(iv) above, to the Class M-3 certificates in clause (ii)(B)(v) above, to the Class M-4 certificates in clause (ii)(B)(vi) above, to the Class M-5 certificates in clause (ii)(B)(vii) above and to the Class M-6 certificates in clause (ii)(B)(viii) above and (y) the Class M-7 Principal Distribution Amount until their Class Certificate Balance has been reduced to zero; and

(x)	to the Certificate Insurer, any amounts owed to the Certificate Insurer under the insurance agreement;

(iii)      any amount remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

(A)  to the holders of the Class M-1 certificates, any Unpaid Interest Amount for that class;

(B)  to the holders of the Class M-2 certificates, any Unpaid Interest Amount for that class;

(C)  to the holders of the Class M-3 certificates, any Unpaid Interest Amount for that class;

(D)  to the holders of the Class M-4 certificates, any Unpaid Interest Amount for that class;

(E)  to the holders of the Class M-5 certificates, any Unpaid Interest Amount for that class;

(F)  to the holders of the Class M-6 certificates, any Unpaid Interest Amount for that class;

(G)  to the holders of the Class M-7 certificates, any Unpaid Interest Amount for that class;

(H)  to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date, to the extent not covered by amounts on deposit in the Supplemental Interest Trust;

(I)  from funds on deposit in the Excess Reserve Fund Account, an amount equal to any Basis Risk Carry Forward Amount with respect to the Class A certificates and Class M certificates for that Distribution Date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates, in each case to the extent not covered by the funds available for Basis Risk Carry Forward Amounts in the Supplemental Interest Trust;

(J)  to the Class M-7 certificates an amount equal to 100% of any remaining amounts (otherwise distributable to the Class X certificates) until their Class Certificate Balance has been reduced to zero;

(K)  to the Supplemental Interest Trust, the amount of any Defaulted Swap Termination Payment owed to the Swap Provider;

(L)  to the Class X certificates, those amounts as set forth in the pooling and servicing agreement; and

(M)  to the holders of the Class R certificates, any remaining amounts as set forth in the pooling and servicing agreement.

Notwithstanding the foregoing, if the Stepdown Date is the date on which the Class Certificate Balance of the Class A certificates is reduced to zero, any Principal Distribution Amount remaining after distribution thereof to the Class A certificates will be included as part of the distributions pursuant to clause (ii)(B) above.

On each Distribution Date, the trustee is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period, as set forth in the pooling and servicing agreement.

If on any Distribution Date, after giving effect to all distributions of principal as described above, allocation of payments from the Supplemental Interest Trust to pay principal as described under “—Supplemental Interest Trust” below, the aggregate Class Certificate Balance of the Class A certificates and Class M certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, the Class Certificate Balance of the applicable Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 certificates will be reduced, in inverse order of seniority (beginning with the Class M-7 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction of a Class Certificate Balance is referred to as an “Applied Realized Loss Amount.” No Applied Realized Loss Amounts will be allocated to the Class A certificates, provided that the Policy will cover any outstanding principal on the Class A certificates on the Distribution Date in July 2035. In the event Applied Realized Loss Amounts are allocated to any class of certificates, their Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, prior to the time a mortgage loan is released from the trust as described in “The Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus, amounts are received with respect to that mortgage loan or related mortgaged property that had previously been charged off, liquidated or otherwise disposed of (any such amount being referred to as a “Subsequent Recovery”), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable class of certificates). Any such Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state statute (a “Relief Act Shortfall”) and any prepayment interest shortfalls not covered by Compensating Interest (as further described in “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this free writing prospectus) will be allocated first to reduce the amounts of interest otherwise distributable on the Class X certificates, and thereafter as a reduction to the Accrued Certificate Interest for the Offered Certificates and the Class M-6 certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. The holders of the Offered Certificates and the Class M-6 certificates will not be entitled to reimbursement for the allocation of any of those shortfalls described in the preceding sentence and such shortfalls will not be covered by the Policy.

Supplemental Interest Trust

Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts for any Distribution Date will be deposited into a trust account (the “Supplemental Interest Trust”) established by the trustee on behalf of the Supplemental Interest Trust. Funds in the Supplemental Interest Trust will be distributed in the following order of priority:

(1)  to the Swap Provider, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, to the Swap Provider, if any, owed for that Distribution Date;

(2)  to the holders of the Class A certificates and Class M certificates, to pay Accrued Certificate Interest and, if applicable, any Unpaid Interest Amounts in the same order and priority as described in clause (i) in the fifth full paragraph of “—Distributions of Interest and Principal” above, to the extent unpaid from Available Funds (provided that such amounts shall be paid first to the Certificate Insurer to the extent of any unreimbursed amounts owing to the Certificate Insurer relating to payments made by the Certificate Insurer in respect of Accrued Certificate Interest or Unpaid Interest Amounts on the Class A certificates and Class M certificates);

(3)  to the holders of the Class A certificates and Class M certificates, to pay principal in the same order and priority as described in clause (ii)(A) or clause (ii)(B), as applicable, in the fifth full paragraph of “—Distributions of Interest and Principal” above, but only to the extent necessary to restore, as a result of current or prior Realized Losses not previously reimbursed, the Overcollateralized Amount to the Specified Overcollateralized Amount, after giving effect to payments and distributions from Available Funds;

(4)  to the holders of the Class A certificates and Class M certificates, to pay Unpaid Interest Amounts in the same order and priority as described in clause (iii) in the fifth full paragraph of “—Distributions of Interest and Principal” above, to the extent unpaid from other Available Funds (exclusive of the Policy), and to pay Basis Risk Carry Forward Amounts in the same order and priority as described in clause (iii) in the fifth full paragraph of “—Distributions of Interest and Principal” above, before paying Basis Risk Carry Forward Amounts from Available Funds;

(5)  to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

(6)  to the holders of the Class X certificates, any remaining amounts.

Notwithstanding the foregoing, in the event that the issuing entity receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then the trustee will be required to deposit the Swap Termination Payment into the reserve account that is a part of the Supplemental Interest Trust. On each subsequent Distribution Date (so long as funds are available in the reserve account), the trustee will be required to withdraw from the reserve account and deposit into the Supplemental Interest Trust an amount equal to the amount of any Net Swap Receipt due the issuing entity (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Supplemental Interest Trust. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Supplemental Interest Trust until the final Distribution Date. We cannot assure you that the amount of the Swap Termination Payment deposited into the reserve account will be sufficient to enable the trustee to pay each Net Swap Receipt that would have otherwise been payable by the Swap Provider on each subsequent Distribution Date.

The Supplemental Interest Trust will not be an asset of any REMIC.

Calculation of One-Month LIBOR

On each LIBOR Determination Date, the trustee will be required to determine One-Month LIBOR for the next Interest Accrual Period for the Offered Certificates and the Class M-6 certificates.

Excess Reserve Fund Account

The “Basis Risk Payment” for any Distribution Date will be the aggregate of the Basis Risk Carry Forward Amounts for that date. However, with respect to any Distribution Date, the payment cannot exceed the amount of Available Funds otherwise distributable on the Class X certificates.

If on any Distribution Date, the Pass-Through Rate for any class of Offered Certificates or the Class M-6 certificates is based upon the WAC Cap, the sum of (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the WAC Cap, over (ii) the amount of interest that class of certificates received on that Distribution Date based on its capped Pass-Through Rate and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the WAC Cap) is the “Basis Risk Carry Forward Amount” for those classes of certificates. Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account with respect to such Distribution Date (each as described in this free writing prospectus), to the extent not previously reimbursed by funds available in the Supplemental Interest Trust. In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates, except to the extent the Class Certificate Balance of that class of certificates is increased as a result of any Subsequent Recoveries. In the event the Class Certificate Balance of any class of Offered Certificates or the Class M-6 certificates is reduced because of Applied Realized Loss Amounts (and is not subsequently increased as a result of any Subsequent Recoveries), the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. The ratings on the certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Pursuant to the pooling and servicing agreement, an account (referred to as the “Excess Reserve Fund Account”) will be established, which is held in trust, as part of the issuing entity, by the trustee. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of the Offered Certificates and the Class M-6 certificates will be entitled to receive, to the extent described in this free writing prospectus, payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. The Excess Reserve Fund Account is required to be funded from Available Funds otherwise to be paid as a Defaulted Swap Termination Payment or to the Class X certificates. Any distribution by the trustee from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date.

Interest Rate Swap Agreement

On the closing date, the trustee on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with the Swap Provider. Under the interest rate swap agreement, beginning with the Distribution Date in May 2007 and ending on the Distribution Date in April 2012, the supplemental interest trust will pay to the Swap Provider fixed payments at a per annum rate of 5.05% per annum (subject to a variance of plus or minus 1.00% and calculated on an actual/360 basis), and the Swap Provider will pay to the supplemental interest trust floating payments at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement (calculated on an actual/360 basis)), in each case calculated on a scheduled notional amount set forth on Annex II to this free writing prospectus. To the extent that a fixed payment exceeds the floating payment payable with respect to any of the applicable Distribution Dates, amounts otherwise available to certificateholders will be applied on such Distribution Date to make a net payment to the Swap Provider (each, a “Net Swap Payment”), and to the extent that the floating payment from the swap provider exceeds the fixed payment payable from the supplemental interest trust with respect to any of the applicable Distribution Dates, the Swap Provider will owe a net payment to the supplemental interest trust on the business day preceding such Distribution Date (each, a “Net Swap Receipt”).

All payments due to the Swap Provider under the interest rate swap agreement shall be paid from Available Funds on each applicable Distribution Date in accordance with the priority of payments described under “—Distributions of Interest and Principal” and “—Supplemental Interest Trust” above. Any Swap Termination Payment (as defined below) other than a Defaulted Swap Termination Payment (as defined below) due to the Swap Provider shall be paid on a senior basis on each applicable Distribution Date in accordance with the priority of payments and any Defaulted Swap Termination Payment owed by the supplemental interest trust to the Swap Provider shall be paid by the supplemental interest trust on a subordinated basis. However, to the extent any payments are received by the supplemental interest trust as a result of entering into replacement transaction(s) following a Downgrade Terminating Event (as defined below), the Swap Provider that is being replaced shall have first priority to those payments over certificateholders, the servicer and the trustee, and the supplemental interest trust shall pay to the Swap Provider the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the Swap Provider (to the extent not already paid by the supplemental interest trust) that is being replaced immediately upon receipt. See “—Distributions of Interest and Principal” above.

A “Swap Termination Payment” is a termination payment required to be made by either the supplemental interest trust or the Swap Provider pursuant to the interest rate swap agreement as a result of termination of the interest rate swap agreement.

The interest rate swap agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of Default under the interest rate swap agreement include, among other things, the following:

•	failure to pay,

•	failure of the Swap Provider or any credit support provider to comply with any related credit support document;

•	bankruptcy and insolvency events, and

•	a merger by the Swap Provider without an assumption of its obligations under the interest rate swap agreement.

Termination events under the interest rate swap agreement include, among other things:

•
illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable),

•
a tax event (which generally relates to either party to the interest rate swap agreement receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

•
a tax event upon merger (which generally relates to either party receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger),

•
upon the irrevocable direction to dissolve or otherwise terminate the issuing entity following which all assets of the issuing entity will be liquidated and the proceeds of such liquidation will be distributed to certificateholders, and

•	upon the exercise of the Optional Clean-up Call.

“Defaulted Swap Termination Payment” means any termination payment required to be made by the supplemental interest trust to the Swap Provider pursuant to the interest rate swap agreement as a result of an event of default under the interest rate swap agreement with respect to which the Swap Provider is the defaulting party or a termination event under that agreement (other than illegality, a tax event or a tax event upon merger of the Swap Provider) with respect to which the Swap Provider is the sole affected party or with respect to a termination resulting from a Substitution Event (as described below).

In addition to the termination events specified above, it shall be an additional termination event under the interest rate swap agreement (such event, a “Downgrade Terminating Event”) if (x) either of the rating agencies downgrades the Swap Provider below the Required Swap Counterparty Rating (but the Swap Provider has a rating of at least “BBB-” or “A-3,” if applicable, by S&P and “A1,” if applicable, by Moody’s or either of the rating agencies withdraws its rating of the Swap Provider and (y) none of the following events have occurred (except to the extent otherwise approved by the rating agencies):

(i)  within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider shall transfer the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition with respect to S&P;

(ii)  within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider shall collateralize its exposure to the issuing entity pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency Condition; provided that such ISDA Credit Support Annex shall be made a credit support document for the Swap Provider pursuant to an amendment to the interest rate swap agreement;

(iii)  within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of such Swap Provider under the interest rate swap agreement shall be guaranteed by a person or entity that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition with respect to S&P; or

(iv)  within the time period specified in the interest rate swap agreement with respect to such downgrade, such Swap Provider shall take such other steps, if any, to enable the issuing entity to satisfy the Rating Agency Condition.

It shall also be an additional termination event under the interest rate swap agreement if the Swap Provider has a rating of less than “BBB-” or “A-3,” if applicable, by S&P or “A3” or “Prime-2,” if applicable, by Moody’s and within the time period specified in the interest rate swap agreement, such Swap Provider, while collateralizing its exposure to the issuing entity, fails to transfer the interest rate swap agreement at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to satisfaction of the Rating Agency Condition (a “Substitution Event”).

Finally, it shall also be an additional termination event under the interest rate swap agreement if the depositor determines at any time that it is required for purpose of compliance with Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”), to provide any financial data relating to the Swap Provider. If such a determination is made, the Swap Provider will be permitted 15 calendar days to select a successor Swap Provider at the sole cost and expense of the terminated swap provider.

If the supplemental interest trust is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement.

On or after the closing date and so long as the Rating Agency Condition has been satisfied, (i) the supplemental interest trust may, with the consent of the Swap Provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the Swap Provider may, subject to certain limitations on assignment set forth in the interest rate swap agreement, assign its obligations under the interest rate swap agreement to any institution, (iii) the interest rate swap agreement may be amended and/or (iv) the interest rate swap agreement may be terminated or replaced.

The interest rate swap agreement is scheduled to terminate by its terms following the Distribution Date in April 2012 and upon termination of the interest rate swap agreement no further amounts will be paid to the Swap Provider by the supplemental interest trust and no further amounts will be paid to the supplemental interest trust by the Swap Provider.

The Swap Provider may be replaced in certain circumstances, including if the Significance Percentage of the interest swap agreement is equal to or greater than 10%.

The Significance Percentage of the interest rate swap agreement will be less than 10% as of the closing date. The Significance Percentage is calculated by reference to the “Significance Estimate” of the interest rate swap agreement which is determined based on a reasonable good faith estimate of maximum probable exposure represented by the interest rate swap agreement made in substantially the same manner as that used in the sponsor’s internal risk management process in respect of similar instruments. The “Significance Percentage” is the percentage that the amount of the Significance Estimate represents of the aggregate principal balance of the mortgage loans.

Overcollateralization Provisions

The Total Monthly Excess Spread, if any, on any Distribution Date may be applied as an accelerated payment of principal of the Offered Certificates and the Class M-6 certificates, to the limited extent described below. Any such application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal would have the effect of accelerating the amortization of those certificates relative to the amortization of the mortgage loans. The portion, if any, of the Available Funds not required to be distributed to holders of the Offered Certificates and the Class M-6 certificates, paid to the Supplemental Interest Trust or paid to the Certificate Insurer as described above on any Distribution Date will be paid to the holders of the Class X certificates, to the extent not needed to cover Unpaid Interest Amounts, Basis Risk Carry Forward Amounts or Relief Act Shortfalls or to pay principal to the Class M-7 certificates, and will not be available on any future Distribution Date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts or Basis Risk Carry Forward Amounts.

With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over (b) the aggregate Class Certificate Balance of the Offered Certificates and the Class M-6 certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that Distribution Date) is the “Overcollateralized Amount” as of that Distribution Date. As of the closing date the amount of initial overcollateralization is equal to approximately 7.60%. The pooling and servicing agreement will require that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Overcollateralized Amount exceeds the Overcollateralized Amount as of that Distribution Date (the excess is referred to as an “Overcollateralization Deficiency”). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an “Extra Principal Distribution Amount.” The required level of the Overcollateralized Amount with respect to a Distribution Date is the “Specified Overcollateralized Amount” and is set forth in the definition of Specified Overcollateralized Amount in the “Glossary of Terms” in this free writing prospectus. On and after the Stepdown Date the Specified Overcollateralized Amount may decrease, subject to a floor and certain triggers. If a Trigger Event occurs, the Specified Overcollateralized Amount may not “step down.” Total Monthly Excess Spread will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event is in effect, to the extent necessary to maintain the Overcollateralized Amount at the Specified Overcollateralized Amount.

In the event that a Specified Overcollateralized Amount is permitted to decrease or “step down” on a Distribution Date in the future, or in the event that an Excess Overcollateralized Amount otherwise exists, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the Offered Certificates and the Class M-6 certificates on that Distribution Date will be distributed to the holders of the Class X certificates on that Distribution Date (to the extent not required to pay Unpaid Interest Amounts, Basis Risk Carry Forward Amounts, Relief Act Shortfalls to the Offered Certificates and the Class M-6 certificates, principal to the Class M-7 certificates or certain other amounts entitled to a higher priority of payment pursuant to clause (iii) of the fifth full paragraph under “Distributions of Interest and Principal” above) until the Excess Overcollateralized Amount is reduced to zero. This has the effect of decelerating the amortization of the Offered Certificates and the Class M-6 certificates relative to the amortization of the mortgage loans, and of reducing the related Overcollateralized Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on that Distribution Date over (b) the Specified Overcollateralized Amount is the “Excess Overcollateralized Amount” with respect to that Distribution Date. If, on any Distribution Date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on that Distribution Date, would be, greater than zero (i.e., the related Overcollateralized Amount is or would be greater than the related Specified Overcollateralized Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Offered Certificates and the Class M-6 certificates on that Distribution Date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts, Basis Risk Carry Forward Amounts or Relief Act Shortfalls to the Offered Certificates and the Class M-6 certificates, principal to the Class M-7 certificates or certain other amounts entitled to a higher priority of payment pursuant to clause (iii) of the fifth full paragraph under “Distributions of Interest and Principal” above) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and (y) the principal remittance amount (referred to as the “Overcollateralization Reduction Amount” for that Distribution Date). The “Net Monthly Excess Cash Flow” is the amount of Available Funds remaining on a Distribution Date after taking into account the amount necessary to make all payments of interest and principal to the Offered Certificates and the Class M-6 certificates and all amounts required to be paid to the Swap Provider on that Distribution Date (other than Defaulted Swap Termination Payments).

The Policy

The Certificate Insurer will issue a financial guaranty insurance policy (referred to as the “Policy” in this free writing prospectus) for the benefit of the holders of the Class A certificates (the “Insured Certificates”). The following summary of the provisions of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

The Certificate Insurer, in consideration of the payment of a premium and subject to the terms of the Policy, unconditionally guarantees the payment of Insured Amounts and Avoided Payments (to the extent described below) to the trustee on behalf of the holders of the Insured Certificates. The Certificate Insurer will pay Insured Amounts which are due for payment to the trustee on the later of (1) the Distribution Date the Insured Amount is distributable to the holders of the Insured Certificates under the pooling and servicing agreement, and (2) the business day following the business day on which the Certificate Insurer shall have received notice by facsimile, simultaneously confirmed by telephone and subsequently confirmed in writing, or written notice delivered to the Certificate Insurer at its office specified in the Policy, from the trustee, specifying that an Insured Amount is due in accordance with the terms of the Policy (a “Notice”); provided that, if such Notice is received after 10:00 a.m., New York City time, on such business day, it shall be deemed to be received at 9:00 a.m. New York City time on the following business day.

Pursuant to the Policy, the Certificate Insurer will pay any Avoided Payment on the business day next following receipt on a business day by the Certificate Insurer of (i) a certified copy of a final order of a court or other body exercising jurisdiction in an Insolvency Proceeding to the effect that the trustee or holder of an Insured Certificate, as applicable, is required to return such Avoided Payment paid during the Term of the Policy because such Avoided Payment was avoided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the “Final Order”), (ii) an assignment (in the form provided in the Policy) properly completed and executed by the holder of an Insured Certificate, irrevocably assigning to the Certificate Insurer all rights and claims of such holder relating to or arising under such Avoided Payment and (iii) a notice (in the form provided in the Policy) appropriately completed and executed by the trustee; provided that, if such documents are received after 10:00 a.m. New York City time on such business day, they will be deemed to be received at 9:00 a.m. New York City time on the following business day. All payments made by the Certificate Insurer in respect of Avoided Payments shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order, and not to the trustee or the holders of the Insured Certificates directly, unless the holder has previously paid such Avoided Payment to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order, in which case the Certificate Insurer will pay the trustee on behalf of such holder, subject to the delivery of (a) the items referred to in clauses (i), (ii), and (iii) above to the Certificate Insurer and (b) evidence satisfactory to the Certificate Insurer that payment has been made to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order.

The Certificate Insurer shall not be obligated to make any payment in respect of any Insured Amount or Avoided Payment representing a payment of principal on any Insured Certificate prior to the time the Certificate Insurer would have been required to make a payment in respect of such principal pursuant to the Policy.

The Certificate Insurer’s obligation under the Policy will be discharged to the extent that funds are received by the trustee for payment to the holders of the Insured Certificates whether or not those funds are properly distributed by the trustee. Payments of Insured Amounts and Policy payments in respect of Avoided Payments will be made only at the times for such payments set forth in the Policy, and no payments which become due on an accelerated basis for any reason, including an optional termination, will be made regardless of any acceleration of the Insured Certificates, unless the Certificate Insurer elects, in its sole discretion, to pay such amounts in whole or in part (in which case the Insured Amounts will include such accelerated payments as, when, and to the extent so elected by the Certificate Insurer).

For purposes of the Policy, a holder does not and may not include any of the trustee, the depositor, the servicer or any of their respective affiliates.

No person other than the trustee will be entitled to present the Notice.

The Certificate Insurer will be subrogated to the rights of each holder of the Insured Certificates to the extent of any payment by the Certificate Insurer under the Policy.

The Certificate Insurer agrees that if it shall be subrogated to the rights of the holders of the Insured Certificates, the rights of subrogation shall be subordinate and junior in right of payment to the prior indefeasible payment in full of any amounts due the holders on account of payments due under the Insured Certificates. In so doing, the Certificate Insurer does not waive its rights to seek full payment of all Insurer Reimbursement Amounts owed to it under the Insurance Agreement and the pooling and servicing agreement.

The Policy will not cover carryover amounts, prepayment interest shortfalls or any shortfalls resulting from the application of the Relief Act or similar state or local laws or ordinances allocated to the Insured Certificates, any Basis Risk Carry Forward Amount, nor does the Policy guarantee to the holders of the Insured Certificates any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the trust, any certificateholder, any REMIC or the trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes), nor any risk other than Nonpayment of Scheduled Payments, including the failure of the trustee to make any distribution required under the pooling and servicing agreement to the holders of the Insured Certificates.

The following terms have the following meanings under the Policy:

“Avoided Payment” means with respect to the Insured Certificates, any payment of principal or interest previously distributed to a holder of an Insured Certificate by or on behalf of the Trust formed pursuant to the pooling and servicing agreement that is voided as a result of any Insolvency Proceeding and which is returned by a holder of Insured Certificates as required by a final, nonappealable order of a court of competent jurisdiction.

“Deficiency Amount” means, with respect to each class of Insured Certificates, as of any Distribution Date, the sum of the following amounts, in each case after giving effect to distributions made on the Insured Certificates on such Distribution Date from sources other than the Policy:

(i) the excess, if any, of (A) the Accrued Certificate Interest on such class of Insured Certificates (calculated without regard to any step-up of the related Pass-Through Rate following the first distribution date on which the optional clean-up call is exercisable) over (B) the Interest Remittance Amount allocated to pay such Accrued Certificate Interest pursuant to the pooling and servicing agreement; and

(ii) the Class Certificate Balance of such class of Insured Certificates on its Final Maturity Date.

“Final Maturity Date” means the Distribution Date occurring in July 2035.

“Insolvency Proceeding” means the commencement after the closing date of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against any person, the commencement, after the date hereof, of any proceedings by or against any person for the winding up or liquidation of its affairs, or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to any person.

“Insurance Agreement” means that certain Insurance and Indemnity Agreement, dated the closing date, among the Certificate Insurer, the sponsor, the servicer and the depositor.

“Insured Amounts” means, with respect to any Distribution Date and the Insured Certificates, that portion of the Scheduled Payments that shall become due for payment but shall be unpaid by reason of Nonpayment on such Distribution Date (which shall be equal to the amount of any related Deficiency Amount).

“Insured Payments” means, with respect to any Distribution Date, the aggregate amount actually paid by the Certificate Insurer to the trustee in respect of Insured Amounts for such Distribution Date.

“Insurer Reimbursement Amount” means as of any Distribution Date, the sum of (x)(i) all Insured Payments and Avoided Payments paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to such Distribution Date, plus (ii) interest accrued on such Insured Payments and Avoided Payments not previously paid calculated at the Late Payment Rate, from the date the trustee received the related Insured Payments or Avoided Payments, and (y) without duplication, (i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement or the pooling and servicing agreement but for which the Certificate Insurer has not been paid or reimbursed prior to such Distribution Date, plus (ii) interest on such amounts at the Late Payment Rate.

“Late Payment Rate” means the lesser of (a) the greater of (i) the prime rate as published in the Wall Street Journal (or if no such rate is published thereby, in a publication selected by the Certificate Insurer) (any change in such rate of interest to be effective on the date such change is published) plus 2%, and (ii) the weighted average of the then applicable Pass-Through Rates on the Insured Certificates and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days for any Distribution Date.

“Nonpayment“ means, with respect to any Distribution Date, the failure of the trustee to receive in full, in accordance with the terms of the pooling and servicing agreement, funds legally available to pay all or a portion of the Scheduled Payments that are due for payment on the Insured Certificates with respect to such Distribution Date.

“Scheduled Payments” means, with respect to any Distribution Date with respect to each class of the Insured Certificates during the Term of the Policy, (i) the Accrued Certificate Interest due and payable in respect of such class on such Distribution Date and (ii) for the Final Maturity Date, the Class Certificate Balance of such class outstanding on such Distribution Date, in each case, in accordance with the original terms of such class of the Insured Certificates and the pooling and servicing agreement when the Insured Certificates were issued and without regard to any subsequent amendment or modification of the Insured Certificates or the pooling and servicing agreement that has not been consented to in writing by the Certificate Insurer. Notwithstanding the foregoing, “Scheduled Payments” shall in no event include payments which become due on an accelerated basis as a result of any optional termination, in whole or in part, or any other cause, unless the Certificate Insurer elects, in its sole discretion, to pay such amounts in whole or in part (in which event Scheduled Payments shall include such accelerated payments as, when, and to the extent so elected by the Certificate Insurer). In the event that the Certificate Insurer does not make such election, “Scheduled Payments” shall include payments due in accordance with the original scheduled terms of the Insured Certificates without regard to any acceleration. In addition, “Scheduled Payments” shall not include, nor shall coverage be provided under the Policy in respect of (i) any amounts due in respect of the Insured Certificates attributable to any increase in interest rate, penalty or other sum payable by the issuing entity by reason of any default or event of default in respect of the Insured Certificates, or by reason of any deterioration of the creditworthiness of the Trust, (ii) any shortfalls in interest arising out of the application of the Relief Act or any similar state or local laws or ordinances, (iii) prepayment interest shortfalls, (iv) Basis Risk Carry Forward Amounts, or (v) any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to any holder or owner of an Insured Certificate.

“Term of the Policy” means the period from and including the closing date to and including the first date on which (i) all Scheduled Payments have been paid that are required to be paid under the pooling and servicing agreement; (ii) any period during which any Scheduled Payment could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii) above, a final and nonappealable order in resolution of each such proceeding bas been entered; provided, further, that if the holders of Insured Certificates are required to return any Avoided Payment as a result of such Insolvency Proceeding, then the Term of the Policy shall terminate on the date on which the Certificate Insurer has made all payments required to be made under the terms of the Policy in respect of all such Avoided Payments.

The Policy is issued under and will be construed under, the laws of the State of New York.

THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW DOES NOT COVER THE POLICY. THE FLORIDA INSURANCE GUARANTY ASSOCIATION CREATED UNDER PART II OF CHAPTER 631 OF THE FLORIDA INSURANCE CODE DOES NOT COVER THE POLICY. IN THE EVENT THAT THE CERTIFICATE INSURER WERE TO BECOME INSOLVENT, THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION, ESTABLISHED PURSUANT TO ARTICLE 14.2 OF CHAPTER 1 Of PART 2 OF DIVISION I OF THE CALIFORNIA INSURANCE CODE EXCLUDES FROM COVERAGE ANY CLAIMS ARISING UNDER THE POLICY.

The Policy is not cancelable. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Insured Certificates.

The Policy and the obligations of the Certificate Insurer thereunder will terminate without any action on the part of the Certificate Insurer or any other person on the last date of the Term of the Policy. Upon termination of the Policy, the trustee is required to deliver the original of the Policy to the Certificate Insurer.

Reports to Certificateholders

On each Distribution Date the trustee will make available to the depositor, the Certificate Insurer and each holder of an Offered Certificate a distribution report, based in part on information provided to the trustee by the servicer. Information will be provided by the servicer to the trustee on the 21st day of each month (or if such 21st day is not a business day, the preceding business day). The distribution report prepared by the trustee will contain the following:

•	the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds included in that distribution;

•
the amount of the distribution allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amounts covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

•
if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available for such distribution, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

•	the Class Certificate Balance of each class of certificates after giving effect to the distribution of principal on such Distribution Date;

•	the aggregate Stated Principal Balance of the mortgage loans for the following Distribution Date;

•	the amount of the expenses and fees paid to or retained by the servicer and paid to or retained by the trustee with respect to such Distribution Date;

•	the Pass-Through Rate for each such class of certificates with respect to such Distribution Date;

•
the amount of advances included in the distribution on such Distribution Date and the aggregate amount of advances reported by the servicer (and the trustee as successor servicer and any other successor servicer, if applicable) as outstanding (if reported by the servicer) as of the close of business on the Determination Date immediately preceding such Distribution Date;

•
the number and aggregate outstanding principal balances of mortgage loans (1) as to which the scheduled payment is Delinquent 31 to 60 days, 61 to 90 days, 91 to 120 days, 121 to 150 days, 151 to 180 days and more than 180 days, (2) that have become REO property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;

•
for each of the preceding 12 calendar months, or all calendar months since the related cut-off date, whichever is less, the aggregate dollar amount of the scheduled payments (A) due on all outstanding mortgage loans on each of the Due Dates in each such month and (B) Delinquent 60 days or more on each of the Due Dates in each such month;

•
with respect to all mortgage loans that became REO properties during the preceding calendar month, the aggregate number of such mortgage loans and the aggregate Stated Principal Balance of such mortgage loans as of the close of business on the last business day of the immediately preceding month;

•	the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the last business day of the immediately preceding month;

•
whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event and the aggregate outstanding balance of all mortgage loans 60 or more days Delinquent);

•	the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

•
in the aggregate and for each class of certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

•	the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation of it to the certificateholders with respect to Unpaid Interest Amounts;

•	the Overcollateralized Amount and Specified Overcollateralized Amount;

•	Prepayment Premiums collected or transmitted by the servicer for such Distribution Date;

•	the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date;

•	the amount distributed on the Class X certificates;

•	the amount of any Subsequent Recoveries for such Distribution Date;

•	the amount, if any, of any Net Swap Receipts or Net Swap Payments for such Distribution Date;

•	the amount, if any, received under the Policy; and

•	the Record Date for such Distribution Date.

The monthly distribution report will be filed with the SEC through its EDGAR system located at http://www.sec.gov under the name of the issuing entity as an exhibit to the issuing entity’s Form 10-D for so long as the issuing entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The trustee will provide the monthly distribution report via the trustee’s internet website. The trustee’s website will initially be located at https://www.tss.db.com/invr and assistance in using the website can be obtained by calling the trustee’s investor relations desk at 1-800-735-7777. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and requesting a copy. The trustee will have the right to change the way the monthly statements to certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access the trustee’s internet website, the trustee may require registration and the acceptance of a disclaimer. Reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the issuing entity through the EDGAR system will not be made available on the website of any party to this transaction. However, the trustee will provide electronic or paper copies of those filings free of charge upon request, as set forth in the pooling and servicing agreement. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement. The trustee will also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).

Any materials filed with the Securities and Exchange Commission in conjunction with this issuance may be read and copied at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The issuing entity’s annual reports, monthly distribution reports, current reports and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m(a) or 78o(d)) may also be obtained at the Securities and Exchange Commission’s internet site located at http://www.sec.gov. Such filings will be made under the name of GS Mortgage Securities Corp. and under the Securities and Exchange Commission file number 333-139817.

THE POOLING AND SERVICING AGREEMENT

General

This section summarizes certain provisions of the pooling and servicing agreement.

Home Loan Services, Inc. will act as the servicer of the mortgage loans under the pooling and servicing agreement. See “The Servicer” in this free writing prospectus.

The servicer will be required to service the mortgage loans in accordance with the servicing standard set forth in the pooling and servicing agreement. Generally, those servicing standards are those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as these mortgage loans in the jurisdiction where the related mortgaged properties are located.

The methodology the servicer will employ for determining delinquencies is as described in the definition of “Delinquent” in this free writing prospectus.

Subservicers

The servicer may enter into subservicing agreements with subservicers for the servicing and administration of the related mortgage loans. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the pooling and servicing agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the depositor or the trustee without fee, in accordance with the terms of the pooling and servicing agreement, in the event that the servicer, for any reason, is no longer the servicer (including termination due to a servicer event of default).

The servicer will remain obligated and primarily liable to the issuing entity, the Certificate Insurer and the trustee for the servicing and administering of the related mortgage loans in accordance with the provisions of the pooling and servicing agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the servicer alone were servicing and administering the mortgage loans. The servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the servicer’s compensation is sufficient to pay the subservicer fees.

Servicing and Trustee Fees and Other Compensation and Payment of Expenses

As compensation for its activities as servicer under the pooling and servicing agreement, the servicer is entitled with respect to each mortgage loan serviced by it to the servicing fee, which will be retained by the servicer or payable monthly from amounts on deposit in the related collection account. The servicing fee is required to be an amount equal to one-twelfth of the servicing fee rate for the applicable mortgage loan on the Stated Principal Balance of such mortgage loan as of the first day of the Due Period preceding the applicable Distribution Date. See “Description of the Certificates—Administration Fees” in this free writing prospectus. In addition, the servicer is entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees or similar items (other than Prepayment Premiums). The servicer is also entitled to withdraw from the related collection account (i) any net interest or other income earned on deposits in the related collection account and is entitled to any other benefits arising from such account, (ii) any excess interest resulting from principal prepayments occurring during the portion of the Prepayment Period occurring in the same month as the related Distribution Date, (iii) amounts necessary to reimburse such servicer for any previously unreimbursed advances and any advance that the servicer deems to be nonrecoverable from the applicable mortgage loan proceeds, (iv) amounts in respect of reimbursements to which the servicer is entitled in accordance with the terms of the pooling and servicing agreement and (v) any other amounts permitted to be withdrawn under the terms of the pooling and servicing agreement. The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses, except as specifically provided in the pooling and servicing agreement.

As compensation for its activities as trustee (including as a custodian) under the pooling and servicing agreement, the trustee will be entitled to retain any net interest or other income earned on deposits in the distribution account and will pay to the Certificate Insurer its premium. See “Description of the Certificates—Administration Fees” in this free writing prospectus.

P&I Advances and Servicing Advances

The servicer is required to make P&I Advances on each Servicer Remittance Date with respect to each mortgage loan it services until the mortgage loan is 180 days Delinquent in payment of principal and interest, subject to the servicer’s determination in its good faith business judgment that such advance would be recoverable from late collections or proceeds of the related mortgage loan. The servicer will not be required, however, to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans as a result of adjudication by a court of competent jurisdiction in a bankruptcy proceeding, or as a result of the application of the Servicemembers Civil Relief Act or similar state statute. Such P&I Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding the servicer’s determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, such servicer will be entitled to reimbursement for that advance from any amounts in the related collection account. The servicer will not be obligated to make any advances of balloon payments or principal with respect to any REO property. See “Description of the Certificates—Payments on the Mortgage Loans” in this free writing prospectus.

The servicer is required to advance amounts with respect to the related mortgage loans, subject to the servicer’s determination that such advance would be recoverable, constituting reasonable “out-of-pocket” costs and expenses relating to:

•	the preservation, restoration, inspection and protection of the mortgaged property,

•	enforcement or judicial proceedings, including foreclosures, and

•	certain other customary amounts described in the pooling and servicing agreement.

These servicing advances by a servicer (and the trustee as successor servicer and any other successor servicer, if applicable) are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer’s good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from any amounts in the related collection account.

The servicer (and the trustee as successor servicer and any other successor servicer, if applicable) may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement. This reimbursement may come from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to such mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the servicer (and the trustee as successor servicer and any other successor servicer, if applicable) may be reimbursed for such advance from any amounts in the related collection account.

In making P&I Advances and servicing advances, the servicer may use (i) its own funds, (ii) amounts in the related collection account held for future distributions, or (iii) any combination of (i) and (ii).

The servicer (and the trustee as successor servicer and any other successor servicer, if applicable) will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is “nonrecoverable” if in the good faith business judgment of the applicable servicer (and the trustee as successor servicer and any other successor servicer, if applicable) (as stated in an officer’s certificate delivered to the trustee), such P&I Advance or servicing advance would not ultimately be recoverable from collections on or proceeds of the related mortgage loan.

Prepayment Interest Shortfalls

With respect to each Distribution Date, in the event of any full principal prepayments on any related mortgage loans during the portion of any Prepayment Period occurring in the month prior to the related Distribution Date, the servicer is obligated to pay, by no later than the Servicer Remittance Date in the month of such Distribution Date, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such prepayments. To the extent that compensating interest is paid pursuant to the pooling and servicing agreement, the amount of compensating interest payable by the servicer (“Compensating Interest”) will be equal to the difference between the interest paid by the applicable mortgagors for that Prepayment Period in connection with those prepayments and thirty days’ interest on the related mortgage loans, but only to the extent of one-half of the servicing fee for the related Distribution Date.

Advance Facility

The pooling and servicing agreement may provide that the servicer may, with the Certificate Insurer’s prior written consent, enter into a facility with any party under which such party may fund the servicer’s P&I Advances or servicing advances, although no such facility will reduce or otherwise affect the servicer’s obligation to fund such P&I Advances or servicing advances. Any P&I Advances or servicing advances made by an advancing party will be reimbursed to the advancing party in the same manner as reimbursement would be made to the servicer.

Servicer Reports

On a date preceding the applicable Distribution Date, the servicer is required to deliver to the trustee, the Certificate Insurer and the depositor a servicer remittance report with respect to the mortgage loans it services setting forth the information as required by the pooling and servicing agreement to enable the trustee to make the distributions set forth under “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus and containing the information to be included in the distribution report for that Distribution Date delivered by the trustee.

On or prior to March 15th of each year, commencing with March 15, 2008, the servicer will be required to deliver to the depositor, the Certificate Insurer and the trustee an officer’s certificate (a “Servicer Compliance Statement”) stating that (i) a review of such servicer’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such servicer has fulfilled all its obligations under the pooling and servicing agreement in all material respects throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, on or prior to March 15th of each year, commencing with March 15, 2008, the servicer, the trustee and the custodian will be required to deliver annually to the depositor and the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)  a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)  a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)  the party’s assessment of compliance with the applicable servicing criteria during the preceding calendar year, setting forth any material instance of noncompliance identified by the party;

(d)  a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during the preceding calendar year; and

(e)  a statement as to which of the servicing criteria, if any, are not applicable to the party, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving that party, that are backed by the same asset type as the mortgage loans.

The servicer and the trustee will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that attests to, and reports on, the party’s assessment of compliance with the applicable servicing criteria.

You may obtain copies of these Servicer Compliance Statements, Assessments of Compliance and Attestation Reports without charge, as set forth in the pooling and servicing agreement, upon written request to the trustee at the address provided in this free writing prospectus. Copies of these statements and reports will be filed with the SEC under the name of the issuing entity as an exhibit to the issuing entity’s annual statement on Form 10-K.

Special Servicing Agreements

The pooling and servicing agreement may permit the servicer to enter into a special servicing advisory agreement with holder of the Class X certificates and/or one or more other classes of subordinated certificates. Pursuant to any such agreement, the servicer may provide such person, in its capacity as special servicing advisor, with loan-level information with respect to the mortgage loans, and such person may advise the servicer with respect to the commencement of foreclosure proceedings or other actions to liquidate such mortgage loans and/or any other efforts to maximize recoveries with respect to such mortgage loans.

Collection and Other Servicing Procedures

The servicer will be responsible for making reasonable efforts to collect all payments called for under the related mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the related mortgage loans. Consistent with the above, the servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.

The servicer will be required to act with respect to the related mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. However, the final maturity date of any mortgage loan may not be extended beyond the final scheduled Distribution Date for the Offered Certificates.

The servicer will be required to accurately and fully report its borrower payment histories to all three national credit repositories in a timely manner with respect to each related mortgage loan, except in those instances where non-reporting is part of the resolution of a dispute with a mortgagor.

If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the related mortgage loan, unless such servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable law or that such enforcement is not in the best interest of the issuing entity. If it reasonably believes it may be restricted for any reason from enforcing such a “due-on-sale” clause or that such enforcement is not in the best interest of the issuing entity, such servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed provided they are as creditworthy as the predecessor mortgagor, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by the servicer for entering into an assumption or modification agreement will be retained by such servicer as additional servicing compensation. In connection with any such assumption or modification, none of the outstanding principal amount, the interest rate borne by the mortgage note relating to each mortgage loan nor the final maturity date for such mortgage loan may be changed, unless the mortgagor is in default with respect to the mortgage loan or such default is, in the judgment of the servicer, reasonably foreseeable. For a description of circumstances in which the servicer may be unable to enforce “due-on-sale” clauses, see “Legal Aspects of the Mortgage Loans—Due-On-Sale Clauses” in the prospectus.

Hazard Insurance

The servicer is required to cause to be maintained a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the related mortgage loans, which policy shall provide coverage in an amount equal to the least of (a) the maximum insurable value of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the outstanding principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy. The servicer will not be obligated to determine whether or not each mortgagor has obtained adequate hazard insurance. As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with such servicer’s normal servicing procedures, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the related collection account. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the related collection account the sums which would have been deposited in the related collection account but for such clause.

In general, the standard form of fire and extended coverage policy that a mortgagor may have on the related mortgaged property covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although any such policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

The hazard insurance policies that the mortgagors may have covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

The servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments and the servicer, in its reasonable business judgment, determines that a net recovery is probable. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer’s general loan servicing activities and the pooling and servicing agreement. However, the servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase net liquidation proceeds and that such expenses will be recoverable by the servicer.

With respect to any mortgage loan that becomes 180 days delinquent, the servicer will determine, in its reasonable business judgment, whether a net recovery is probable through foreclosure proceedings or other liquidation of the related mortgaged property. If the servicer determines that no such recovery is probable, it must charge off the related mortgage loan at the time it becomes 180 days delinquent. Once a mortgage loan has been charged off, the servicer will discontinue making advances, the servicer will not be entitled to future servicing fees (except as provided below), and the mortgage loan will be treated as a liquidated mortgage loan giving rise to a Realized Loss. If the servicer reasonably determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property on a mortgage loan that becomes 180 days delinquent, the servicer need not charge off the mortgage loan and may continue making advances, and the servicer will continue to be entitled to servicing fees.

Any mortgage loan that is charged off, pursuant to the preceding paragraph, may continue to be serviced by the servicer using specialized collection procedures (including foreclosure, if appropriate) to the extent the servicer reasonably believes that such procedures may result in future recoveries on such mortgage loan. The servicer will be entitled to servicing fees and reimbursement of expenses in connection with such mortgage loans for which it is using specialized collection procedures after the date of charge off, but only to the extent of funds available from any recoveries on any such mortgage loans for which it is using specialized collection procedures. Any such mortgage loans serviced in accordance with the specialized collection procedures shall be serviced for approximately six months. On the date which is six months after the date on which the servicer begins servicing such mortgage loans using the specialized collection procedures, unless specific net recoveries are anticipated by the servicer on a particular mortgage loan, such charged off loan will be released to the holder of the Class X-1 certificates, and thereafter, (i) the holder of the Class X-1 certificates will be entitled to any amounts subsequently received in respect of any such released loans, (ii) holder of the Class X-1 certificates may designate any servicer to service any such released loan and (iii) the holder of the Class X-1 certificates may sell any such released loan to a third party. With respect to any mortgage loan that is charged off at the time it becomes 180 days delinquent, to the extent the servicer does not begin using specialized collection procedures with respect to such mortgage loan, such mortgage loan shall be governed by the preceding sentence at such time.

Optional Repurchase of Delinquent Mortgage Loans

The depositor (or its assignee) has the option, but is not obligated, to purchase from the issuing entity any mortgage loan that is 90 days or more Delinquent subject to certain terms and conditions set forth in the pooling and servicing agreement. The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances related to the mortgage loan.

Indemnification and Third Party Claims

The servicer will be required to indemnify the depositor, the Certificate Insurer and the trustee and hold each of them harmless against any claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses resulting from the negligent failure of the servicer to perform its duties and service the mortgage loans in compliance with the terms of the pooling and servicing agreement. Any cause of action against the servicer relating to or arising out of the negligent failure of such servicer to perform its duties and service the related mortgage loans in compliance with the terms of the pooling and servicing agreement will accrue upon discovery of such third party claim by the servicer. The servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree that may be entered against it or the depositor or the trustee in respect of such claim.

The issuing entity will be obligated to indemnify the servicer and hold it harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties under the pooling and servicing agreement or by reason of its reckless disregard of its duties and obligations under such agreement. The servicer will be entitled to reimbursement for any such indemnified amount from funds on deposit in the collection account.

Limitation of Liability of the Servicer

Neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the issuing entity or the certificateholders for any action taken, or for refraining from the taking of any action, in good faith, or for errors in judgment. However, the servicer will remain liable for any breach of its representations and warranties made by it in the pooling and servicing agreement and for its willful misfeasance, bad faith or negligence or reckless disregard in the performance of its duties under the pooling and servicing agreement. The servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the mortgage loans in accordance with the pooling and servicing agreement and that in the opinion of the servicer may involve it in any expenses or liability. However, the servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the pooling and servicing agreement and the rights and duties of the parties to that agreement and the interests of the trustee, the Certificate Insurer and the certificateholders under that agreement. In the event of any litigation regarding the servicer’s duties, the legal expenses and costs of such action and any liability resulting from such action will be borne by the issuing entity.

Merger or Consolidation of the Servicer; Resignation

Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger, consolidation or any entity that succeeds to the business of the servicer, will become the successor to such servicer, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement. However, the successor servicer must be an entity that is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and such merger, consolidation or succession must not adversely affect the then-current rating or ratings on the Offered Certificates and the Class M-6 certificates (which, with respect to the Class A certificates, shall be without giving effect to the Policy).

The servicer will be permitted to resign if the servicer’s duties under the pooling and servicing agreement are no longer permissible under applicable law or by mutual consent of such servicer, the depositor and the trustee. Any resignation of the servicer because its duties under the pooling and servicing agreement are no longer permissible under applicable law will be evidenced by an opinion of counsel prepared by counsel to the servicer and delivered to the depositor, the Certificate Insurer and the trustee. No such resignation will become effective until a successor servicer acceptable to the Certificate Insurer assumes the servicer’s responsibilities and obligations under the pooling and servicing agreement.

Removal and Resignation of the Servicer

The trustee may, and the trustee is required to at the written direction of the certificate insurer or the depositor or the majority of voting rights in the certificates and with the written consent of the Certificate Insurer so long as the Policy is outstanding, remove the servicer upon the occurrence and continuation beyond the applicable cure period of any event described in clauses (a) through (j) below. Each of the following constitutes a “Servicer Event of Default”:

(a) any failure by the servicer to remit to the trustee any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the servicer by the depositor or by the trustee or to the servicer, the depositor and the trustee by the Certificate Insurer (or if the Policy is no longer outstanding in accordance with its terms, the holders of related certificates entitled to at least 25% of the voting rights in such certificates); or

(b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, which continues unremedied for a period of thirty days after the earlier of (i) the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, is given to the servicer by the depositor or trustee, or to the servicer, the depositor and the trustee by the Certificate Insurer (or if the Policy is no longer outstanding, any holders of certificates entitled to at least 25% of the voting rights in the certificates), and (ii) actual knowledge of such failure by a servicing officer of the servicer; provided, however, that in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by the servicer, the cure period may be extended for an additional 30 days upon delivery by the servicer to the trustee of a certificate to the effect that the servicer believes in good faith that the failure or breach can be cured within such additional time period and the servicer is diligently pursuing remedial action; or

(c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of sixty days; or

(d) the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer’s property; or

(e) the servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f) the failure by the servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or

(g) Home Loan Services, Inc. attempts to assign its right to servicing compensation under the pooling and servicing agreement or if it attempts, without the consent of the depositor and the Certificate Insurer, to assign all or a portion of its servicing responsibilities under the pooling and servicing agreement except for an assignment in connection with a transfer of substantially all of its assets and the transferee meets the requirements of a successor servicer under the pooling and servicing agreement; or

(h) any breach of a representation and warranty of the servicer, which materially and adversely affects the interests of the certificateholders or the Certificate Insurer and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the servicer by the trustee or the depositor, or to the servicer, the trustee or the depositor by the Certificate Insurer (or if the Policy is no longer outstanding, by the holders of certificates entitled to at least 25% of the voting rights in the certificates); or

(i) any reduction, withdrawal or qualification of the servicing rating of the servicer by any rating agency that results in the inability of the servicer to act as a primary or special servicer for any mortgage-backed or asset-backed transaction rated or to be rated by any Rating Agency.

Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers, the servicer may not assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the servicer and the depositor or upon the determination that the servicer’s duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor acceptable to the Certificate Insurer has assumed the servicer’s responsibilities and obligations in accordance with the pooling and servicing agreement.

Pursuant to the terms of the pooling and servicing agreement, upon removal or resignation of the servicer, subject to the depositor’s right to appoint a successor servicer, the trustee will become the successor servicer. The trustee, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. The trustee, as successor servicer, will be obligated to assume the other responsibilities, duties and liabilities of the predecessor servicer as soon as practicable, but in no event later than 90 days after the trustee has notified the predecessor servicer that it is being terminated. If, however, the trustee is unwilling or unable to act as successor servicer, or certificate insurer (or if the Policy is no longer outstanding, by the holders of the certificates entitled to a majority of the voting rights in the certificates) so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies and having a net worth of not less than $30,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

The trustee as successor servicer and any other successor servicer in such capacity are entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the related collection account) as the servicer or such greater compensation if consented to by the rating agencies rating the Offered Certificates and a majority of the certificateholders. See “—Servicing and Trustee Fees and Other Compensation and Payment of Expenses” above.

The terminated servicer, subject to certain provisions in the pooling and servicing agreement, will be obligated to pay all of its own out-of-pocket costs and expenses, without reimbursement from the issuing entity, to transfer the servicing files to a successor servicer. Any reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated servicer will be paid by the successor servicer, but the successor servicer will be entitled to reimbursement for such costs from the issuing entity. In the event the successor servicer defaults in its obligations to pay such costs, the trustee will pay such costs pursuant to the pooling and servicing agreement from the issuing entity.

Eligibility Requirements for Trustee; Resignation and Removal of Trustee

The trustee must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority, acceptable to the Certificate Insurer, and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates (which, with respect to the Class A certificates, shall be without giving effect to the Policy). In case at any time the trustee ceases to be eligible, the trustee will resign in the manner and with the effect as specified below.

The trustee may at any time resign as trustee by giving written notice of resignation to the depositor, the servicer, the Certificate Insurer and each rating agency not less than 60 days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee meeting the trustee eligibility requirements. If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee ceases to meet the eligibility requirements and fails to resign after written request by the depositor, or if at any time the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the depositor may remove the trustee and appoint a successor trustee.

The Certificate Insurer (or if the Policy is no longer outstanding in accordance with its terms, the holders of related certificates entitled to a majority of the voting rights) may at any time remove the trustee and appoint a successor trustee by written instrument or instruments, signed by the Certificate Insurer or such holders, as applicable, or their respective attorneys-in-fact duly authorized.

Any resignation or removal of the trustee and appointment of a successor trustee will become effective upon acceptance of appointment by the successor trustee.

Termination; Optional Clean-up Call

The majority Class X certificateholders in the aggregate may, at their option and with the prior written consent of the Certificate Insurer if such action would result in a draw on the Policy or if the Certificate Insurer would fail to receive all amounts owing to it under the insurance agreement, direct the servicer to purchase the mortgage loans and REO properties on a servicing retained basis and terminate the issuing entity on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date (such right to direct being referred to as the “Optional Clean-up Call”). If the depositor or one of its affiliates is a Class X certificateholder exercising this option, it may only do so with at least one other unaffiliated person that holds at least a 10% percentage interest in the Class X certificates. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable interest rate, and (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the party exercising the right to purchase the mortgage loans and at its expense, plus accrued and unpaid interest on those mortgage loans at the applicable interest rate and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable interest rate, and (iii) any Swap Termination Payment other than a Defaulted Swap Termination Payment owed to the Swap Provider. Any such purchase of the mortgage loans would result in the final distribution on the Offered Certificates and the Class M-6 certificates on such Distribution Date. In addition, National City may, at its option and with the prior written consent of the Certificate Insurer if such action would result in a draw on the Policy or if the Certificate Insurer would fail to receive all amounts owing to it under the insurance agreement, purchase the mortgage loans and REO properties and terminate the related portion of the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 5% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-Off Date. At any time National City and the majority Class X certificateholders have the right to purchase, or direct the purchase of, the mortgage loans and REO properties, the first person to provide notice to exercise the right will have the right to purchase, or direct the purchase of, the mortgage loans and REO properties.

The issuing entity also is required to terminate upon notice to the trustee of the later of: (i) the distribution to certificateholders and the Certificate Insurer of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the issuing entity established by the pooling and servicing agreement terminate later than twenty one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

The pooling and servicing agreement requires the servicer to direct the trustee to send a notice of final distribution to the Certificate Insurer and each certificateholder in the event that there are no outstanding mortgage loans and no other funds or assets in the issuing entity other than the funds in the collection accounts. The trustee will be required to promptly send the notice of final distribution by letter to the Certificate Insurer and certificateholders mailed not later than the 15th day of the month of such final distribution; provided, that in the case of an optional termination described in the second preceding paragraph, the trustee has received written notice of such final distribution from the servicer (at the direction of the majority Class X certificateholders) no later than the 25th day of such month. Any such notice of final distribution will be required to specify (a) the Distribution Date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

In the event a notice of final distribution is given, the servicer will be required to remit all funds in the collection account (including the applicable purchase price in the case of an optional clean-up call to the extent such amount has been remitted to the servicer for deposit in the collection account, in accordance with the terms of the pooling and servicing agreement) to the trustee for deposit in the distribution account on the business day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the certificates. Upon final deposit with respect to the issuing entity and the receipt by the trustee of a request for release of the mortgage loan files, the trustee will be required to promptly release to the majority Class X certificateholders, or their designee, the mortgage loan files.

Upon presentation and surrender of the certificates, the trustee will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to the servicer, the depositor and the trustee pursuant to the pooling and servicing agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the Class R certificates, the amount, if any, which remains on deposit in the distribution account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the trustee will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the issuing entity. If within one year after the second notice all certificates have not been surrendered for cancellation, the Class R certificateholders will be entitled to all unclaimed funds and other assets of the issuing entity.

Amendment

The pooling and servicing agreement may be amended from time to time by the depositor, the servicer, the trustee and the Certificate Insurer by written agreement, without notice to, or consent of, the holders of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement, or to add to the duties of the depositor, the servicer or the trustee, to comply with any requirements in the Code. The pooling and servicing agreement may also be amended by such parties and with the consent of the Certificate Insurer, so long as the Policy is outstanding, to add or modify any other provisions with respect to matters or questions arising under the pooling and servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such amendment will not adversely affect in any material respect the interest of any certificateholder, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates (in the case of the Class A certificates, without regard to the Policy).

The pooling and servicing agreement may be amended from time to time by the depositor, the servicer, the trustee and the Certificate Insurer and holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the related certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

Certain Matters Regarding the Depositor, the Servicer and the Trustee

The pooling and servicing agreement provides that none of the depositor, the servicer, the trustee nor any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, provided that none of the depositor, the servicer or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor’s, the servicer’s or the trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

The depositor, the servicer and the trustee and any director, officer, employee, affiliate or agent of the depositor, the servicer or the trustee will be indemnified by the issuing entity and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement, the mortgage loans or the certificates or any unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of the depositor’s, the servicer’s or the trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason its reckless disregard of obligations and duties under the pooling and servicing agreement.

None of the depositor, the servicer or the trustee is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, the servicer and the trustee, as applicable, may undertake any action that any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, the servicer or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the depositor, the servicer and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the issuing entity.

PREPAYMENT AND YIELD CONSIDERATIONS

Structuring Assumptions

The prepayment model used in this free writing prospectus represents an assumed rate of prepayment (“Prepayment Assumption”) each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in the issuing entity. The 100% Prepayment Assumption assumes a constant prepayment rate (“CPR”) of 40.00% per annum.

Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the issuing entity have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

Unless otherwise specified, the information in the tables in this free writing prospectus has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions (“Structuring Assumptions”):

•	the closing date for the certificates occurs on April 26, 2007;

•
distributions on the certificates are made on the 25th day of each month, commencing in May 2007, regardless if such day is a business day, in accordance with the priorities described in this free writing prospectus;

•
the mortgage loans prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable Prepayment Assumption as stated in the table under the heading “Prepayment Scenarios” under “—Decrement Tables” below;

•	prepayments include 30 days’ interest on the related mortgage loan;

•	the Optional Clean-up Call is not exercised (except with respect to the weighted average life to call where the Optional Clean-up Call is assumed to be exercised when it is first exercisable);

•	the Specified Overcollateralized Amount is as specified in this free writing prospectus;

•	the servicing fee rate is 0.50% per annum and with respect to the Class A certificates, the Premium Percentage is 0.12% per annum;

•	One-Month LIBOR remains constant at 5.33%;

•	the swap rate remains constant at 5.05%;

•	no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

•
scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

•	prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

•	the initial Class Certificate Balance of each class of certificates is as set forth in this free writing prospectus;

•	interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this free writing prospectus; and

•	the assumed mortgage loans have the approximate characteristics described below:

Type	Principal Balance ($)	Remaining Amortization Term (Months)	Remaining Term to Maturity (Months)	Loan Age (Months)	Cut-Off Date Gross Interest Rate (%)	Original IO Period (Months)
10 YR FIXED	54,240.24	91	93	27	9.12826	0
15 YR FIXED	1,699,056.27	151	155	25	9.13462	0
15 YR FIXED	265,782.09	156	157	23	8.77742	0
15 YR FIXED	1,181,488.01	154	156	24	9.38907	0
20 YR FIXED	5,119,660.65	210	212	28	9.54256	0
20 YR FIXED	550,063.51	215	215	25	9.45159	0
20 YR FIXED	6,730,233.61	211	213	27	9.26956	0
20 YR FIXED	39,908.54	209	209	31	8.75000	0
30 YR FIXED	26,238.15	326	327	33	8.25000	0
30 YR FIXED	88,031.11	218	338	22	7.99000	0
FIXED BALLOON 20/15	22,370.78	147	148	32	8.37500	0
FIXED BALLOON 30/10	285,876.83	303	96	24	10.13035	0
FIXED BALLOON 30/10	70,736.53	337	97	23	8.25000	0
FIXED BALLOON 30/10	454,614.12	320	93	27	8.93088	0
FIXED BALLOON 30/15	34,598,560.37	329	154	26	9.43904	0
FIXED BALLOON 30/15	4,187,065.40	327	155	25	9.08386	0
FIXED BALLOON 30/15	61,091,655.86	330	155	25	9.21107	0
FIXED BALLOON 30/15	22,776.11	329	149	31	8.25000	0
FIXED BALLOON 30/20	66,171,826.91	325	213	27	9.61733	0
FIXED BALLOON 30/20	11,677,998.54	331	215	25	8.98665	0
FIXED BALLOON 30/20	240,058,233.87	329	214	26	9.08064	0
FIXED BALLOON 30/20	56,133.62	263	206	34	8.75508	0
___________________
While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case.

Defaults in Delinquent Payments

The yield to maturity of the Offered Certificates, and particularly the Subordinated Certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Except to the extent of any Subsequent Recoveries, holders of the Offered Certificates will not receive reimbursement for Applied Realized Loss Amounts applied to their certificates. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases pursuant to the Optional Clean-up Call, as described in this free writing prospectus). Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the “due-on-sale” provisions included in the mortgage loans. See “The Mortgage Loan Pool” in this free writing prospectus.

Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the issuing entity in connection with the termination of the issuing entity, in each case as described in this free writing prospectus) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, the servicer may solicit mortgagors for refinancing. In general, if prevailing interest rates were to fall significantly below the interest rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

When a mortgagor prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent sufficient Compensating Interest (to the extent available as described in this free writing prospectus to cover prepayment interest shortfalls resulting from principal prepayments), a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest. Also, when a mortgagor prepays a mortgage loan in part together with the scheduled payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that due date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, up to one month of interest shortfall accrues on the amount of such excess. The Policy will not cover any such prepayment interest shortfalls.

To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, the remaining deficiency will be allocated to the Offered Certificates and the Class M-6 certificates, pro rata, according to the amount of interest to which each class of Offered Certificates and the Class M-6 certificates would otherwise be entitled in reduction of that amount.

The Pass-Through Rate for each class of Offered Certificates may be calculated by reference to the WAC Cap. If the mortgage loans bearing higher interest rates (and consequently, higher net interest rates), were to prepay, the weighted average net mortgage interest rate would be lower than otherwise would be the case. If the Pass-Through Rates on any class of the Offered Certificates calculated without reference to the WAC Cap, were to be higher than the related WAC Cap, the Pass-Through Rate on those classes of certificates would be lower than otherwise would be the case. Although holders of those classes of certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Supplemental Interest Trust, and in the Excess Reserve Fund Account, we can not assure you that those funds will be available or sufficient for those purposes. The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount. The Policy will not cover any Basis Risk Carry Forward Amounts.

Overcollateralization Provisions

The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of those certificates. If at any time the Overcollateralized Amount is less than the Specified Overcollateralized Amount, Total Monthly Excess Spread and certain amounts available in the Supplemental Interest Trust will be applied as distributions of principal to the class or classes of certificates then entitled to distributions of principal until the Overcollateralized Amount equals the Specified Overcollateralized Amount. This would have the effect of reducing the weighted average lives of those certificates. The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Overcollateralized Amount will never be less than the Specified Overcollateralized Amount.

Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the Offered Certificates and the Class M-6 certificates and expenses at the servicing fee rate and the Premium Percentage, as well as Net Swap Payments and Net Swap Receipts. Mortgage loans with higher net mortgage interest rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher net mortgage interest rates may prepay faster than mortgage loans with relatively lower net mortgage interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher net mortgage interest rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal to the Offered Certificates and the Class M-6 certificates.

As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Offered Certificates may vary significantly over time and from class to class.

Subordinated Certificates

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 certificates provide credit enhancement for the certificates that have a higher payment priority, and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 certificates, will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Subordinated Certificate, the actual yield to maturity on such holder’s certificate may be lower than the yield expected by such holder based on that assumption. Realized losses on the mortgage loans will reduce the Class Certificate Balance of the Subordinated Certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a Distribution Date, exceed the aggregate Stated Principal Balances of the mortgage loans. As a result of such a reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes of certificates than would otherwise be the case.

The Principal Distribution Amount to be made to the holders of the Offered Certificates and the Class M-6 certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated Principal Balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the Offered Certificates and the Class M-6 certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization, excess interest or amounts available for such purpose in the Supplemental Interest Trust, the class of Subordinated Certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Subordinated Certificates will not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinated Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder’s expectations. Because of the disproportionate distribution of principal to the senior certificates, depending on the timing of realized losses, the Subordinated Certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.

Weighted Average Lives of the Offered Certificates

The weighted average life of an Offered Certificates is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see “—Prepayment Considerations and Risks” above and “Yield and Prepayment Considerations” in the prospectus.

In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

The interaction of the foregoing factors may have different effects on the Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the Prepayment Assumption, see “—Decrement Tables” below.

Decrement Tables

The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable Prepayment Assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and interest rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average interest rates of the mortgage loans are consistent with the remaining terms to maturity and interest rates of the mortgage loans specified in the Structuring Assumptions.

Prepayment Scenarios
	SCENARIO I	SCENARIO II	SCENARIO III	SCENARIO IV	SCENARIO V
% of Prepayment Assumption	0%	75%	100%	125%	150%

Percent of Initial Class Certificate Balance Outstanding(1)
DISTRIBUTION DATE	Class A PREPAYMENT SCENARIO					Class M-1 PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
April 2008	99	56	42	28	13	100	100	100	100	100
April 2009	97	25	7	0	0	100	100	100	100	100
April 2010	96	4	0	0	0	100	100	100	87	44
April 2011	94	4	0	0	0	100	100	89	43	18
April 2012	92	4	0	0	0	100	75	53	21	6
April 2013	90	4	0	0	0	100	40	31	10	0
April 2014	88	4	0	0	0	100	15	18	3	0
April 2015	85	3	0	0	0	100	10	11	0	0
April 2016	82	2	0	0	0	100	7	5	0	0
April 2017	79	1	0	0	0	100	5	*	0	0
April 2018	76	1	0	0	0	100	3	0	0	0
April 2019	72	1	0	0	0	100	2	0	0	0
April 2020	42	*	0	0	0	100	0	0	0	0
April 2021	39	0	0	0	0	100	0	0	0	0
April 2022	35	0	0	0	0	100	0	0	0	0
April 2023	31	0	0	0	0	100	0	0	0	0
April 2024	28	0	0	0	0	98	0	0	0	0
April 2025	0	0	0	0	0	0	0	0	0	0
April 2026	0	0	0	0	0	0	0	0	0	0
April 2027	0	0	0	0	0	0	0	0	0	0
April 2028	0	0	0	0	0	0	0	0	0	0
April 2029	0	0	0	0	0	0	0	0	0	0
April 2030	0	0	0	0	0	0	0	0	0	0
April 2031	0	0	0	0	0	0	0	0	0	0
April 2032	0	0	0	0	0	0	0	0	0	0
April 2033	0	0	0	0	0	0	0	0	0	0
April 2034	0	0	0	0	0	0	0	0	0	0
April 2035	0	0	0	0	0	0	0	0	0	0
April 2036	0	0	0	0	0	0	0	0	0	0
April 2037	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	12.94	1.62	0.96	0.72	0.56	17.78	6.14	5.61	4.18	3.18
Weighted Average Life to Call (years)(2)(3)	12.94	1.48	0.96	0.72	0.56	17.78	5.61	4.33	3.25	2.45
______________________
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)   Calculation assumes the exercise of the 10% Optional Clean-up Call on the earliest possible date.

* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.

Percent of Initial Class Certificate Balance Outstanding(1)
DISTRIBUTION DATE	Class M-2 PREPAYMENT SCENARIO					Class M-3 PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
April 2008	100	100	100	100	100	100	100	100	100	100
April 2009	100	100	100	100	72	100	100	100	100	31
April 2010	100	100	100	24	12	100	100	100	24	12
April 2011	100	100	25	12	5	100	63	25	12	5
April 2012	100	32	15	6	0	100	32	15	6	0
April 2013	100	22	9	3	0	100	22	9	2	0
April 2014	100	15	5	0	0	100	15	5	0	0
April 2015	100	10	3	0	0	100	10	3	0	0
April 2016	100	7	0	0	0	100	7	0	0	0
April 2017	100	5	0	0	0	100	5	0	0	0
April 2018	100	3	0	0	0	100	3	0	0	0
April 2019	100	*	0	0	0	100	0	0	0	0
April 2020	100	0	0	0	0	100	0	0	0	0
April 2021	100	0	0	0	0	100	0	0	0	0
April 2022	100	0	0	0	0	100	0	0	0	0
April 2023	100	0	0	0	0	100	0	0	0	0
April 2024	98	0	0	0	0	98	0	0	0	0
April 2025	0	0	0	0	0	0	0	0	0	0
April 2026	0	0	0	0	0	0	0	0	0	0
April 2027	0	0	0	0	0	0	0	0	0	0
April 2028	0	0	0	0	0	0	0	0	0	0
April 2029	0	0	0	0	0	0	0	0	0	0
April 2030	0	0	0	0	0	0	0	0	0	0
April 2031	0	0	0	0	0	0	0	0	0	0
April 2032	0	0	0	0	0	0	0	0	0	0
April 2033	0	0	0	0	0	0	0	0	0	0
April 2034	0	0	0	0	0	0	0	0	0	0
April 2035	0	0	0	0	0	0	0	0	0	0
April 2036	0	0	0	0	0	0	0	0	0	0
April 2037	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	17.78	5.37	4.17	3.10	2.37	17.78	5.16	3.90	2.91	2.22
Weighted Average Life to Call (years)(2)(3)	17.78	4.90	3.83	2.86	2.17	17.77	4.70	3.57	2.67	2.02
______________________
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the group I certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)   Calculation assumes the exercise of the 10% Optional Clean-up Call on the earliest possible date.

* Indicates an outstanding Class Certificate Balance greater than 0% and less than 0.5% of the original Class Certificate Balance.

Percent of Initial Class Certificate Balance Outstanding(1)
DISTRIBUTION DATE	Class M-4 PREPAYMENT SCENARIO					Class M-5 PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
April 2008	100	100	100	100	100	100	100	100	100	100
April 2009	100	100	100	100	31	100	100	100	100	31
April 2010	100	100	42	24	12	100	100	42	24	12
April 2011	100	46	25	12	5	100	46	25	12	5
April 2012	100	32	15	6	0	100	32	15	6	0
April 2013	100	22	9	0	0	100	22	9	0	0
April 2014	100	15	5	0	0	100	15	5	0	0
April 2015	100	10	0	0	0	100	10	0	0	0
April 2016	100	7	0	0	0	100	7	0	0	0
April 2017	100	5	0	0	0	100	5	0	0	0
April 2018	100	2	0	0	0	100	0	0	0	0
April 2019	100	0	0	0	0	100	0	0	0	0
April 2020	100	0	0	0	0	100	0	0	0	0
April 2021	100	0	0	0	0	100	0	0	0	0
April 2022	100	0	0	0	0	100	0	0	0	0
April 2023	100	0	0	0	0	100	0	0	0	0
April 2024	98	0	0	0	0	98	0	0	0	0
April 2025	0	0	0	0	0	0	0	0	0	0
April 2026	0	0	0	0	0	0	0	0	0	0
April 2027	0	0	0	0	0	0	0	0	0	0
April 2028	0	0	0	0	0	0	0	0	0	0
April 2029	0	0	0	0	0	0	0	0	0	0
April 2030	0	0	0	0	0	0	0	0	0	0
April 2031	0	0	0	0	0	0	0	0	0	0
April 2032	0	0	0	0	0	0	0	0	0	0
April 2033	0	0	0	0	0	0	0	0	0	0
April 2034	0	0	0	0	0	0	0	0	0	0
April 2035	0	0	0	0	0	0	0	0	0	0
April 2036	0	0	0	0	0	0	0	0	0	0
April 2037	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	17.78	5.01	3.73	2.78	2.12	17.78	4.94	3.66	2.72	2.08
Weighted Average Life to Call (years)(2)(3)	17.77	4.56	3.41	2.55	1.93	17.78	4.51	3.34	2.50	1.90
______________________
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the group I certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)   Calculation assumes the exercise of the Optional Clean-up Call on the earliest possible date.

Percent of Initial Class Certificate Balance Outstanding(1)
DISTRIBUTION DATE	Class M-7 PREPAYMENT SCENARIO
	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
April 2008	0	10	15	21	27
April 2009	0	0	0	0	0
April 2010	0	0	0	0	0
April 2011	0	0	0	0	0
April 2012	0	0	0	0	0
April 2013	0	0	0	0	0
April 2014	0	0	0	0	0
April 2015	0	0	0	0	0
April 2016	0	0	0	0	0
April 2017	0	0	0	0	0
April 2018	0	0	0	0	0
April 2019	0	0	0	0	0
April 2020	0	0	0	0	0
April 2021	0	0	0	0	0
April 2022	0	0	0	0	0
April 2023	0	0	0	0	0
April 2024	0	0	0	0	0
April 2025	0	0	0	0	0
April 2026	0	0	0	0	0
April 2027	0	0	0	0	0
April 2028	0	0	0	0	0
April 2029	0	0	0	0	0
April 2030	0	0	0	0	0
April 2031	0	0	0	0	0
April 2032	0	0	0	0	0
April 2033	0	0	0	0	0
April 2034	0	0	0	0	0
April 2035	0	0	0	0	0
April 2036	0	0	0	0	0
April 2037	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	0.52	0.58	0.60	0.65	0.69
Weighted Average Life to Call (years)(2)(3)	0.52	0.58	0.60	0.65	0.69
______________________
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the group I certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)   Calculation assumes the exercise of the Optional Clean-up Call on the earliest possible date.

Effective WAC Cap

The information in the following table has been prepared in accordance with the Structuring Assumptions except that (i) prepayments on the mortgage loans occur at 100% of the Prepayment Assumption (i.e., Scenario III), (ii) an actual/360 day count is used to calculate the WAC Cap for each Distribution Date and (iii) One-Month LIBOR remains constant at 20%. For each Distribution Date, the Effective WAC Cap is equal to the related WAC Cap for that Distribution Date plus any Net Swap Receipts (expressed as a per annum rate) for that Distribution Date.

It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual interest rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

Distribution Date	Effective WAC Cap (%)
May 2007	22.66
June 2007	21.72
July 2007	21.67
August 2007	21.07
September 2007	20.75
October 2007	20.70
November 2007	20.10
December 2007	20.05
January 2008	19.43
February 2008	19.10
March 2008	19.36
April 2008	18.47
May 2008	18.45
June 2008	17.87
July 2008	17.85
August 2008	17.26
September 2008	16.95
October 2008	16.91
November 2008	16.32
December 2008	16.28
January 2009	15.67
February 2009	15.65
March 2009	16.88
April 2009	16.32
May 2009	16.89
June 2009	16.49
July 2009	16.65
August 2009	16.26
September 2009	16.14
October 2009	16.31
November 2009	15.91
December 2009	16.08
January 2010	15.69
February 2010	15.58
March 2010	16.37
April 2010	15.37
May 2010	15.54
June 2010	15.16
July 2010	15.34
August 2010	14.96
September 2010	14.86
October 2010	15.04
November 2010	14.67
December 2010	14.86
January 2011	14.48
February 2011	14.39
March 2011	15.21
April 2011	14.21
May 2011	14.41
June 2011	14.04
July 2011	14.24
August 2011	13.87
September 2011	13.79
October 2011	13.99
November 2011	13.63
December 2011	13.83
January 2012	13.48
February 2012	13.40
March 2012	13.91
April 2012	13.25
May 2012	8.72
June 2012	8.44
July 2012	8.72
August 2012	8.44
September 2012	8.44
October 2012	8.72
November 2012	8.44
December 2012	8.72
January 2013	8.44
February 2013	8.44
March 2013	9.34
April 2013	8.44
May 2013	8.72
June 2013	8.44
July 2013	8.72
August 2013	8.44
September 2013	8.44
October 2013	8.72
November 2013	8.44
December 2013	8.72
January 2014	8.44
February 2014	8.44
March 2014	9.34
April 2014	8.43
May 2014	8.72
June 2014	8.43
July 2014	8.72
August 2014	8.43
September 2014	8.43
October 2014	8.72
November 2014	8.43
December 2014	8.72
January 2015	8.43
February 2015	8.44
March 2015	9.34
April 2015	8.44
May 2015	8.72
June 2015	8.43
July 2015	8.72
August 2015	8.43
September 2015	8.43
October 2015	8.72
November 2015	8.43
December 2015	8.72
January 2016	8.43
February 2016	8.43
March 2016	9.02
April 2016	8.43
May 2016	8.72
June 2016	8.43
July 2016	8.72
August 2016	8.43
September 2016	8.43
October 2016	8.72
November 2016	8.43
December 2016	8.72
January 2017	8.43
February 2017	8.43
March 2017	9.34
April 2017	8.43

Final Scheduled Distribution Date

The final scheduled Distribution Date for the Offered Certificates is the Distribution Date in July 2035.

The final scheduled Distribution Date for each class of the Offered Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this free writing prospectus for that class would be reduced to zero. The final scheduled Distribution Dates for all classes have been calculated as the Distribution Date in the month following the month in which the latest maturity date of any mortgage loan.

Since the rate of distributions in reduction of the Class Certificate Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class of Offered Certificates could be reduced to zero significantly earlier or later than the final scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See “—Prepayment Considerations and Risks” and “—Weighted Average Lives of the Offered Certificates” above and “Yield and Prepayment Considerations” in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

The discussion in this section and in the section “Federal Income Tax Consequences” in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the “ERISA Considerations” section of this free writing prospectus to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended.

General

The pooling and servicing agreement provides that the issuing entity (exclusive of the assets held in the Excess Reserve Fund Account and the Supplemental Interest Trust, the Interest Rate Swap Agreement and certain other accounts specified in the pooling and servicing agreement and the right of each class of Offered Certificates to receive Basis Risk Carry Forward Amounts and the obligation to make payments to the Supplemental Interest Trust) will comprise multiple REMICs (the “Trust REMICs”) organized in a tiered REMIC structure. Each class of Offered Certificates and the Class X certificates represents (exclusive of the right of the Offered Certificates to receive Basis Risk Carry Forward Amounts and the obligation to make payments to the Supplemental Interest Trust) a regular interest (a “Regular Interest”) in a Trust REMIC. The Class R certificates will represent ownership of the sole class of residual interests in each of the related Trust REMICs. In addition, each class of Offered Certificates will represent a beneficial interest in the right to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and, from the Supplemental Interest Trust. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood llp will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the Trust REMICs will each qualify as a REMIC within the meaning of Section 860D of the Code.

Taxation of Regular Interests

A holder of a class of Offered Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of Regular Interests in the related Trust REMIC. In addition, the pooling and servicing agreement provides that each holder of an Offered Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the “Basis Risk Contracts”) representing the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and the obligation to make payments to the Supplemental Interest Trust. A holder of an Offered Certificate must allocate its purchase price for the related certificate between its components - the Regular Interest component, the Basis Risk Contract component and the obligation to make payments to the Supplemental Interest Trust. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will be viewed as having been issued with a lesser premium or an additional amount of original issue discount (“OID”) (which could, in the case of the Offered Certificates, cause the total amount of OID to exceed a statutorily defined de minimis amount). See “Federal Income Tax Consequences—Treatment by the REMIC of OID, Market Discount, and Amortizable Premium” in the prospectus.

Upon the sale, exchange, or other disposition of an Offered Certificate, the holder must allocate the amount realized between the components of the related certificate based on the relative fair market values of those components at the time of sale. Assuming that an Offered Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under “Federal Income Tax Consequences—Gain or Loss on Disposition.”

Interest on the Regular Interest component of an Offered Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder’s regular method of accounting. In addition, the Regular Interest components of the Offered Certificates may be considered to have been issued with OID. See “Federal Income Tax Consequences—Treatment by the REMIC of OID, Market Discount, and Amortizable Premium” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to 100% of the related Prepayment Assumption, as set forth under “Prepayment and Yield Considerations—Structuring Assumptions” in this free writing prospectus. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Status of the Offered Certificates

The Regular Interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association”, and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the issuing entity, exclusive of the Excess Reserve Fund Account and the Supplemental Interest Trust, would be so treated. In addition, to the extent the Regular Interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the Offered Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

The Basis Risk Contract Component

Each holder of an Offered Certificate (collectively, the “Basis Risk Certificates”) will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to the Basis Risk Contract component on the date it purchases its certificate. The Internal Revenue Service (the “IRS”) has issued final regulations under Section 446 of the Code relating to notional principal contracts (the “Notional Principal Contract Regulations”).

As indicated above, holders of the Basis Risk Certificates must allocate the price they pay for such certificates between the Regular Interest component and the Basis Risk Contract component based on their relative fair market values. To the extent the Basis Risk Contract component is determined to have a value on the closing date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the “Cap Premium”) paid by holders of the Basis Risk Certificates. A holder of a Basis Risk Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Basis Risk Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Holders are urged to consult their tax advisors concerning the appropriate method of amortizing any Cap Premium. The Notional Principal Contract Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is “significant.” It is not known whether any Cap Premium would be treated in part as a loan under the Notional Principal Contract Regulations.

Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Basis Risk Contract must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a Basis Risk Contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.

In addition, any amounts payable on a Regular Interest component in excess of the amount of payments on the Basis Risk Certificates to which it relates as a result of certain Swap Termination Payments will be treated as having been received by the beneficial owners of such Basis Risk Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Basis Risk Contract, and such excess may be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the Basis Risk Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Basis Risk Contract should be treated as ordinary income or as an ordinary deduction. Alternatively, such payments by beneficial owners of the Basis Risk Certificates may be treated as a guarantee of the obligation of the holder of the Class X certificates to make payments under the interest rate swap agreement.

Any amount of proceeds from the sale, redemption or retirement of a Basis Risk Certificate that is considered to be allocated to the holder’s rights under the applicable Basis Risk Contract would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to that Basis Risk Certificate. A holder of such Basis Risk Certificate will have gain or loss from such a termination of a Basis Risk Contract equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Basis Risk Contract.

Gain or loss realized upon the termination of a Basis Risk Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

A beneficial owner’s ability to recognize a net deduction with respect to the Basis Risk Contract component of a Basis Risk Certificate or any such guarantee payment may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component or any such guarantee payment in computing the beneficial owner’s alternative minimum tax liability. Because a beneficial owner of a Basis Risk Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Basis Risk Contract or such guarantee but may not be able to deduct that amount from income, a beneficial owner of a Basis Risk Certificate may have income that exceeds cash distributions on the Basis Risk Certificate, in any period and over the term of the Basis Risk Certificate. As a result, the Basis Risk Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Basis Risk Contract or guarantee would be subject to the limitations described above. Subject to the foregoing, if for any year the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

Other Matters

For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see “Federal Income Tax Consequences—Backup Withholding” and “—Taxation of Certain Foreign Holders of Debt Instruments” in the prospectus.

STATE AND LOCAL TAXES

The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state, local or other jurisdiction. Investors considering an investment in the Offered Certificates may wish to consult their own tax advisors regarding these tax consequences.

ERISA CONSIDERATIONS

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose fiduciary and prohibited transaction restrictions on the activities of employee benefit plans (as defined in Section 3(3) of ERISA) and certain other retirement plans and arrangements discussed in Section 4975(e)(1) of the Code and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which such plans are invested (collectively, “Plans”).

ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan’s assets, or “Plan Assets,” and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the assets included in the issuing trust (the “Trust”) were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan “fiduciary,” and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan.

In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the Trust, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA prohibits Plans to which it applies from engaging in “prohibited transactions” under Section 406 of ERISA and Section 4975 of the Code imposes excise taxes with respect to transactions described in Section 4975 of the Code. These transactions described in ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, called Parties in Interest, unless a statutory or administrative exemption is available.

Some transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the Offered Certificates, if the assets included in the Trust are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations (29 C.F.R. 2510.3-101) concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the Trust), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan as well as an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the Mortgage Loans and other assets included in the Trust). In addition, the purchase, sale and holding of the Certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Depositor, the Trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan.

As a result, the pooling and servicing agreement provides that each prospective certificateholder, each prospective transferee acquiring the Offered Certificates and each prospective owner (a transferee thereof) of a beneficial interest in the Offered Certificates must represent and warrant (or will be deemed to have represented and warranted) that it is not a Plan or acting on behalf of a Plan and is not using assets of a Plan to purchase the Offered Certificates.

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, and as a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates may adversely affect the liquidity of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriter by Thacher Proffitt & Wood llp, New York, New York.

REPORTS TO CERTIFICATEHOLDERS

The trustee will be required to prepare and make available to the certificateholders statements containing information with respect to principal and interest payments and the issuing entity as is described in this free writing prospectus. See “Description of the Certificates—Reports to Certificateholders” in this free writing prospectus. Copies of these statements will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of “FFMLT 2007-FFB-SS” as an exhibit to the monthly distribution reports on Form 10-D for the certificates for so long as the issuing entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, the servicer and the trustee will be required to furnish to the trustee or the depositor, as applicable, the compliance statements, assessments of compliance and related accountants’ attestation reports detailed under “The Pooling and Servicing Agreement—Servicer Reports” in this free writing prospectus. Copies of these statements and reports will be filed with the SEC under the name of the issuing entity as an exhibit to the issuing entity’s annual statement on Form 10-K for the Offered Certificates for so long as the issuing entity is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

RATINGS

In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”):
Class	S&P	Moody’s
A	AAA	Aaa
M-1	AA	Aa2
M-2	AA-	Aa3
M-3	A	A2
M-4	A-	A3
M-5	BBB+	Baa1
M-7	BBB-	NR

A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041 and Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. S&P and Moody’s will monitor the ratings assigned to the Offered Certificates while the Offered Certificates remain outstanding. In the event that the ratings initially assigned to any of the Offered Certificates by S&P or Moody’s are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

The ratings on the Class A Certificates are without regard to the Policy issued by the Certificate Insurer.

GLOSSARY OF TERMS

The following terms have the meanings given below when used in this free writing prospectus.

“Accrued Certificate Interest” means, for each class of Offered Certificates and the Class M-6 certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class’s share of net prepayment interest shortfalls and any Relief Act Shortfalls, as described in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Applied Realized Loss Amount” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Assessment of Compliance” has the meaning set forth in “The Pooling and Servicing Agreement—Servicer Reports” in this free writing prospectus.

“Attestation Report” has the meaning set forth in “The Pooling and Servicing Agreement—Servicer Reports” in this free writing prospectus.

“Available Funds” means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicer, the custodian and the trustee, if any, payable with respect to that Distribution Date: (1) the aggregate amount of monthly payments on the mortgage loans due on the due date in the related Due Period and received by the servicer on or prior to the related Determination Date, after deduction of the servicing fee for that Distribution Date, together with any related P&I Advance for that Distribution Date, (2) certain unscheduled payments in respect of the mortgage loans received by the servicer during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds, net Liquidation Proceeds, excluding Prepayment Premiums, (3) Compensating Interest payments in respect of prepayment interest shortfalls for that Distribution Date, (4) the proceeds from repurchases of mortgage loans and any Substitution Adjustment Amounts received in connection with substitutions or mortgage loans as of that Distribution Date and (5) all proceeds received with respect to any Optional Clean-up Call. The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Offered Certificates and the Class M-6 certificates.

“Avoided Payment” has the meaning set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“Basic Principal Distribution Amount” means, with respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for that Distribution Date.

“Basis Risk Carry Forward Amount” has the meaning set forth in “Description of the Certificates—Excess Reserve Fund Account” in this free writing prospectus.

“Basis Risk Certificates” has the meaning set forth in “Federal Income Tax Consequences—Basis Risk Contract Component” in this free writing prospectus.

“Basis Risk Contracts” has the meaning set forth in “Federal Income Tax Consequences—Taxation of Regular Interests” in this free writing prospectus.

“Basis Risk Payment” has the meaning set forth in “Description of the Certificates—Excess Reserve Fund Account” in this free writing prospectus.

“Book-entry certificates” has the meaning set forth in “Description of the Certificates—Book-Entry Registration” in this free writing prospectus.

“Certificate Insurer” has the meaning set forth in “The Certificate Insurer” in this free writing prospectus.

“Class A Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to the excess of: (x) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that Distribution Date, over (y) the lesser of: (A) the product of (i) 39.40% and (ii) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

“Class Certificate Balance” means, with respect to any class of Offered Certificates and the Class M-6 certificates as of any date of determination, the initial class certificate balance of that class reduced by the sum of:

•	all amounts previously distributed to holders of certificates of that class as payments of principal, and
•	in the case of any class of Subordinated Certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of certificates;

provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any class or classes of certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such class or classes).

“Class M certificates” means the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 certificates.

“Class M-1 Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on that Distribution Date) and (B) the Class Certificate Balance of the Class M-1 certificates immediately prior to that Distribution Date, over (y) the lesser of: (A) the product of (i) 54.70% and (ii) the aggregate Stated Principal Balance of the mortgage loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

“Class M-2 Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on that Distribution Date), and (C) the Class Certificate Balance of the Class M-2 certificates immediately prior to that Distribution Date, over (y) the lesser of: (A) the product of (i) 59.30% and (ii) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

“Class M-3 Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on that Distribution Date) and (D) the Class Certificate Balance of the Class M-3 certificates immediately prior to that Distribution Date, over (y) the lesser of: (A) the product of (i) 67.80% and (ii) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

“Class M-4 Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on that Distribution Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on that Distribution Date) and (E) the Class Certificate Balance of the Class M-4 certificates immediately prior to that Distribution Date, over (y) the lesser of: (A) the product of (i) 71.70% and (ii) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

“Class M-5 Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on that Distribution Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on that Distribution Date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on that Distribution Date) and (F) the Class Certificate Balance of the Class M-5 certificates immediately prior to that Distribution Date, over (y) the lesser of: (A) the product of (i) 75.30% and (ii) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

“Class M-6 Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on that Distribution Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on that Distribution Date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on that Distribution Date), (F) the Class Certificate Balance of the Class M-5 certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on that Distribution Date) and (G) the Class Certificate Balance of the Class M-6 certificates immediately prior to that Distribution Date, over (y) the lesser of: (A) the product of (i) 78.60% and (ii) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

“Class M-7 Overcollateralization Factor” means, on any Distribution Date, the percentage equivalent of a fraction, (x) the numerator of which is the cumulative amount of excess interest used to reduce the Class Certificate Balance of the Class M-7 Certificates on all prior Distribution Dates, times, with respect to any Distribution Date on or after the Stepdown Date, two (2), and (y) the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

“Class M-7 Principal Distribution Amount” means, with respect to any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Certificate Balance of the Class A certificates (after taking into account the payment of the Class A Principal Distribution Amount on that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on that Distribution Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on that Distribution Date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on that Distribution Date), (F) the Class Certificate Balance of the Class M-5 certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on that Distribution Date), (G) the Class Certificate Balance of the Class M-6 certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on that Distribution Date) and (H) the Class Certificate Balance of the Class M-7 certificates immediately prior to that Distribution Date, over (y) the lesser of: (A) the product of (i) 84.80% and (ii) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

“Code” has the meaning set forth in “Federal Income Tax Consequences” in this free writing prospectus.

“Combined original loan-to-value ratio” or “CLTV” has the meaning set forth in “The Mortgage Loan Pool—General” in this free writing prospectus.

“Compensating Interest” has the meaning set forth in “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this free writing prospectus.

“Condemnation Proceeds” means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation to the extent not required to be released to a mortgagor.

“CPR” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this free writing prospectus.

“Credit Bureau Risk Score” has the meaning set forth in “The Mortgage Loan Pool—Underwriting Guidelines” in this free writing prospectus.

“Credit Scores” has the meaning set forth in “The Mortgage Loan Pool—Credit Scores” in this free writing prospectus.

“DBNTC” means Deutsche Bank National Trust Company.

“Debt Ratio” has the meaning set forth in “The Mortgage Loan Pool—Underwriting Guidelines” in this free writing prospectus.

“Deficiency Amount” has the meaning set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“Delinquent” has the meaning set forth in “The Mortgage Loan Pool—The Mortgage Loans” in this free writing prospectus.

“Determination Date” means, for each Distribution Date, the 15th of the month in which such Distribution Date occurs, or, if that day is not a business day, the immediately preceding business day.

“dialer” has the meaning set forth in “The Servicer— Servicer’s Policies and Procedures” in this free writing prospectus.

“Distribution Date” means the 25th of each month or, if that day is not a business day, the immediately succeeding business day.

“DOL” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“DTCC” has the meaning set forth in “Description of the Certificates—Book-Entry Registration” in this free writing prospectus.

“Due Period” means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day in the calendar month in which that Distribution Date occurs.

“Equity Refinance” has the meaning set forth in “The Mortgage Loan Pool—Underwriting Guidelines” in this free writing prospectus.

“ERISA” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Euroclear Operator” has the meaning set forth in “Description of the Certificates—Book-Entry Registration” in this free writing prospectus.

“Excess Overcollateralized Amount” is described in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

“Excess Reserve Fund Account” has the meaning set forth in “Description of the Certificates—Excess Reserve Fund Account” in this free writing prospectus.

“Extra Principal Distribution Amount” means, as of any Distribution Date, the lesser of (x)  the related Total Monthly Excess Spread for that Distribution Date and (y) the related Overcollateralization Deficiency for that Distribution Date.

“Fair, Isaac” has the meaning set forth in “The Mortgage Loan Pool—Underwriting Guidelines” in this free writing prospectus.

“Fannie Mae” means the Federal National Mortgage Association, or any successor thereto.

“Fannie Mae Guides” means the Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide, as amended or restated from time to time.

“Final Maturity Date” has the meaning set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“Final Order” has the meaning set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“First Franklin” has the meaning set forth in “The Mortgage Loan Pool—Underwriting Guidelines” in this free writing prospectus.

“First Franklin Financial” has the meaning set forth in “The Mortgage Loan Pool—Underwriting Guidelines” in this free writing prospectus.

“Fiscal Agent” has the meaning set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“GSMC” means Goldman Sachs Mortgage Company, a New York limited partnership.

“Insolvency Proceeding” has the meaning set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“Insurance Agreement” has the meaning set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“Insurance Proceeds” means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

“Insured Amounts” has the meaning set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“Insured Certificates” has the meaning set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“Insured Payments” has the meaning set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“Insurer Reimbursement Amounts” has the meaning set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“Interest Accrual Period” means, for any Distribution Date, with respect to the Offered Certificates and the Class M-6 certificates, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the closing date) and ending on the day immediately preceding the current Distribution Date.

“Interest Remittance Amount” means, with respect to any Distribution Date, that portion of Available Funds for such Distribution Date that represents interest received or advanced on the mortgage loans (calculated net of fees payable to the servicer and the Premium payable to the Certificate Insurer), net of any Net Swap Payments, if any, and Swap Termination Payments, other than Defaulted Swap Termination Payments, payable to the Swap Provider, if any, with respect to that Distribution Date.

“Late Payment Rate” has the meaning set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“LIBOR Determination Date” means, with respect to any Interest Accrual Period and the Offered Certificates and the Class M-6 certificates, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a “London business day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Liquidation Proceeds” means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee’s sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

“LIV” has the meaning set forth in “The Mortgage Loan Pool—Underwriting Guidelines” in this free writing prospectus.

“MERS Designated Mortgage Loan” means any mortgage loan for which (1) Mortgage Electronic Registration Systems, Inc., its successors and assigns has been designated the mortgagee of record and (2) the trustee is designated the investor pursuant to the procedures manual of MERSCORP, Inc.

“Moody’s” means Moody’s Investors Service, Inc.

“National City” means National City Bank, a national bank headquartered in Ohio.

“National City Bank Agreements” has the meaning set forth in “Description of the Certificates—Assignment of the Mortgage Loans” in this free writing prospectus.

“Net Monthly Excess Cash Flow” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

“Net Swap Payment” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

“Net Swap Receipt” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

“NIV” has the meaning set forth in “The Mortgage Loan Pool—Underwriting Guidelines” in this free writing prospectus.

“Nonpayment” has the meaning set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“Notice” has the meaning set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“Offered Certificates” has the meaning set forth in “Description of the Certificates” in this free writing prospectus.

“OID” has the meaning set forth in “Federal Income Tax Consequences—Taxation of Regular Interests” in this free writing prospectus.

“One-Month LIBOR” means, with respect to any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on that date. If the rate does not appear on LIBOR01 Page, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trustee will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee (after consultation with the depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

“Optional Clean-up Call” has the meaning set forth in “The Pooling and Servicing Agreement—Termination; Optional Clean-up Call” in this free writing prospectus.

“Original Sale Date” means, with regard to each mortgage loan, the date on which National City Bank sold the related mortgage loan to GSMC.

“Originator” has the meaning set forth in “The Mortgage Loan Pool—Underwriting Guidelines” in this free writing prospectus.

“Overcollateralized Amount” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

“Overcollateralization Deficiency” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

“Overcollateralization Floor” means 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

“Overcollateralization Reduction Amount” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

“P&I Advances” means advances made by the servicer or the trustee in its capacity as successor servicer (and any other successor servicer) on each Distribution Date with respect to Delinquent payments of interest and principal on the mortgage loans, less the servicing fee.

“Pass-Through Rate” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Plan” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Policy” means the financial guaranty insurance policy (No. [___]) with respect to the Class A certificates and all endorsements thereto, if any, dated the closing date, issued by the Certificate Insurer for the benefit of the holders of the Class A certificates.

“Premium” means the premium due to the Certificate Insurer calculated based on the product of the Premium Percentage and the aggregate Class Principal Balance of the Class A certificates as of the immediately preceding Distribution Date, based on a 360-day year and the actual number of days elapsed in the applicable interest accrual period.

“Premium Percentage” means 0.12% per annum.

“Prepayment Assumption” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this free writing prospectus.

“Prepayment Period” means, with respect to any distribution date and each  principal prepayment in full , the period commencing on the 15th of the calendar month preceding the month in which that Distribution Date occurs and ending on the 14th of the calendar month in which that Distribution Date occurs. With respect to any Distribution Date and each partial principal prepayment, the calendar month preceding the month in which that Distribution Date occurs.

“Prepayment Premium” has the meaning set forth in “The Mortgage Loan Pool—Prepayment Premiums” in this free writing prospectus.

“Principal Distribution Amount” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Principal Remittance Amount” means, with respect to any Distribution Date, to the extent of funds available for distribution as described in this free writing prospectus, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the servicer on or prior to the related Determination Date or advanced by the servicer for the Servicer Remittance Date, (ii) all full principal prepayments received on the mortgage loans during the related Prepayment Period and partial principal prepayments received on the mortgage loans during the calendar month preceding such distribution, (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans, allocable to principal and received during the calendar month preceding such distribution, (iv) the portion of the repurchase price allocable to principal with respect to each mortgage loan that was repurchased during the related Prepayment Period and (v) the portion of the proceeds received during the related Prepayment Period with respect to any Optional Clean-up Call (to the extent they relate to principal).

“Rating Agency” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Rating Agency Condition” means, with respect to any action to which a Rating Agency Condition applies, that each rating agency shall have been given ten days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that each of the rating agencies shall have notified the trustee, the servicer, the depositor and the issuing entity in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the certificates (which, with respect to the Class A certificates, shall be without giving effect to the Policy) that it maintains.

“Realized Loss” means with respect to any defaulted mortgage loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds together with accrued and unpaid interest therein, net of amounts reimbursable to the servicer for the advances in respect of such mortgage loan.

“Record Date” means, with respect to any Distribution Date and the Offered Certificates, the last business day of the related Interest Accrual Period, unless the Offered Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the month in which that Distribution Date occurs.

“Reference Banks” means leading banks selected by the trustee (after consultation with the depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

“Regular Interest” has the meaning set forth in “Federal Income Tax Consequences—General” in this free writing prospectus.

“Regulation AB” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

“REIT” has the meaning set forth in “Federal Income Tax Consequences” in this free writing prospectus.

“Relief Act Shortfall” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Required Swap Counterparty Rating” means, with respect to the Swap Provider, a replacement counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such replacement counterparty or entity has only a long-term rating by Moody’s, a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the “Long-Term Rating”) of at least “Aa3” by Moody’s and if rated “Aa3” by Moody’s is not on negative credit watch by Moody’s or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody’s, a Long-Term Rating of at least “A1” by Moody’s and a short-term rating of “P-1” by Moody’s and, in each case, such rating is not on negative credit watch by Moody’s and (y) (i) a short-term rating of at least “A-1” by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least “A+” by S&P.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Sale Agreements” has the meaning set forth in “Description of the Certificates—Assignment of the Mortgage Loans” in this free writing prospectus.

“SAP” has the meaning set forth in “The Certificate Insurer—Capitalization of the Certificate Insurer” in this free writing prospectus.

“SCA” has the meaning set forth in “The Certificate Insurer—General” in this free writing prospectus.

“Scheduled Payments” has the meaning set forth in “Description of the Certificates—The Policy” in this free writing prospectus.

“Sections” has the meaning set forth in “Federal Income Tax Consequences” in this free writing prospectus.

“Senior Enhancement Percentage” means with respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that Distribution Date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date.

“Senior Specified Enhancement Percentage” on any date of determination is approximately 60.60%.

“Servicer” means Home Loan Services, Inc.

“Servicer Compliance Statement” has the meaning set forth in “The Pooling and Servicing Agreement—Servicer Reports” in this free writing prospectus.

“Servicer event of default” has the meaning set forth in “The Pooling and Servicing Agreement—Removal and Resignation of the Servicer” in this free writing prospectus.

“Servicer Remittance Date” means, with respect to any Distribution Date, the 19th of the month in which such Distribution Date occurs, or, if that day is not a business day, the immediately preceding business day.

“Significance Estimate” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

“Significance Percentage” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

“Specified Overcollateralized Amount” means, prior to the Stepdown Date, an amount equal to (x) the sum of (1) 7.60% and (2) the Class M-7 Overcollateralization Factor times (y) the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; on and after the Stepdown Date, an amount equal to (x) the sum of (1) 15.20% and (2) the Class M-7 Overcollateralization Factor times (y) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, subject, until the aggregate Class Certificate Balance of the Offered Certificates and the Class M-6 certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead will remain the same as the prior period’s Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer occurring.

“Stated Principal Balance” means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the servicer on or prior to the related Determination Date or advanced by the servicer for the Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections applicable to the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

“Stepdown Date” means the earlier to occur of (a) the date on which the Class Certificate Balances of the Class A certificates have been reduced to zero and (b) the later to occur of (i) the Distribution Date in May 2010 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

“Structuring Assumptions” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this free writing prospectus.

“Subsequent Recovery” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Substitution Event” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

“Supplemental Interest Trust” has the meaning set forth in “Description of the Certificates—Supplemental Interest Trust” in this free writing prospectus.

“Swap Provider” has the meaning set forth in “Interest Rate Swap Counterparty” in this free writing prospectus.

“Swap Termination Payment” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

“Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Total Monthly Excess Spread” means, with respect to any Distribution Date, the excess, if any, of (x) the interest collected on the mortgage loans by the servicer on or prior to the related Determination Date or advanced by the servicer for the Servicer Remittance Date, net of the servicing fee and the Premium Percentage plus Net Swap Receipts and less Net Swap Payments and Swap Termination Payments, other than Defaulted Swap Termination Payments, payable to the Swap Provider for such Distribution Date, over (y) the amounts paid to the classes of certificates pursuant to clause (i) in the fifth full paragraph of “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus; provided that Net Swap Receipts shall be included in Total Monthly Excess Spread (and correspondingly, in Extra Principal Distribution Amount) only to the extent of current or prior Realized Losses not previously reimbursed.

“Trigger Event,” with respect to any Distribution Date, means the circumstances in which (i) the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of the mortgage loans (excluding those mortgage loans that are charged-off pursuant to the pooling and servicing agreement) that are 60 days or more Delinquent, including mortgage loans in foreclosure, all REO properties and all mortgage loans where the mortgagor has filed for bankruptcy, and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds 13.20% of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment Period, divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date Occurring In	Loss Percentage
May 2009 - April 2010	3.30% for the first month, plus an additional 1/12th of 2.70% for each month thereafter
May 2010 - April 2011	6.00% for the first month, plus an additional 1/12th of 2.00% for each month thereafter
May 2011 - April 2012	8.00% for the first month, plus an additional 1/12th of 1.50% for each month thereafter
May 2012 - April 2013	9.50% for the first month, plus an additional 1/12th of 0.50% for each month thereafter
May 2013 and thereafter	10.00%

“Trust REMIC” has the meaning set forth in “Federal Income Tax Consequences—General” in this free writing prospectus.

“U.S. GAAP” has the meaning set forth in “The Certificate Insurer—Reinsurance” in this free writing prospectus.

“Unpaid Interest Amount” for any class of certificates and any Distribution Date will equal the sum of (a) the portion of Accrued Certificate Interest from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, and (b) interest on the amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

“WAC Cap” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“XL Capital” has the meaning set forth in “The Certificate Insurer” in this free writing prospectus.

“XLFA” has the meaning set forth in “The Certificate Insurer—Financial Strength and Financial Enhancement Ratings of XL Capital” in this free writing prospectus.

ANNEX I

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.     from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.     from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Offered Security is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.     from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.     from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Certificate):

(a)    if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)5(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—
(i)
stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding a statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)
providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441(e)(3)(ii), or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b) if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)
certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)
providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations: or

5.     from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, société anonyme, Euroclear or DTC may be subject to backup withholding unless the holder —

(i)  provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

(ii)  provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

(iii)  can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

ANNEX II

INTEREST RATE SWAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE

Period	Distribution Date	Interest Rate Swap Notional Amount ($)
1	May 2007	398,827,442
2	June 2007	371,854,087
3	July 2007	347,443,360
4	August 2007	324,462,752
5	September 2007	302,720,081
6	October 2007	282,249,226
7	November 2007	262,927,729
8	December 2007	244,646,401
9	January 2008	227,431,443
10	February 2008	211,142,760
11	March 2008	195,994,426
12	April 2008	182,234,083
13	May 2008	169,254,626
14	June 2008	157,011,807
15	July 2008	145,463,884
16	August 2008	134,571,475
17	September 2008	124,297,427
18	October 2008	114,606,693
19	November 2008	105,466,205
20	December 2008	96,844,771
21	January 2009	88,712,963
22	February 2009	84,718,247
23	March 2009	84,718,247
24	April 2009	84,718,247
25	May 2009	84,002,202
26	June 2009	79,219,068
27	July 2009	74,707,740
28	August 2009	70,452,797
29	September 2009	66,439,696
30	October 2009	62,654,713
31	November 2009	59,084,905
32	December 2009	55,718,061
33	January 2010	52,542,661
34	February 2010	49,547,841
35	March 2010	46,723,348
36	April 2010	44,059,515
37	May 2010	41,547,218
38	June 2010	39,177,855
39	July 2010	36,943,308
40	August 2010	34,835,921
41	September 2010	32,848,472
42	October 2010	30,974,148
43	November 2010	29,206,522
44	December 2010	27,539,533
45	January 2011	25,967,463
46	February 2011	24,484,917
47	March 2011	23,086,808
48	April 2011	21,768,337
49	May 2011	20,524,977
50	June 2011	19,352,457
51	July 2011	18,246,751
52	August 2011	17,204,059
53	September 2011	16,220,798
54	October 2011	15,293,587
55	November 2011	14,419,239
56	December 2011	13,594,746
57	January 2012	12,817,272
58	February 2012	12,084,142
59	March 2012	11,392,832
60	April 2012	10,740,961
61	May 2012	0

SCHEDULE A
STRUCTURAL AND COLLATERAL TERM SHEET

FFMLT 2007-FFB-SS TERM SHEET

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the “Prospectus”)) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the Prospectus if you request it by calling toll-free 1-866-471-2526.

The registration statement referred to above (including the Prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/807641/000091412107000012/gs6377900-s3.txt" http://www.sec.gov/Archives/edgar/data/807641/000091412107000012/gs6377900-s3.txt

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

$394,266,000
Approximate(1) (4)
FFMLT 2007-FFB-SS
GS Mortgage Securities Corp., Depositor
Mortgage Pass-Through Certificates

Overview of the Offered Certificates

Offered Certificates	Approximate Principal Balance(1)(4)	Expected Credit Support(6)	Initial Pass- Through Rate(5)	Fixed / Floating	Estimated Avg. Life (yrs)(2)	Principal Payment Window(2)(3)	Expected Moody’s/S&P Ratings
A	$302,813,000	30.30%	LIBOR + [ ]%	Floating	0.96	05/07 - 08/09	Aaa/AAA
M-1	$33,236,000	22.65%	LIBOR + [ ]%	Floating	4.33	02/11 - 09/11	Aa2/AA
M-2	$9,992,000	20.35%	LIBOR + [ ]%	Floating	3.83	10/10 - 09/11	Aa3/AA-
M-3	$18,465,000	16.10%	LIBOR + [ ]%	Floating	3.57	05/10 - 09/11	A2/A
M-4	$8,472,000	14.15%	LIBOR + [ ]%	Floating	3.41	03/10 - 09/11	A3/A-
M-5	$7,820,000	12.35%	LIBOR + [ ]%	Floating	3.34	02/10 - 09/11	Baa1/BBB+
M-7(7)	$13,468,000	7.60%	LIBOR + [ ]%	Floating	0.60	05/07 - 07/08	BBB-
Total	$394,266,000

Non-Offered Certificates

M-6	$7,168,000	10.70%	LIBOR + [ ]%	Floating	N/A	N/A	Baa2/BBB

(1)
The principal balances of the Offered and Non-Offered Certificates are calculated using the scheduled principal balances of the Mortgage Loans as of the Statistical Calculation Date rolled one month at 40% CPR.

(2)	Assuming payment based on the pricing speeds outlined in “Key Terms - Pricing Prepayment Assumption” and to a 10% Clean-up Call on all LIBOR Certificates.
(3)	The last scheduled distribution date for the LIBOR Certificates is the Distribution Date in July 2035.
(4)	The initial aggregate principal balance of the LIBOR Certificates will be subject to an upward or downward variance of no more than approximately 10%.
(5)	See the “Structure of the LIBOR Certificates” section of this Term Sheet for more information on the pass-through rates of the LIBOR Certificates.
(6)	Overcollateralization will equal 7.60% as of the closing date.
(7)
The distribution of principal to the Class M-7 Certificates will be made from the Net Monthly Excess Cashflow, that would otherwise be distributed to the Class X Certificates, until the Class Certificate Balance thereof has been reduced to zero.

Selected Mortgage Pool Data (8)

Aggregate
Scheduled Principal Balance:	$453,676,049
Number of Mortgage Loans:	8,931
Average Scheduled Principal Balance:	$50,798
Weighted Average Gross Coupon:	9.216%
Weighted Average Net Coupon(9):	8.632%
Weighted Average Current FICO Score:	670
% Second Lien Loans:	100%
Weighted Average Combined Original LTV Ratio:	99.27%
Weighted Average Updated Combined LTV Ratio(10):	90.41%
Weighted Average Stated Remaining Term (months):	201
Weighted Average Seasoning (months):	25
% Fixed-Rate Loans:	100%
% Full Doc Loans:	96.94%
% Purchase Loans:	89.85%
% Primary Occupancy Loans:	100%
% Single Family Loans and PUD Loans:	85.09%
State with Highest Representation:	CA - 42.64%

(8)	All percentages of mortgage loans calculated herein are percentages of their scheduled principal balances as of the Statistical Calculation Date.
(9)	The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Servicing Fee Rate and the Insurer Premium.
(10)
The Weighted Average Updated Combined LTV Ratio is based on the combined Senior and Junior lien balances at origination over AVMs from March 2007 (for 1.39% of the total pool where no AVM was available, Original Combined LTV was used).

Features of the Transaction

▪
The mortgage loans in the transaction consist of fixed rate, second lien residential mortgage loans (the “Mortgage Loans”) originated by First Franklin Financial Corporation (“First Franklin”), which at the time of origination was a division of National City Bank of Indiana.

▪
Credit support for the certificates will be provided through a senior/subordinate structure, with fully funded overcollateralization of 7.60%, a swap agreement, excess spread and an insurance policy to cover timely interest and ultimate principal payments on the Class A Certificates.

▪	The mortgage loans will be serviced by Home Loan Services, Inc.

▪
None of the Mortgage Loans are (a) covered by the Home Ownership and Equity Protection Act of 1994, as amended, (b) classified as “high cost” loans under any other applicable state, federal or local law, or (c) secured by a property in the state of Georgia and originated between October 1, 2002 and March 7, 2003.

▪
Beginning on the distribution date occurring in May 2007, the certificates will benefit from a swap agreement with an initial swap notional amount of approximately $398,827,442. The swap notional amount will amortize in accordance with the swap schedule. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the supplemental interest trust will be obligated to pay an amount equal to the product of (x) a fixed rate equal to 5.05% per annum, (y) the swap notional amount as set forth below for that Distribution Date and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period (as defined in the swap agreement) and the denominator of which is 360, and the supplemental interest trust will be entitled to receive an amount equal to the product of (x) one-month LIBOR, as determined pursuant to the swap agreement, for the related calculation period, (y) the swap notional amount as set forth below for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

▪	The transaction will be modeled on INTEX as “GSFFML07BSS” and on Bloomberg as “FFMLT 2007-FFB-SS”.

▪	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

Time Table

Expected Closing Date:	April 26, 2007

Statistical Calculation Date:	March 1, 2007

Cut-off Date:	April 1, 2007

Expected Pricing Date:	Week of April 9, 2007

First Distribution Date:	May 25, 2007

Key Terms

Offered Certificates:	Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-7 Certificates

Class A Certificates:	Class A Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates

Non-Offered Certificates:	Class M-6 Certificates

LIBOR Certificates:	Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates

Depositor:	GS Mortgage Securities Corp.

Lead Manager:	Goldman, Sachs & Co.

Servicer:	Home Loan Services, Inc.

Trustee and Supplemental
Interest Trust Trustee:	Deutsche Bank National Trust Company

Class A Insurer:	XL Capital Assurance, Inc (“XL Capital”)

Swap
Agreement Provider:	TBD

Servicing Fee Rate:	50 bps

Trustee Fee Rate:	The Trustee will be entitled to investment earnings on amounts on deposit in the Distribution Account

Insurer Premium Rate:	12 bps

Insurer Premium:	For any Distribution Date, one-twelfth of the Insurer Premium Rate multiplied by the Class Principal Balance of the Class A Certificates for such distribution date

Servicing Fee:	The Servicing Fee Rate multiplied by the aggregate scheduled principal balance of the Mortgage Loans

Distribution Date:	25th day of the month or the following Business Day

Mortgage Loans:	The trust will consist of fixed rate, second lien residential mortgage loans

Record Date:	For any Distribution Date, the last Business Day of the related Interest Accrual Period

Delay Days:	0 day delay on the LIBOR Certificates

Day Count:	Actual/360 basis for the LIBOR Certificates

Prepayment Period:
With respect to prepayments in full, the period commencing on the 15th day of the calendar month preceding the month in which the Distribution Date occurs and ending on the 14th day of the calendar month in which the Distribution Date occurs and with respect to partial prepayments, the calendar month prior to the month of such Distribution Date

Due Period:
The period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which Distribution Date occurs

Interest Accrual Period:
For the LIBOR Certificates, from the prior Distribution Date to the day prior to the current Distribution Date, except for the initial accrual period for which interest will accrue from the Closing Date.

Pricing Prepayment
Assumption:	40% CPR

Excess Spread:
The initial weighted average net coupon of the mortgage pool will be greater than the interest payments on the LIBOR Certificates, resulting in excess cash flow calculated in the following manner based on the collateral as of the Statistical Calculation Date rolled one month at 40% CPR:

Initial Gross WAC: (1)	9.216%
Less Servicing Fee Rate and Insurer Premium:	0.584%
Net WAC: (1)	8.632%
Less Initial Wtd. Avg. Certificate Coupon (Approx.): (2)	5.433%
Plus Net Swap Flow	0.257%
Initial Excess Spread: (1)	3.456%

(1) This amount will vary on each distribution date based on changes to the weighted average interest rate on the Mortgage Loans as well as any changes in day count.

(2) Assumes 1-month LIBOR equal to 5.330%, initial marketing spreads and a 30-day month. This amount will vary on each distribution date based on changes to the weighted average pass-through rates on the LIBOR Certificates as well as any changes in day count.

Servicer Advancing:	Home Loan Services will make certain advances of principal and interest, subject to recoverability, on the related mortgage loans

Compensating Interest:
Home Loan Services will pay compensating interest up to the lesser of (A) the aggregate of the prepayment interest shortfalls on the Mortgage Loans resulting from principal prepayments in full on the Mortgage Loans during the portion of the related Prepayment Period occurring in the month prior to the related Distribution Date and (B) 25 bps per annum on the aggregate principal balance of the related Mortgage loans at the beginning of each related Due Period

Optional Clean-up Call:	The transaction has a 10% Optional Clean-up Call

Rating Agencies:	Standard & Poor’s Rating Services, a division of the McGraw Hill Companies, Inc. and Moody’s Investor’s Service, Inc. will each rate all of the LIBOR Certificates

Minimum Denomination:	$25,000 with regard to each of the Offered Certificates

Legal Investment:	It is anticipated that the Offered Certificates will not be SMMEA eligible

ERISA Eligible:
The Offered Certificates will not be eligible for purchase by or on behalf of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974 and plans subject to Section 4975 of the Internal Revenue Code 1986.

Tax Treatment:	Portions of the trust will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

The discussion contained in this term sheet as to federal, state and local tax matters is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This discussion is written to support the promotion of marketing of the transactions or matters addressed in this term sheet. You should seek advice based on your circumstances form an independent tax advisor.

Registration Statement
and Prospectus:	This term sheet does not contain all information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.

The Depositor has filed a registration statement (including the prospectus with the SEC for the offering to which this communication relates). Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send you the Prospectus if you request it by calling toll-free 1-866-471-2526.

The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/807641/000091412107000012/gs6377900-s3.txt

Risk Factors:
PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Structure of the LIBOR Certificates

Description of Principal and Interest Distributions

Principal will be paid as described under the definition of “Principal Distributions on the LIBOR Certificates”. Excess interest and amounts in the supplemental interest trust will be available to support the overcollateralization target (which is one component of the credit support available to the certificateholders).

Interest will be paid monthly, on the LIBOR Certificates, at a rate of one-month LIBOR plus a margin that will step up after the Optional Clean-up Call date, subject to the WAC Cap (as described below). The interest paid to each class will be reduced by their allocable share of prepayment interest shortfalls not covered by compensating interest. Interest shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statute) will be allocated first to excess interest on the Mortgage Loans for the related Distribution Date, and thereafter to reduce the Accrued Certificate Interest on the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. Any reductions in the Pass-Through Rate on the LIBOR Certificates attributable to the WAC Cap will be carried forward with interest at the applicable Pass-Through Rate (without regard to the WAC Cap) as described below and will be payable after payment of all required principal payments on such future distribution dates, and after payments of carry forward amounts and amounts used to maintain or restore the required amount of overcollateralization made from amounts received under the swap agreement.

Definitions

Credit Enhancement. The LIBOR Certificates are credit enhanced by (1) the Net Monthly Excess Cash Flow from the Mortgage Loans, (2) 7.60% overcollateralization (funded upfront) and the Overcollateralization Target Amount, (3) in the case of the Class A Certificates, an insurance policy to cover timely interest and ultimate principal payments and (4) a swap agreement.
Overcollateralization Target Amount. Prior to the Stepdown Date, (x) the sum of (1) 7.60% and (2) the Class M-7 Turbo Factor times (y) the aggregate scheduled principal balance of the Mortgage Loans as of the cut-off date. On and after the Stepdown Date, so long as a Trigger Event is not in effect, the Overcollateralization Target Amount will equal (x) the sum of (1)15.20% and (2) the Class M-7 Turbo Factor times (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Credit Enhancement Percentage. For any Distribution Date, the percentage obtained by dividing (x) the aggregate class certificate balance of the Class M Certificates and the amount of any overcollateralization after taking into account the distributions of the Principal Distribution Amount for such Distribution Date by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

Class M-7 Turbo Factor. On any Distribution Date, the percentage equivalent of a fraction, (x) the numerator of which is the cumulative amount distributed to the Class M-7 Certificates under clause (v) of “Allocation of Net Monthly Excess Cashflow” below on all prior Distribution Dates, times with respect to any Distribution Date on or after the Stepdown Date, two (2) and (y) the denominator of which is the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

Stepdown Date. The earlier of (A) the date on which the aggregate class certificate balance of the Class A Certificates has been reduced to zero and (B) the later to occur of:

(x) the Distribution Date occurring in May 2010; and

(y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 60.60%.

Class	Target Subordination Percentage(1)	Stepdown Date Percentage
A	30.30%	60.60%
M-1	22.65%	45.30%
M-2	20.35%	40.70%
M-3	16.10%	32.20%
M-4	14.15%	28.30%
M-5	12.35%	24.70%
M-6	10.70%	21.40%
M-7	7.60%	15.20%

(1)Includes Target Overcollateralization amount

Insurance Policy. The Class A Insurer will guarantee for the Class A Certificates the following: (a) timely interest on the Class A Certificates at the applicable Class A Pass-Through Rate, and (b) the payment of principal on the Class A Certificates by no later than the July 2035 Distribution Date. The Class A Insurer will not guarantee any Basis Risk Carry Forward Amounts, any interest shortfalls resulting from the Servicemembers Civil Relief Act or prepayment interest shortfalls.

Trigger Event. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 13.20% of the prior period’s senior Credit Enhancement Percentage (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including Mortgage Loans in foreclosure, all REO property, and Mortgage Loans where the related mortgagor has filed for bankruptcy) or (ii) during such period, the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the “Cumulative Realized Loss Percentage”) exceeds the amounts set forth below:

Distribution Date	Cumulative Realized Loss Percentage:
May 2009 - April 2010	3.30% for the first month, plus an additional 1/12th of 2.70% for each month thereafter
May 2010 - April 2011	6.00% for the first month, plus an additional 1/12th of 2.00% for each month thereafter
May 2011 - April 2012	8.00% for the first month, plus an additional 1/12th of 1.50% for each month thereafter
May 2012 - April 2013	9.50% for the first month, plus an additional 1/12th of 0.50% for each month thereafter
May 2013 and thereafter	10.00%

Step-up Coupons. For the LIBOR Certificates the margin will increase after the first Distribution Date on which the Optional Clean-up Call is exercisable, should the Optional Clean-up Call not be exercised. The margin for the Class A Certificates will increase to 2 times the margin at issuance and the margin for the Class M Certificates will increase to 1.5 times the margin at issuance.

Class A Pass-Through Rate. The Class A Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-1 Pass-Through Rate. The Class M-1 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through Rate. The Class M-2 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3 Pass-Through Rate. The Class M-3 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through Rate. The Class M-4 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through Rate. The Class M-5 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6 Pass-Through Rate. The Class M-6 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-7 Pass-Through Rate. The Class M-7 Certificates will accrue interest at a variable rate per annum equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC Cap. As to any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the applicable Interest Accrual Period, and (ii) (x) the weighted average gross coupon of the Mortgage Loans in effect on the beginning of the related Due Period less the Servicing Fee Rate, and in the case of the Class A Certificates, the Insurer Premium Rate less (y) (a)(I) net swap payments from the trust to the Swap Provider, if any, and certain swap termination payments owed to the Swap Provider, if any, divided by (II) the scheduled principal balance of the Mortgage Loans at the beginning of the related Due Period multiplied by (b) 12.

Basis Risk Carry Forward Amount. As to any Distribution Date, and the LIBOR Certificates, a Basis Risk Carry Forward Amount for such class which will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of certificates at such Certificates’ applicable pass-through rate (without regard to the WAC Cap) over interest due on such class of certificates at a rate equal to the WAC Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Distribution Dates and (iii) interest on the amount in clause (ii) at such class of certificates’ applicable pass-through rate (without regard to the WAC Cap). In the event any class of the LIBOR Certificates are no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of the LIBOR Certificates.

Accrued Certificate Interest. For the LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance immediately prior to such Distribution Date (or from the Closing Date in the case of the first Distribution Date) at the related pass-through rate, as reduced by that class’ share of net prepayment interest shortfalls and, to the extent not covered by excess interest on the Mortgage Loans for the related Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statutes).

Interest Remittance Amount on the LIBOR Certificates. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the Servicing Fee, net swap payments from the trust to the Swap Provider and certain swap termination payments owed to the Swap Provider, if any.

  Principal Remittance Amount. On any Distribution Date, the sum of

(i)
all scheduled payments of principal due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer on the servicer remittance date,

(ii)
the principal portion of all partial prepayments received during the month prior to the month during which such Distribution Date occurs, and full prepayments received during the Prepayment Period applicable to which such Distribution Date occurs,

(iii)	the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs,

(iv)
the principal portion of the repurchase price of any repurchased Mortgage Loans, the repurchase obligation for which arose during the related Prepayment Period, that were repurchased prior to the Determination Date for the current Distribution Date,

(v)	the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date, and

(vi)	the principal portion of the termination price if the Optional Clean-up Call is exercised.

Principal Distribution Amount. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution Amount. On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Extra Principal Distribution Amount. For any Distribution Date, the lesser of (i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Servicing Fee, the Insurer Premium and plus the net swap receipts into the trust, if any (to the extent provided in clause (iii) of “Supplemental Interest Trust” below), less net swap payments and certain swap termination payments out of the trust, if any) and available for distribution on such Distribution Date, over (y) the sum of interest payable on the LIBOR Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Net Monthly Excess Cashflow. For any Distribution Date is the amount of available funds for such Distribution Date remaining after making all distributions under the headings “Interest Distributions on the Certificates” and “Principal Distributions on the Certificates” below.

Excess Subordinated Amount. For any Distribution Date, means the excess, if any of (i) the actual overcollateralization, over (ii) the required overcollateralization for such Distribution Date.

Realized Losses. With respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds, insurance proceeds and condemnation awards together with accrued and unpaid interest therein, net of amounts reimbursable to the Servicer for advances in respect of such Mortgage Loan.

Class A Principal Distribution Amount. An amount equal to the excess of: (x) the class certificate balance of the Class A Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 39.40% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-1 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the class certificate balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 54.70% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-2 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the class certificate balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 59.30% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-3 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the class certificate balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 67.80% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-4 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (E) the class certificate balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 71.70% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-5 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), and (F) the class certificate balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 75.30% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-6 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), and (G) the class certificate balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 78.60% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-7 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the aggregate class certificate balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the class certificate balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the class certificate balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the class certificate balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the class certificate balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the class certificate balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the class certificate balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date)and (H) the class certificate balance of the Class M-7 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 84.80% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Interest Distributions on the Certificates. On each Distribution Date, interest distributions from the Interest Remittance Amount will be allocated as follows:

(i)	from the Interest Remittance Amount, to the Certificate Insurer, the related Insurer Premium for such distribution date,

(ii)	from the Interest Remittance Amount, to the Class A Certificates the Accrued Certificate Interest and the unpaid interest amount for such class,

(iii)	from any remaining Interest Remittance Amount, to the Class A Insurer for prior draws (including applicable interest) on the insurance policy,

(iv)	from any remaining Interest Remittance Amount, to the Class M Certificates, sequentially, in ascending numerical order, the Accrued Certificate Interest each for such class, and

(v)	certain amounts owed to the Class A Insurer under the Insurance Policy

Principal Distributions on the Certificates. On each Distribution Date (A) prior to the Stepdown Date or (B) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

(i)	to the Class A Certificates, until the class certificate balance has been reduced to zero,

(ii)	to the Class A Insurer for prior draws (including applicable interest) on the Insurance Policy, to the extent not covered by the Interest Remittance Amount,

(iii)	to the Class M Certificates, sequentially, in ascending numerical order, until their respective class certificate balances have been reduced to zero, and

(iv)	certain amounts owed to the Class A Insurer under the Insurance Policy.

On each Distribution Date (A) on or after the Stepdown Date and (B) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

(i)	to the Class A Certificates the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount,

(ii)	to the Class A Insurer for prior draws (including applicable interest) on the Insurance Policy, to the extent not covered by the Interest Remittance Amount,

(iii)
to the Class M-1 Certificates, the lesser of (x) the excess of the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (i) above and (y) the Class M-1 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(iv)
to the Class M-2 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (i) above and to the Class M-1 Certificates in clause (iii) above and (y) the Class M-2 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(v)
to the Class M-3 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (i) above, to the Class M-1 Certificates in clause (iii) above and to the Class M-2 Certificates in clause (iv) above and (y) the Class M-3 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(vi)
to the Class M-4 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (i) above, to the Class M-1 Certificates in clause (iii) above, to the Class M-2 Certificates in clause (iv) above and to the Class M-3 Certificates in clause (v) above and (y) the Class M-4 Principal Distribution Amount, until their class certificate balance has been reduced to zero, and

(vii)
to the Class M-5 Certificates, the lesser of the remaining(x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (i) above, to the Class M-1 Certificates in clause (iii) above, to the Class M-2 Certificates in clause (iv) above, to the Class M-3 Certificates in clause (v) above and to the Class M-4 Certificates in clause (vi) above and (y) the Class M-5 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(viii)
to the Class M-6 Certificates, the lesser of the remaining(x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (i) above, to the Class M-1 Certificates in clause (iii) above, to the Class M-2 Certificates in clause (iv) above, to the Class M-3 Certificates in clause (v) above, to the Class M-4 Certificates in clause (vi) above and to the Class M-5 Certificates in clause (vii) above and (y) the Class M-6 Principal Distribution Amount, until their class certificate balance has been reduced to zero,

(ix)
to the Class M-7 Certificates, the lesser of the remaining(x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (i) above, to the Class M-1 Certificates in clause (iii) above, to the Class M-2 Certificates in clause (iv) above, to the Class M-3 Certificates in clause (v) above, to the Class M-4 Certificates in clause (vi) above, to the Class M-5 Certificates in clause (vii) above and to the Class M-6 Certificates in clause (viii) above and (y) the Class M-7 Principal Distribution Amount, until their class certificate balance has been reduced to zero, and

(x)	certain amounts owed to the Class A Insurer under the Insurance Policy.

Supplemental Interest Trust. Funds deposited into the Supplemental Interest Trust on a Distribution Date will include: the net swap payments owed to the Swap Provider for such Distribution Date, and the net swap receivable from the Swap Provider for such Distribution Date and any swap termination payments owed to the Swap Provider or received from the Swap Provider.

Funds received from the Supplemental Interest Trust on a Distribution Date will be distributed on each Distribution Date in the following order of priority:

(i)	to the Swap Provider, any net swap payments and certain swap termination payments (other than a defaulted swap termination payment) owed for such Distribution Date,

(ii)
to the LIBOR certificateholders, to pay interest according to Section (i) of the “Interest Distributions on the Certificates” section, to the extent unpaid from other available funds (exclusive of the Insurance Policy),

(iii)
to the LIBOR certificateholders, to pay principal according to the section “Principal Distributions on the Certificates,” but only to the extent necessary to cause the overcollateralization to be maintained or restored to the required overcollateralization amount as a result of current period or prior period Realized losses not previously so reimbursed (prior to distribution of any amounts due), to the extent unpaid from other available funds,

(iv)
to the LIBOR certificateholders, to pay unpaid interest shortfalls and Basis Risk Carry Forward Amounts according to the section “Allocation of Net Monthly Excess Cashflow” to the extent unpaid from other available funds,

(v)	to the Swap Provider, any defaulted swap termination payment owed for such Distribution Date, and

(vi)	to the holders of the Class X Certificates, any remaining amounts.

Allocation of Net Monthly Excess Cashflow. For any Distribution Date, any Net Monthly Excess Cashflow shall be allocated sequentially as follows:

(i)	sequentially, in ascending numerical order, to the Class M Certificates, any unpaid interest amount for each such class,

(ii)
sequentially, first to the Class A Certificates and then to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates any Basis Risk Carry Forward Amount for such classes for such distribution date, in each case up to their respective unpaid remaining Basis Risk Carry Forward Amounts after taking into account any payments applied from the Swap Agreement,

(iii)	certain swap termination payments to the Supplemental Interest Trust,

(iv)	certain amounts owed to the Class A Insurer under the insurance agreement,

(v)
to the Class M-7 Certificates an amount equal to 100% of any remaining amounts (that would otherwise be distributed to the Class X Certificates) from Net Monthly Excess Cashflows until the Class Certificate Balance of the Class M-7 Certificates has been reduced to zero;

(vi)	to the holders of the Class X Certificates those amounts as set forth in the pooling and servicing agreement and,

(vii)	to the holders of the Class R Certificates, any remaining amount.

On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state statute, and any prepayment interest shortfalls not covered by Compensating Interest will be allocated first to reduce the amounts of interest otherwise distributable on the Class X Certificates, and thereafter as a reduction to the Accrued Certificate Interest for the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. The holders of the LIBOR Certificates  will not be entitled to reimbursement for the allocation of any of those shortfalls described in the preceding sentence.

Allocation of Realized Losses. If on any Distribution Date, after giving effect to all distributions of principal and allocations of payments from the Supplemental Interest Trust to pay principal as described above, the aggregate class certificate balance of the Certificates exceeds the aggregate scheduled principal balance of the Mortgage Loans for that Distribution Date, the class certificate balance of the applicable Class M Certificates will be reduced, in inverse order of seniority (beginning with the Class M-7 Certificates) by an amount equal to that excess, until that class certificate balance is reduced to zero. Losses will not be allocated to the Class A Certificates until the last scheduled Distribution Date provided that the Insurance Policy will ultimately cover any such losses on such Distribution Date. This reduction of a class certificate balance for realized losses is referred to as an “Applied Realized Loss Amount.” In the event Applied Realized Loss Amounts are allocated to any class of certificates, its class certificate balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the class certificate balance of any class of certificates, amounts are received with respect to any Mortgage Loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a “Subsequent Recovery”), the class certificate balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the unpaid realized loss amount for the applicable class of Class M Certificates for the related Distribution Date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as liquidation proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

Remaining Prepayment Penalty Term by Product Type(1)(2)

Product	No Penalty	1-12 Months	13-24 Months	25-36 Months	37-48 Months	49-60 Months	Total
10 Yr Fixed	$57,029	$0	$0	$0	$0	$0	$57,029
15 Yr Fixed	2,499,842	794,638	0	0	0	0	3,294,479
20 Yr Fixed	9,726,983	3,278,046	0	0	0	0	13,005,030
30 Yr Fixed	27,402	92,046	0	0	0	0	119,448
Fixed Balloon 20/15	23,435	0	0	0	0	0	23,435
Fixed Balloon 30/10	692,361	154,773	0	0	0	0	847,134
Fixed Balloon 30/15	64,227,856	40,085,197	0	0	0	0	104,313,053
Fixed Balloon 30/20	194,041,378	137,975,063	0	0	0	0	332,016,441
Total:	$271,296,286	$182,379,763	$0	$0	$0	$0	$453,676,049

Product	No Penalty	1-12 Months	13-24 Months	25-36 Months	37-48 Months	49-60 Months
10 Yr Fixed	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
15 Yr Fixed	75.88	24.12	0.00	0.00	0.00	0.00
20 Yr Fixed	74.79	25.21	0.00	0.00	0.00	0.00
30 Yr Fixed	22.94	77.06	0.00	0.00	0.00	0.00
Fixed Balloon 20/15	100.00	0.00	0.00	0.00	0.00	0.00
Fixed Balloon 30/10	81.73	18.27	0.00	0.00	0.00	0.00
Fixed Balloon 30/15	61.57	38.43	0.00	0.00	0.00	0.00
Fixed Balloon 30/20	58.44	41.56	0.00	0.00	0.00	0.00
Total:	59.80%	40.20%	0.00%	0.00%	0.00%	0.00%

(1)	All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.
(2)	Totals may not add due to rounding.

Breakeven CDR Table for the Class M-1, Class M-2, Class M-3 Class M-4, Class M-5 and Class M-7 Certificates

The assumptions for the breakeven CDR table below are as follows:

▪	The Pricing Prepayment Assumption (as defined on page 4 above) is applied

▪	1-month LIBOR curve (as of close on April 2, 2007) are used

▪	100% loss severity

▪	There is a 6 month lag in recoveries

▪	Run to maturity with collateral losses calculated through the life of the applicable bond

▪	Certificates are priced at par, except for Class M-5 and Class M-7 priced at 98.5445 and 99.0000 respectively

		First Dollar of Loss	LIBOR Flat	0% Return
Class M-1	CDR (%)	16.66	16.93	18.40
	Yield (%)	5.6020	4.9032	0.0078
	WAL	4.71	4.88	5.05
	Modified Duration	4.06	4.12	4.43
	Principal Window	Aug10 - May30	Aug10 - Mar30	Dec10 - Sep29
	Principal Writedown	12,091.87 (0.04%)	1,489,138.74 (4.48%)	9,512,392.07 (28.62%)
	Total Collat Loss	113,178,341.82 (26.05%)	114,649,967.51 (26.39%)	122,504,450.15 (28.20%)
Class M-2	CDR (%)	14.86	15.03	15.61
	Yield (%)	5.9925	4.9536	0.0655
	WAL	6.64	6.91	6.92
	Modified Duration	5.39	5.49	5.89
	Principal Window	Jun12 - Dec30	Aug12 - Nov30	Feb13 - Sep30
	Principal Writedown	47,491.96 (0.48%)	967,377.28 (9.68%)	4,187,608.10 (41.91%)
	Total Collat Loss	103,127,373.71 (23.74%)	104,094,922.18 (23.96%)	107,366,876.39 (24.71%)
Class M-3	CDR (%)	11.69	12.21	13.06
	Yield (%)	7.1144	4.9263	0.0504
	WAL	6.11	6.43	6.24
	Modified Duration	4.86	5.04	5.40
	Principal Window	Nov11 - Feb32	Feb12 - Nov31	Aug12 - Aug31
	Principal Writedown	21,321.16 (0.12%)	3,169,724.43 (17.17%)	8,279,232.68 (44.84%)
	Total Collat Loss	84,340,562.47 (19.41%)	87,522,842.63 (20.15%)	92,637,709.38 (21.32%)
Class M-4	CDR (%)	10.34	10.69	11.10
	Yield (%)	7.7761	4.9526	0.0994
	WAL	7.49	7.81	7.36
	Modified Duration	5.59	5.81	6.14
	Principal Window	Mar13 - Jul32	Aug13 - Jun32	Jun14 - Apr32
	Principal Writedown	4,118.62 (0.05%)	2,258,591.48 (26.66%)	4,849,295.25 (57.24%)
	Total Collat Loss	75,883,539.61 (17.47%)	78,103,730.19 (17.98%)	80,679,735.15 (18.57%)
Class M-5	CDR (%)	9.19	9.56	9.90
	Yield (%)	8.5230	4.9715	0.0139
	WAL	7.83	8.02	7.41
	Modified Duration	5.60	5.83	6.13
	Principal Window	Jul13 - Dec32	Feb14 - Nov32	Dec14 - Sep32
	Principal Writedown	40,483.94 (0.52%)	2,603,164.29 (33.29%)	4,926,957.92 (63.00%)
	Total Collat Loss	68,447,842.71 (15.75%)	70,864,109.68 (16.31%)	73,064,343.71 (16.82%)
Class M-7	CDR (%)	7.44	7.68	7.92
	Yield (%)	8.5779	4.9865	0.1960
	WAL	4.49	4.49	4.08
	Modified Duration	3.15	3.24	3.34
	Principal Window	May07 - Jun33	May07 - May33	May07 - May33
	Principal Writedown	54,494.73 (0.40%)	2,529,683.08 (18.78%)	4,614,331.31 (34.26%)
	Total Collat Loss	56,699,827.20 (13.05%)	58,343,023.02 (13.43%)	59,975,856.91 (13.80%)

WAC Cap. The information in the following table has been prepared in accordance with the following assumptions (i) day count convention of actual/360 is applied and (ii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. The Effective WAC Cap includes cashflow from the Supplemental Interest Trust weighted by the class certificate balance of the LIBOR Certificates and 1-month LIBOR remains constant at 20.00%. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

Period	Distribution Date	Effective WAC Cap (%)	Period	Distribution Date	Effective WAC CAP (%)	Period	Distribution Date	Effective WAC CAP (%)
1	May-07	22.66	49	May-11	14.41	97	May-15	8.72
2	Jun-07	21.72	50	Jun-11	14.04	98	Jun-15	8.43
3	Jul-07	21.67	51	Jul-11	14.24	99	Jul-15	8.72
4	Aug-07	21.07	52	Aug-11	13.87	100	Aug-15	8.43
5	Sep-07	20.75	53	Sep-11	13.79	101	Sep-15	8.43
6	Oct-07	20.70	54	Oct-11	13.99	102	Oct-15	8.72
7	Nov-07	20.10	55	Nov-11	13.63	103	Nov-15	8.43
8	Dec-07	20.05	56	Dec-11	13.83	104	Dec-15	8.72
9	Jan-08	19.43	57	Jan-12	13.48	105	Jan-16	8.43
10	Feb-08	19.10	58	Feb-12	13.40	106	Feb-16	8.43
11	Mar-08	19.36	59	Mar-12	13.91	107	Mar-16	9.02
12	Apr-08	18.47	60	Apr-12	13.25	108	Apr-16	8.43
13	May-08	18.45	61	May-12	8.72	109	May-16	8.72
14	Jun-08	17.87	62	Jun-12	8.44	110	Jun-16	8.43
15	Jul-08	17.85	63	Jul-12	8.72	111	Jul-16	8.72
16	Aug-08	17.26	64	Aug-12	8.44	112	Aug-16	8.43
17	Sep-08	16.95	65	Sep-12	8.44	113	Sep-16	8.43
18	Oct-08	16.91	66	Oct-12	8.72	114	Oct-16	8.72
19	Nov-08	16.32	67	Nov-12	8.44	115	Nov-16	8.43
20	Dec-08	16.28	68	Dec-12	8.72	116	Dec-16	8.72
21	Jan-09	15.67	69	Jan-13	8.44	117	Jan-17	8.43
22	Feb-09	15.65	70	Feb-13	8.44	118	Feb-17	8.43
23	Mar-09	16.88	71	Mar-13	9.34	119	Mar-17	9.34
24	Apr-09	16.32	72	Apr-13	8.44	120	Apr-17	8.43
25	May-09	16.89	73	May-13	8.72
26	Jun-09	16.49	74	Jun-13	8.44
27	Jul-09	16.65	75	Jul-13	8.72
28	Aug-09	16.26	76	Aug-13	8.44
29	Sep-09	16.14	77	Sep-13	8.44
30	Oct-09	16.31	78	Oct-13	8.72
31	Nov-09	15.91	79	Nov-13	8.44
32	Dec-09	16.08	80	Dec-13	8.72
33	Jan-10	15.69	81	Jan-14	8.44
34	Feb-10	15.58	82	Feb-14	8.44
35	Mar-10	16.37	83	Mar-14	9.34
36	Apr-10	15.37	84	Apr-14	8.43
37	May-10	15.54	85	May-14	8.72
38	Jun-10	15.16	86	Jun-14	8.43
39	Jul-10	15.34	87	Jul-14	8.72
40	Aug-10	14.96	88	Aug-14	8.43
41	Sep-10	14.86	89	Sep-14	8.43
42	Oct-10	15.04	90	Oct-14	8.72
43	Nov-10	14.67	91	Nov-14	8.43
44	Dec-10	14.86	92	Dec-14	8.72
45	Jan-11	14.48	93	Jan-15	8.43
46	Feb-11	14.39	94	Feb-15	8.44
47	Mar-11	15.21	95	Mar-15	9.34
48	Apr-11	14.21	96	Apr-15	8.44

Excess Spread. The information in the following table has been prepared in accordance with the following assumptions (i) 1-Month LIBOR increases in accordance with the LIBOR Forward Curves as of the close on April 2, 2007, (ii) day count convention of 30/360 is applied, and (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual excess spread on any distribution date will conform to the corresponding rate set forth for that Distribution Date in the following table.

Period	Distribution Date	Excess Spread (%)	Period	Distribution Date	Excess Spread (%)	Period	Distribution Date	Excess Spread (%)
1	May-07	3.63	49	May-11	3.97	97	May-15	4.40
2	Jun-07	3.31	50	Jun-11	3.81	98	Jun-15	4.38
3	Jul-07	3.50	51	Jul-11	3.96	99	Jul-15	4.64
4	Aug-07	3.36	52	Aug-11	3.80	100	Aug-15	4.64
5	Sep-07	3.39	53	Sep-11	3.80	101	Sep-15	4.78
6	Oct-07	3.60	54	Oct-11	3.60	102	Oct-15	5.03
7	Nov-07	3.47	55	Nov-11	3.44	103	Nov-15	5.04
8	Dec-07	3.69	56	Dec-11	3.59	104	Dec-15	5.28
9	Jan-08	3.57	57	Jan-12	3.44	105	Jan-16	5.30
10	Feb-08	3.62	58	Feb-12	3.43	106	Feb-16	5.44
11	Mar-08	4.00	59	Mar-12	3.73	107	Mar-16	5.78
12	Apr-08	3.74	60	Apr-12	3.43	108	Apr-16	5.73
13	May-08	3.96	61	May-12	3.57	109	May-16	5.98
14	Jun-08	3.86	62	Jun-12	3.41	110	Jun-16	6.05
15	Jul-08	4.07	63	Jul-12	3.55	111	Jul-16	6.31
16	Aug-08	3.95	64	Aug-12	3.40	112	Aug-16	6.41
17	Sep-08	3.99	65	Sep-12	3.39	113	Sep-16	6.60
18	Oct-08	4.18	66	Oct-12	3.53	114	Oct-16	6.86
19	Nov-08	4.07	67	Nov-12	3.38	115	Nov-16	7.01
20	Dec-08	4.26	68	Dec-12	3.52	116	Dec-16	7.28
21	Jan-09	4.14	69	Jan-13	3.37	117	Jan-17	7.46
22	Feb-09	4.18	70	Feb-13	3.36	118	Feb-17	7.70
23	Mar-09	4.64	71	Mar-13	3.82	119	Mar-17	8.03
24	Apr-09	4.22	72	Apr-13	3.35	120	Apr-17	8.22
25	May-09	4.40	73	May-13	3.50
26	Jun-09	4.29	74	Jun-13	3.34
27	Jul-09	4.47	75	Jul-13	3.49
28	Aug-09	4.38	76	Aug-13	3.33
29	Sep-09	4.31	77	Sep-13	3.33
30	Oct-09	4.27	78	Oct-13	3.47
31	Nov-09	3.93	79	Nov-13	3.32
32	Dec-09	3.88	80	Dec-13	3.46
33	Jan-10	3.50	81	Jan-14	3.30
34	Feb-10	3.56	82	Feb-14	3.30
35	Mar-10	4.11	83	Mar-14	3.76
36	Apr-10	3.65	84	Apr-14	3.29
37	May-10	3.85	85	May-14	3.43
38	Jun-10	3.71	86	Jun-14	3.28
39	Jul-10	3.89	87	Jul-14	3.42
40	Aug-10	3.76	88	Aug-14	3.35
41	Sep-10	3.78	89	Sep-14	3.43
42	Oct-10	3.97	90	Oct-14	3.67
43	Nov-10	3.81	91	Nov-14	3.61
44	Dec-10	3.97	92	Dec-14	3.85
45	Jan-11	3.82	93	Jan-15	3.81
46	Feb-11	3.82	94	Feb-15	3.91
47	Mar-11	4.29	95	Mar-15	4.47
48	Apr-11	3.81	96	Apr-15	4.14

Prepayment Table for the Offered Certificates

The assumptions for the Prepayment table below are as follows:

▪	Run to maturity

▪	Assumes that the 25th of each month is a business day

▪	Static LIBOR

Class A	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	2.95	1.62	0.96	0.72	0.56	0.44
First Prin Pay	1	1	1	1	1	1
Last Prin Pay	214	161	28	21	16	12

Class M-1	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	6.98	6.14	5.61	4.18	3.18	2.44
First Prin Pay	37	54	46	34	26	20
Last Prin Pay	213	154	121	91	69	53

Class M-2	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	6.96	5.37	4.17	3.10	2.37	1.82
First Prin Pay	37	50	42	31	24	18
Last Prin Pay	204	145	103	77	59	45

Class M-3	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	6.95	5.16	3.90	2.91	2.22	1.70
First Prin Pay	37	45	37	27	21	16
Last Prin Pay	200	142	101	75	57	44

Class M-4	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	6.93	5.01	3.73	2.78	2.12	1.63
First Prin Pay	37	44	35	26	20	15
Last Prin Pay	190	134	96	71	54	42

Class M-5	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	6.91	4.94	3.66	2.72	2.08	1.60
First Prin Pay	37	42	34	25	19	15
Last Prin Pay	184	130	93	69	53	40

Class M-7	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	0.55	0.58	0.60	0.65	0.69	0.65
First Prin Pay	1	1	1	1	1	1
Last Prin Pay	13	14	15	17	16	13

Prepayment Table for the Offered Certificates

The assumptions for the Prepayment table below are as follows:

▪	Run to call; 10% clean-up call is exercised on the first date possible

▪	Assumes that the 25th of each month is a business day

▪	Static LIBOR

Class A	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	2.77	1.48	0.96	0.72	0.56	0.44
First Prin Pay	1	1	1	1	1	1
Last Prin Pay	116	75	28	21	16	12

Class M-1	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	6.35	5.61	4.33	3.25	2.45	1.88
First Prin Pay	37	54	46	34	26	20
Last Prin Pay	116	75	53	40	30	23

Class M-2	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	6.35	4.90	3.83	2.86	2.17	1.67
First Prin Pay	37	50	42	31	24	18
Last Prin Pay	116	75	53	40	30	23

Class M-3	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	6.35	4.70	3.57	2.67	2.02	1.55
First Prin Pay	37	45	37	27	21	16
Last Prin Pay	116	75	53	40	30	23

Class M-4	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	6.35	4.56	3.41	2.55	1.93	1.49
First Prin Pay	37	44	35	26	20	15
Last Prin Pay	116	75	53	40	30	23

Class M-5	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	6.35	4.51	3.34	2.50	1.90	1.46
First Prin Pay	37	42	34	25	19	15
Last Prin Pay	116	75	53	40	30	23

Class M-7	50 PPA	75 PPA	100 PPA	125 PPA	150 PPA	175 PPA
WAL	0.55	0.58	0.60	0.65	0.69	0.65
First Prin Pay	1	1	1	1	1	1
Last Prin Pay	13	14	15	17	16	13

Swap Agreement. Beginning with the payment in May 2007, this transaction will contain a swap agreement with an initial notional amount of approximately $398,827,442. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the Supplemental Interest Trust shall be obligated to pay an amount equal to a per annum rate of 5.05% (on an actual/360 basis) on the scheduled notional amount to the Swap Provider and the Supplemental Interest Trust will be entitled to receive an amount equal to a per annum rate of 1-month LIBOR (on an actual/360 basis) on the scheduled notional amount from the Swap Provider. Only the net amount of the two obligations above will be paid by the appropriate party.

Swap Schedule
Period	Distribution Date	Notional Amount ($)	Period	Distribution Date	Notional Amount ($)
1	May-07	398,827,442	38	Jun-10	39,177,855
2	Jun-07	371,854,087	39	Jul-10	36,943,308
3	Jul-07	347,443,360	40	Aug-10	34,835,921
4	Aug-07	324,462,752	41	Sep-10	32,848,472
5	Sep-07	302,720,081	42	Oct-10	30,974,148
6	Oct-07	282,249,226	43	Nov-10	29,206,522
7	Nov-07	262,927,729	44	Dec-10	27,539,533
8	Dec-07	244,646,401	45	Jan-11	25,967,463
9	Jan-08	227,431,443	46	Feb-11	24,484,917
10	Feb-08	211,142,760	47	Mar-11	23,086,808
11	Mar-08	195,994,426	48	Apr-11	21,768,337
12	Apr-08	182,234,083	49	May-11	20,524,977
13	May-08	169,254,626	50	Jun-11	19,352,457
14	Jun-08	157,011,807	51	Jul-11	18,246,751
15	Jul-08	145,463,884	52	Aug-11	17,204,059
16	Aug-08	134,571,475	53	Sep-11	16,220,798
17	Sep-08	124,297,427	54	Oct-11	15,293,587
18	Oct-08	114,606,693	55	Nov-11	14,419,239
19	Nov-08	105,466,205	56	Dec-11	13,594,746
20	Dec-08	96,844,771	57	Jan-12	12,817,272
21	Jan-09	88,712,963	58	Feb-12	12,084,142
22	Feb-09	84,718,247	59	Mar-12	11,392,832
23	Mar-09	84,718,247	60	Apr -12	10,740,961
24	Apr-09	84,718,247	61	May-12 and thereafter	0
25	May-09	84,002,202
26	Jun-09	79,219,068
27	Jul-09	74,707,740
28	Aug-09	70,452,797
29	Sep-09	66,439,696
30	Oct-09	62,654,713
31	Nov-09	59,084,905
32	Dec-09	55,718,061
33	Jan-10	52,542,661
34	Feb-10	49,547,841
35	Mar-10	46,723,348
36	Apr-10	44,059,515
37	May-10	41,547,218

Selected Mortgage Loan Data(1)(2)

The Mortgage Loans - All Collateral
Scheduled Principal Balance:	$453,676,049
Number of Mortgage Loans:	8,931
Average Scheduled Principal Balance:	$50,798
Weighted Average Gross Coupon:	9.216%
Weighted Average Net Coupon: (3)	8.632%
Weighted Average Current FICO Score:	670
Weighted Average Original LTV Ratio:	19.535%
Weighted Average Combined Original LTV Ratio:	99.273%
Weighted Average Updated Combined LTV Ratio: (4)	90.412%
Weighted Average Stated Remaining Term (months):	201
Weighted Average Seasoning (months):	25

(1)	All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.
(2)	Totals throughout this section may not add due to rounding.
(3)	The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less initial Servicing Fee Rate and the Insurer Premium.
(4)
The Weighted Average Updated Combined LTV Ratio is based on the combined Senior and Junior lien balances at origination over AVMs from March 2007 (for 1.39% of the total pool where no AVM was available Original Combined LTV Ratio was used).

Distribution by Current Principal Balance

Current Principal Balance	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
$25,000 & Below	1,574	$30,683,692	6.76%	9.639%	643	$19,494	99.48%	98.59%	100.00%
$25,001 - $50,000	3,997	142,920,931	31.50	9.516	656	35,757	99.64	97.66	100.00
$50,001 - $75,000	1,727	105,735,800	23.31	9.209	672	61,225	99.43	96.48	100.00
$75,001 - $100,000	879	75,454,559	16.63	9.018	679	85,841	99.36	95.52	100.00
$100,001 - $125,000	400	44,510,380	9.81	8.959	689	111,276	99.41	95.98	100.00
$125,001 - $150,000	208	28,400,757	6.26	8.873	683	136,542	99.23	95.71	100.00
$150,001 - $200,000	130	22,089,611	4.87	8.563	700	169,920	97.70	100.00	100.00
$200,001 & Above	16	3,880,319	0.86	8.090	712	242,520	85.72	100.00	100.00
Total:	8,931	$453,676,049	100.00%	9.216%	670	$50,798	99.27%	96.94%	100.00%

Distribution by Current Rate

Current Rate	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
7.49% & Below	25	$1,995,248	0.44%	6.514%	682	$79,810	86.92%	98.63%	100.00%
7.50 - 7.99%	863	53,504,084	11.79	7.955	723	61,998	98.85	99.49	100.00
8.00 - 8.49%	1,243	73,554,144	16.21	8.226	713	59,175	99.28	99.87	100.00
8.50 - 8.99%	1,678	95,184,647	20.98	8.667	685	56,725	99.31	99.34	100.00
9.00 - 9.49%	1,111	52,018,892	11.47	9.189	656	46,822	99.00	99.40	100.00
9.50 - 9.99%	1,520	74,742,622	16.47	9.702	649	49,173	99.68	90.48	100.00
10.00 - 10.49%	546	25,204,562	5.56	10.202	634	46,162	99.28	88.81	100.00
10.50 - 10.99%	882	39,511,779	8.71	10.703	624	44,798	99.50	95.08	100.00
11.00 - 11.99%	1,055	37,666,253	8.30	11.308	610	35,703	99.75	98.22	100.00
12.00 - 12.49%	8	293,819	0.06	12.000	631	36,727	99.97	100.00	100.00
Total:	8,931	$453,676,049	100.00%	9.216%	670	$50,798	99.27%	96.94%	100.00%

Distribution by Current Credit Score

Current Credit Score	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
760 & Above	697	$45,564,031	10.04%	8.311%	780	$65,372	99.20%	97.19%	100.00%
740 - 759	509	29,693,370	6.55	8.416	749	58,337	99.37	96.67	100.00
720 - 739	736	42,074,424	9.27	8.609	729	57,166	99.42	95.87	100.00
700 - 719	936	50,314,607	11.09	8.858	709	53,755	98.93	95.95	100.00
680 - 699	1,056	55,335,785	12.20	9.162	689	52,401	99.37	96.93	100.00
660 - 679	1,082	54,723,448	12.06	9.422	669	50,576	99.23	96.62	100.00
640 - 659	945	44,849,535	9.89	9.623	649	47,460	99.11	96.88	100.00
620 - 639	664	32,292,199	7.12	9.666	630	48,633	99.38	98.03	100.00
600 - 619	542	23,850,776	5.26	9.807	610	44,005	99.29	97.98	100.00
580 - 599	444	19,231,903	4.24	9.849	590	43,315	98.90	98.74	100.00
579 & Below	1,320	55,745,970	12.29	9.959	535	42,232	99.62	97.24	100.00
Total:	8,931	$453,676,049	100.00%	9.216%	670	$50,798	99.27%	96.94%	100.00%

Distribution by Lien

Lien	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
2	8,931	$453,676,049	100.00%	9.216%	670	$50,798	99.27%	96.94%	100.00%
Total:	8,931	$453,676,049	100.00%	9.216%	670	$50,798	99.27%	96.94%	100.00%

Distribution by Combined Original LTV

Combined Original LTV	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
60.0000% & Below	2	$109,360	0.02%	11.122%	691	$54,680	39.20%	24.74%	100.00%
60.0001 - 70.0000%	1	197,153	0.04	9.250	582	197,153	67.90	100.00	100.00
70.0001 - 80.0000%	9	1,634,911	0.36	7.296	710	181,657	77.07	100.00	100.00
80.0001 - 85.0000%	19	1,933,104	0.43	8.641	673	101,742	82.65	100.00	100.00
85.0001 - 90.0000%	178	11,571,427	2.55	8.766	680	65,008	89.40	97.54	100.00
90.0001 - 95.0000%	310	17,337,655	3.82	8.971	673	55,928	94.59	97.46	100.00
95.0001 - 100.0000%	8,412	420,892,440	92.77	9.249	670	50,035	99.93	96.89	100.00
Total:	8,931	$453,676,049	100.00%	9.216%	670	$50,798	99.27%	96.94%	100.00%

Distribution by Updated Combined LTV(1)
Updated Combined LTV (1)	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Weighted Avg. Updated Combined LTV (1)	Pct. Full Doc	Pct. Owner Occupied
60.0000% & Below	157	$4,742,824	1.05%	9.536%	675	$30,209	98.24%	53.50%	96.98%	100.00%
60.0001 - 70.0000%	458	18,259,787	4.02	9.126	673	39,869	96.92	66.26	98.27	100.00
70.0001 - 80.0000%	1,512	67,493,420	14.88	9.192	671	44,639	98.93	75.93	98.32	100.00
80.0001 - 85.0000%	1,156	55,925,790	12.33	9.149	674	48,379	99.21	82.74	97.79	100.00
85.0001 - 90.0000%	1,427	72,537,750	15.99	9.222	669	50,832	99.42	87.66	96.36	100.00
90.0001 - 95.0000%	1,573	82,771,304	18.24	9.190	670	52,620	99.45	92.51	97.66	100.00
95.0001 - 100.0000%	1,377	75,980,804	16.75	9.259	670	55,179	99.78	97.67	95.60	100.00
100.0001% & Above	1,271	75,964,370	16.74	9.271	668	59,767	99.42	110.12	95.86	100.00
Total:	8,931	$453,676,049	100.00%	9.216%	670	$50,798	99.27%	90.41%	96.94%	100.00%
(1)
The Weighted Average Updated Combined LTV is based on the combined Senior and Junior lien balances at origination over AVMs from March 2007 (for 1.39% of the total pool where no AVM was available Original Combined LTV was used).

Distribution by Original LTV

Original LTV	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
10.00% & Below	155	$6,948,516	1.53%	8.738%	679	$44,829	89.35%	95.90%	100.00%
10.01 - 15.00%	313	18,812,369	4.15	8.955	674	60,103	93.24	97.66	100.00
15.01 - 20.00%	7,763	398,362,041	87.81	9.223	671	51,315	99.70	96.79	100.00
20.01 - 25.00%	698	29,166,138	6.43	9.429	659	41,785	99.89	98.65	100.00
25.01 - 30.00%	2	386,986	0.09	7.835	685	193,493	82.68	100.00	100.00
Total:	8,931	$453,676,049	100.00%	9.216%	670	$50,798	99.27%	96.94%	100.00%

Distribution by Documentation

Documentation	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Full/Alt Doc	8,693	$439,786,297	96.94%	9.195%	670	$50,591	99.28%	100.00%	100.00%
Siva	238	13,889,753	3.06	9.892	679	58,360	99.20	0.00	100.00
Total:	8,931	$453,676,049	100.00%	9.216%	670	$50,798	99.27%	96.94%	100.00%

Distribution by Purpose

Purpose	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Purchase	7,895	$407,643,231	89.85%	9.190%	672	$51,633	99.44%	96.62%	100.00%
Cashout Refi	802	36,343,651	8.01	9.454	652	45,316	97.99	99.73	100.00
Rate/Term Refi	234	9,689,168	2.14	9.446	657	41,407	97.00	100.00	100.00
Total:	8,931	$453,676,049	100.00%	9.216%	670	$50,798	99.27%	96.94%	100.00%

Distribution by Occupancy

Occupancy	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Owner Occupied	8,931	$453,676,049	100.00%	9.216%	670	$50,798	99.27%	96.94%	100.00%
Total:	8,931	$453,676,049	100.00%	9.216%	670	$50,798	99.27%	96.94%	100.00%

Distribution by Property Type

Property Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Single Family	5,604	$272,740,391	60.12%	9.223%	668	$48,669	99.26%	96.78%	100.00%
PUD	2,163	113,293,642	24.97	9.325	668	52,378	99.39	97.27	100.00
Condo	932	52,862,555	11.65	9.016	684	56,719	99.55	96.99	100.00
2-4 Family	232	14,779,462	3.26	8.983	675	63,705	97.58	97.12	100.00
Total:	8,931	$453,676,049	100.00%	9.216%	670	$50,798	99.27%	96.94%	100.00%

Distribution by State

State	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
CA	2,294	$193,425,243	42.64%	8.880%	689	$84,318	99.07%	96.10%	100.00%
TX	922	28,998,162	6.39	9.768	649	31,451	99.63	98.66	100.00
FL	508	23,691,560	5.22	9.275	669	46,637	99.40	93.39	100.00
CO	380	17,093,932	3.77	9.468	650	44,984	99.39	98.38	100.00
WA	295	13,433,736	2.96	9.310	671	45,538	99.64	99.32	100.00
GA	356	13,261,074	2.92	9.743	644	37,250	99.73	98.80	100.00
OR	329	12,118,515	2.67	9.090	676	36,834	99.58	98.11	100.00
NC	330	11,144,562	2.46	9.811	642	33,771	99.78	98.78	100.00
NY	170	10,975,149	2.42	8.920	673	64,560	96.47	98.83	100.00
TN	403	10,895,201	2.40	8.775	641	27,035	99.67	99.14	100.00
Other	2,944	118,638,916	26.15	9.537	656	40,299	99.53	97.24	100.00
Total:	8,931	$453,676,049	100.00%	9.216%	670	$50,798	99.27%	96.94%	100.00%

Distribution by Zip

Zip	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
92126	17	$1,623,482	0.36%	8.764%	695	$95,499	99.84%	100.00%	100.00%
92677	13	1,578,338	0.35	8.383	703	121,411	97.49	95.13	100.00
92592	17	1,576,457	0.35	9.051	685	92,733	99.67	95.18	100.00
92563	21	1,533,730	0.34	9.263	680	73,035	99.66	93.96	100.00
91913	15	1,435,360	0.32	8.879	669	95,691	99.67	100.00	100.00
92078	15	1,372,951	0.30	8.869	700	91,530	98.96	94.43	100.00
92336	17	1,250,147	0.28	8.950	687	73,538	99.38	100.00	100.00
91709	14	1,243,609	0.27	8.869	711	88,829	99.67	87.98	100.00
91915	11	1,232,876	0.27	8.738	672	112,080	99.90	100.00	100.00
92345	20	1,205,466	0.27	9.377	680	60,273	99.99	94.78	100.00
Other	8,771	439,623,632	96.90	9.226	670	50,122	99.27	96.96	100.00
Total:	8,931	$453,676,049	100.00%	9.216%	670	$50,798	99.27%	96.94%	100.00%

Distribution by Remaining Months to Maturity

Remaining Months To Maturity	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
1 - 180	2,492	$108,535,131	23.92%	9.282%	662	$43,553	99.29%	98.18%	100.00%
181 - 240	6,437	345,021,471	76.05	9.196	673	53,600	99.27	96.55	100.00
241 - 360	2	119,448	0.03	8.050	702	59,724	99.70	100.00	100.00
Total:	8,931	$453,676,049	100.00%	9.216%	670	$50,798	99.27%	96.94%	100.00%

Distribution by Amortization Type

Amortization Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
10 Yr Fixed	2	$57,029	0.01%	9.128%	743	$28,515	100.00%	100.00%	100.00%
15 Yr Fixed	94	3,294,479	0.73	9.200	682	35,048	99.69	100.00	100.00
20 Yr Fixed	352	13,005,030	2.87	9.388	664	36,946	99.35	97.85	100.00
30 Yr Fixed	2	119,448	0.03	8.050	702	59,724	99.70	100.00	100.00
Fixed Balloon 20/15	1	23,435	0.01	8.375	523	23,435	100.00	100.00	100.00
Fixed Balloon 30/10	21	847,134	0.19	9.294	674	40,340	99.47	100.00	100.00
Fixed Balloon 30/15	2,374	104,313,053	22.99	9.284	661	43,940	99.28	98.11	100.00
Fixed Balloon 30/20	6,085	332,016,441	73.18	9.189	673	54,563	99.26	96.50	100.00
Total:	8,931	$453,676,049	100.00%	9.216%	670	$50,798	99.27%	96.94%	100.00%

Distribution by Seasoning

Seasoning	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Weighted Avg. Updated Combined LTV (1)	Pct. Full Doc	Pct. Owner Occupied
20	7	$265,856	0.06%	9.180%	700	$37,979	100.00%	84.17%	100.00%	100.00%
21	1,912	102,895,745	22.68	9.378	671	53,816	99.32	92.80	86.52	100.00
22	1,490	79,974,121	17.63	9.303	671	53,674	99.26	91.96	100.00	100.00
23	1,019	59,627,293	13.14	8.855	685	58,515	99.38	92.00	100.00	100.00
24	963	48,840,599	10.77	9.366	661	50,717	99.22	90.38	100.00	100.00
25	830	40,751,028	8.98	9.436	656	49,098	99.17	89.10	100.00	100.00
26	44	2,184,932	0.48	9.095	683	49,658	99.43	89.36	100.00	100.00
27	14	648,967	0.14	8.999	681	46,355	99.49	87.75	100.00	100.00
28	20	1,095,211	0.24	9.079	644	54,761	99.49	88.21	100.00	100.00
29	16	894,636	0.20	8.922	703	55,915	99.57	110.59	100.00	100.00
30	796	35,036,345	7.72	9.189	665	44,016	99.11	89.17	100.00	100.00
31	797	34,532,277	7.61	9.169	665	43,328	99.44	87.03	99.93	100.00
32	926	42,261,718	9.32	8.919	677	45,639	99.18	84.91	100.00	100.00
33	92	4,427,469	0.98	8.703	681	48,125	99.28	84.61	100.00	100.00
34	4	213,315	0.05	9.398	651	53,329	98.49	83.46	100.00	100.00
35	1	26,537	0.01	8.500	777	26,537	100.00	91.82	100.00	100.00
Total:	8,931	$453,676,049	100.00%	9.216%	670	$50,798	99.27%	90.41%	96.94%	100.00%

You should rely only on the information contained in or incorporated by reference into this free writing prospectus or the prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this free writing prospectus or the prospectus as of any date other than the date stated on the cover page. We are not offering the securities in any states where it is not permitted.
_____________________________

FFMLT 2007-FFB-SS
Issuing Entity

GS Mortgage Securities Corp.
Depositor

Goldman Sachs Mortgage Company
Sponsor

Home Loan Services, Inc.
Servicer
_____________________________

$394,266,000
(Approximate)(1)

FFMLT 2007-FFB-SS

$302,813,000 Class A
$33,236,000 Class M-1
$9,992,000 Class M-2
$18,465,000 Class M-3
$8,472,000 Class M-4
$7,820,000 Class M-5
$13,468,000 Class M-7
Variable Rate Certificates

_____________________________

FREE WRITING SUPPLEMENT
_____________________________

Goldman, Sachs & Co.
_____________________
(1) Subject to a variance of +/-10%.